                                  SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant.
Filed by a party other than the registrant.

Check the appropriate box:

 .    Preliminary proxy statement
 .    Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
 .    Definitive proxy statement
 .    Definitive additional materials
 .    Soliciting material pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          ISLE OF CAPRI CASINOS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

 .    No fee required.

 .    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Isle of Capri Casinos, Inc. common stock, $0.01 par value per share

    (2) Aggregate number of securities to which transaction applies: 6,300,000 (subject to adjustment as described in the proxy statement)

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $ $12.53 per share, based on the average of the high and low prices on December 19, 1999, as reported on the Nasdaq National Market

    (4) Proposed maximum aggregate value of transaction: $78,939,000

    (5) Total fee paid: $15,789.38

 .   Fee paid previously with preliminary materials.

 .   Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: $
    (2) Form, schedule or registration statement no.:
    (3) Filing party:
    (4) Date filed:

                          ISLE OF CAPRI CASINOS, INC.
                             1641 Popps Ferry Road
                           Biloxi, Mississippi 39532
                                 (228) 396-7000

                 PROPOSED MERGER - YOUR VOTE IS VERY IMPORTANT



To Isle of Capri Casinos, Inc. stockholders:

     This proxy statement relates to a merger agreement between Isle of Capri Casinos, Inc. and BRDC, Inc. pursuant to which BRDC will merge with Isle of Capri. Isle of Capri will continue as the surviving corporation. Under the terms of the merger agreement, BRDC shareholders will receive shares of Isle of Capri common stock in exchange for their shares of BRDC common stock.

     Isle of Capri is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies for use at a special meeting of its stockholders to be held on January __, 2000 to consider the approval of the merger agreement and the related issuance of Isle of Capri common stock.

     BRDC indirectly owns a 50% interest in a joint venture that operates Lady Luck Bettendorf, a riverboat casino on the Mississippi River and a hotel and related facilities located in Bettendorf, Iowa. Lady Luck Gaming Corporation, a publicly-traded operator of distinctly themed dockside and riverboat casinos and related entertainment and lodging facilities indirectly owns the remaining 50% interest in the joint venture. Lady Luck has entered into a merger agreement with Isle of Capri and a subsidiary of Isle of Capri whereby Lady Luck would become a wholly owned subsidiary of Isle.

     BRDC is wholly owned by Robert S. Goldstein, a member of Isle of Capri's board of directors, and family members of Robert S. Goldstein and Bernard Goldstein, Chairman of the Board and Chief Executive Officer of Isle of Capri. Because Isle of Capri's board of directors was aware of the potential conflict of interest presented by this transaction, the board of directors formed a special committee consisting of two independent directors to evaluate the transaction and negotiate the merger agreement.

     Both the special committee and Isle of Capri's board of directors, by a unanimous vote in each case, have approved the merger agreement and recommend that Isle of Capri stockholders vote FOR adoption of the merger agreement and the related issuance of Isle of Capri common stock.

     Only Isle of Capri's stockholders of record at the close of business on December __, 1999 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

     Whether or not you plan to attend the special meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

     We encourage you to read this document carefully.

     Thank you for your continued interest and support.


----------------------------------     -----------------------------------
W. Randolph Baker                      Emanuel Crystal
Director and Member of the             Director and Member of the
Special Committee                      Special Committee

                   -----------------------------------

               Proxy statement dated December __, 1999 and first mailed to stockholders on or about December __, 1999.

                          ISLE OF CAPRI CASINOS, INC.
                             1641 Popps Ferry Road
                           Biloxi, Mississippi 39532
                                 (228) 396-7000

                   -----------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY __, 2000
                   -----------------------------------------

To Isle of Capri Casinos, Inc. stockholders:

     Isle of Capri Casinos, Inc. and BRDC, Inc. have entered into a merger agreement. Under the terms of the merger agreement, BRDC will merge with Isle of Capri and Isle of Capri will continue as the surviving corporation. BRDC shareholders will receive up to 6,300,000 shares of Isle of Capri common stock in connection with the merger subject to calculation based on the formula discussed in the attached proxy statement.

     Isle of Capri has scheduled a special meeting of its stockholders to consider the approval and adoption of the merger agreement, the issuance of Isle of Capri common stock in connection with the merger and such other business as may be properly brought before the special meeting. These items of business are described in the attached proxy statement.

     The date, time and place of the special meeting are as follows:

                                January __, 2000
                             _____ a.m., local time
                        Isle of Capri Crowne Plaza Hotel
                                151 Beach Blvd.
                           Biloxi, Mississippi 39530

     Your vote is important. Please complete, sign, date and return the enclosed proxy card as soon as possible to make sure your shares are represented. If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from the broker to change or revoke your proxy.


                                    By Order of the Board of Directors,



                                    BERNARD GOLDSTEIN
                                    Chairman and Chief Executive Officer
Biloxi, Mississippi
December __, 1999

 -----------------------------------------------------------------------------
   Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card in the accompanying self-addressed stamped envelope as soon as possible.
 -----------------------------------------------------------------------------

        QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE MERGER


Q:   Why am I receiving these materials?

A: This proxy statement is soliciting your approval of the merger agreement between our company and BRDC and the issuance of Isle of Capri common stock in connection with the merger. Under Delaware corporate law, the merger cannot be completed without the approval of our stockholders.

Q:   What will happen in the merger?

A: BRDC will be merged with our company and our company will continue as the surviving corporation. After completion of both the merger and our pending acquisition of Lady Luck Gaming Corporation, we will own 100% of the Lady Luck Bettendorf riverboat casino, hotel and related facilities located in Bettendorf, Iowa.

Q:   When do you expect the merger to be completed?

A: We are working to complete the merger as soon as possible. A number of conditions must be satisfied before we can complete the merger, including approval of the merger by our stockholders and the Iowa Racing and Gaming Commission. Although we cannot predict when all of the conditions to the merger will be satisfied, we hope to complete this merger and our acquisition of Lady Luck Gaming Corporation during the first calendar quarter of 2000.

Q: How does Isle of Capri's board of directors recommend that I vote my shares?

A: Our board of directors recommends that you vote FOR the approval of the merger agreement and the related issuance of Isle of Capri common stock. Our board of directors based its recommendation and approval of the merger, in part, on the recommendation of a special committee of the board of directors consisting of two independent directors.

Q:   Why was a special committee of the board of directors formed?

A: The special committee was formed because of the potential conflicts of interest presented by the merger. Robert S. Goldstein, a member of our board of directors, owns 25% of the outstanding shares of BRDC common stock. All shares of BRDC common stock not owned by Robert S. Goldstein are owned by other family members of Robert S. Goldstein and Bernard Goldstein, our Chairman of the Board and Chief Executive Officer. The special committee of independent directors has determined that the merger is fair to you and in your best interest.

Q:   What should I do now?

A: You should read this proxy statement. Then, if you chose to vote by proxy, you should complete your proxy card and indicate how you want to vote. Please sign and mail the proxy card in the enclosed return envelope as soon as possible.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A: Your broker will not vote your shares unless you tell the broker how to vote. To do so, follow the directions your broker provides you.

Q:   How can I change my vote after I have mailed my signed proxy card?

A: You may change your vote by signing another proxy card and returning it by mail prior to the special meeting or attending the special meeting and voting your shares in person.

Q:   Who can I contact if I have further questions?

A:   For questions regarding the merger, you should contact:

        Allan B. Solomon               Rex Yeisley
        Isle of Capri Casinos, Inc.    Isle of Capri Casinos, Inc.
        Executive Vice President       Chief Financial Officer
        (561) 995-6660                 (228) 436-7052

     For questions regarding the procedures for voting your shares, including questions relating to your proxy, you should contact:

        D.F. King & Co., Inc.
        77 Water Street
        New York, New York 10005
        (800) 994-3227

                               TABLE OF CONTENTS

                                                                                                                    Page
SUMMARY...........................................................................................................     1
 The Companies....................................................................................................     1
 The Special Meeting..............................................................................................     1
 Interests of Isle of Capri Directors and Officers in the Merger that Are  Different from Your Interests..........     2
 Recommendation to Stockholders...................................................................................     2
 Reasons for the Merger...........................................................................................     2
 Opinion of the Special Committee's Financial Advisor.............................................................     3
 The Merger and the Merger Agreement..............................................................................     3

ISLE OF CAPRI CASINOS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.......................................     5

BRDC, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA........................................................     8

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA.......................................................................    10

THE COMPANIES.....................................................................................................    12
 Isle of Capri Casinos, Inc.......................................................................................    12
 BRDC, Inc........................................................................................................    12

SPECIAL FACTORS TO CONSIDER WHEN DECIDING HOW TO VOTE.............................................................    13
 Dilution to Existing Stockholders; Impact on Market Value of Isle of Capri Common Stock..........................    13
 Consequences if the Merger is not Approved.......................................................................    14

THE SPECIAL MEETING...............................................................................................    14
 Date, Time and Place.............................................................................................    14
 Purpose of the Special Meeting...................................................................................    14
 Voting Rights of Stockholders; Votes Required for Approval.......................................................    15
 Giving and Revoking Your Proxy; Solicitation.....................................................................    16
 No Appraisal or Preemptive Rights................................................................................    16

THE MERGER........................................................................................................    17
 Background of the Merger.........................................................................................    17
 Interests of Isle of Capri Directors and Officers in the Merger that Are Different from Your Interests...........    19
 Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger.......................    20
 Opinion of the Special Committee's Financial Advisor.............................................................    20
 Dilution to Public Stockholders; Impact on Market Value of Isle of Capri Common Stock............................    26
 Tax Treatment....................................................................................................    27
 Anticipated Accounting Treatment.................................................................................    27
 Structure of the Merger..........................................................................................    27
 When the Merger Becomes Effective................................................................................    27
 Conversion of BRDC Common Stock..................................................................................    27

MATERIAL TERMS OF THE MERGER AGREEMENT............................................................................    28

 Representations and Warranties.............................................  28
 Conduct of Business Covenants..............................................  30
 Indemnification............................................................  31
 Loan Repayment; BRDC Shareholder Guarantees................................  31
 Resale Restrictions........................................................  31
 Other Covenants............................................................  31
 Conditions to Completion of the Merger.....................................  32
 Termination of the Merger Agreement........................................  32
 Expenses...................................................................  33
 Modification or Amendment to the Merger Agreement..........................  33
 Regulatory Requirements....................................................  33

RELATED PARTY TRANSACTIONS..................................................  34

OWNERSHIP OF OUR CAPITAL STOCK..............................................  35

MARKET PRICES AND DIVIDEND INFORMATION......................................  37

ADDITIONAL INFORMATION......................................................  37
 Deadline for Isle of Capri Stockholder Proposals...........................  37
 Incorporation of Information We File with the SEC..........................  37
 Forward-Looking Statements.................................................  38
 Where You Can Find More Information........................................  39

UNAUDITED PRO FORMA FINANCIAL DATA..........................................  40

ANNEXES:

     Annex A:  Agreement and Plan of Merger.......................................  A-1
     Annex B:  Opinion of CIBC World Markets Corp.................................  B-1
     Annex C:  Management's Discussion and Analysis of Financial
               Condition and Results of Operations of BRDC, Inc...................  C-1
     Annex D:  BRDC, Inc.'s Consolidated Balance Sheets as of
               December 31, 1998 and 1997 and Consolidated
               Statements of Operations for the years ended
               December 31, 1998, 1997 (unaudited) and 1996
               (unaudited)........................................................  D-1
     Annex E:  BRDC, Inc.'s Consolidated Balance Sheets as of
               September 30, 1999 (unaudited) and December 31, 1998
               and Consolidated Statements of Operations for the
               three and nine months ended September 30, 1999
               and 1998 (unaudited)...............................................  E-1
     Annex F:  Lady Luck Bettendorf, L.C. Selected Historical
               Consolidated Financial Data........................................  F-1
     Annex G:  Management's Discussion and Analysis of Financial
               Condition and Results of Operations of Lady Luck
               Bettendorf, L.C....................................................  G-1
     Annex H:  Lady Luck Bettendorf, L.C.'s Consolidated Balance
               Sheets as of December 31, 1998 and 1997 and Consolidated
               Statements of Operations for the years ended
               December 31, 1998, 1997 and 1996...................................  H-1
     Annex I:  Lady Luck Bettendorf, L.C.'s Consolidated Balance
               Sheets as of September 30, 1999 (unaudited) and
               December 31, 1998 and Consolidated Statements of Operations
               for the three and nine months ended September 30, 1999
               and 1998 (unaudited)...............................................  I-1
     Annex J:  Lady Luck Gaming Corporation Selected Historical
               Consolidated Financial Data........................................  J-1

                                    SUMMARY

  This summary highlights some of the information from this proxy statement and may not contain all of the information that is important to you. To understand the merger better and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including the annexes and other documents to which we have referred you. See "Additional Information--Where You Can Find More Information" for more details.

The Companies

Isle of Capri Casinos, Inc.
1641 Popps Ferry Road
Biloxi, Mississippi 39532
Telephone: (228) 396-7000

  We are a leading developer, owner and operator of branded gaming and related lodging and entertainment facilities in growing markets in the United States. We wholly own and operate five gaming facilities located in Lake Charles and Bossier City, Louisiana and Biloxi, Vicksburg and Tunica County, Mississippi. We also own a 57% interest in and operate a gaming facility in Black Hawk, Colorado. Each of these six gaming facilities operates under the name "Isle of Capri" and features our distinctive tropical island theme. In addition, we wholly own and operate a pari-mutuel harness racing facility in Pompano Beach, Florida and own a 50% interest in and operate gaming activities aboard a cruise ship based in New Orleans, Louisiana.

BRDC, Inc.
2117 State Street
Bettendorf, Iowa 52722
Telephone: (319) 344-5100

  BRDC indirectly owns a 50% interest in Lady Luck Bettendorf, L.C., a joint venture that operates the Lady Luck Bettendorf riverboat casino, hotel and related facilities located in Bettendorf, Iowa. BRDC indirectly owns and leases to the joint venture all of the real property used by Lady Luck Bettendorf.

  Lady Luck Gaming Corporation, with whom we have entered into a merger agreement with our subsidiary and expect to close at the same time the merger is completed, indirectly owns the remaining 50% interest in the joint venture. After completion of both this merger and the merger with Lady Luck Gaming Corporation, we will own 100% of the joint venture and all of the assets used in the operation of the Lady Luck Bettendorf.

The Special Meeting

Date, Time and Place

January ___, 2000
       a.m., local time
Isle of Capri Crowne Plaza Hotel
151 Beach Blvd.
Biloxi, Mississippi 39530

Purpose of the Special Meeting

  At the special meeting, you will be asked to consider and vote upon the following matters:

 . the approval and adoption of the merger agreement pursuant to which BRDC will be merged into our company with our company continuing as the surviving corporation; and

 . such other business as may be properly brought before the special meeting.

Record Date

  The close of business on December___, 1999 is the record date for the special meeting. Only our stockholders of record on the record date are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were [23,880,814] issued and outstanding shares of Isle of Capri common stock.

Vote Required; Quorum

  Each stockholder on the record date is entitled to one vote on each matter submitted to a vote at the special meeting for each share of Isle of Capri common stock then held. A majority of shares of Isle of Capri common stock outstanding on the record date constitutes a quorum at the special meeting.

  If a quorum is present at the special meeting, the affirmative vote of a majority of the shares of Isle of Capri common stock outstanding on the record date is required to approve and adopt the merger agreement.

Interests of Isle of Capri Directors and Officers in the Merger that Are Different from Your Interests

  Bernard Goldstein, our Chairman of the Board and Chief Executive Officer, and Robert S. Goldstein, the son of Bernard Goldstein and a member of our board of directors, have interests in the merger that are different from your interests.

  Robert S. Goldstein and other members of the Goldstein family own 100% of the outstanding shares of BRDC common stock and will receive all of the shares of Isle of Capri common stock issued in connection with the merger. In addition, in connection with the merger, we will provide funds to BRDC to allow BRDC to repay a loan in the amount of approximately $3.2 million from Valley Corporation, a company owned and controlled by the Goldstein family. These matters are more fully described under "The Merger--Interests of Isle of Capri Directors and Officers in the Merger that Are Different from Your Interests."

  As of the record date for the special meeting, Bernard Goldstein, Robert S. Goldstein, Valley Corporation and members of the Goldstein family were the record owners of an aggregate of [7,826,434] shares of Isle of Capri common stock (approximately [33%] of the outstanding shares of Isle of Capri common stock). All of such persons have informed us that they intend to vote all of their shares FOR approval of the merger agreement.

  The special committee and our board of directors were aware of these interests and considered them, among other matters, when approving the merger agreement.

Recommendation to Stockholders

  A special committee of independent directors and our board of directors, in both cases by a unanimous vote, have determined that the merger agreement and the merger are in the best interests of our company and our stockholders. Accordingly, the special committee and our board of directors approved the merger agreement and recommend that you vote your shares FOR approval of the merger agreement. See "The Merger--Background of the Merger" and "--Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger."

Reasons for the Merger

  The special committee and our board of directors, in reaching their decisions to approve the merger agreement, consulted with their legal counsel and financial advisor as well as our company's management and considered many factors, including the following material factors (the order does not reflect their relative significance):

 . Prospects of Lady Luck Bettendorf: The financial performance, business operations and prospects of Lady Luck Bettendorf;

 . Elimination of Potential Conflict of Interest: The potential conflict of interest of being joint venture partners with a company owned by the Goldstein family in the event that we do not acquire BRDC's 50% interest in Lady Luck Bettendorf at the same time we acquire Lady Luck Gaming Corporation's indirect 50% interest in Lady Luck Bettendorf; and

 . Terms of Merger Agreement: The terms of the merger agreement, including our right to terminate the merger agreement if our stockholders do not approve the merger or if the Lady Luck Gaming Corporation merger does not close.

Opinion of the Special Committee's Financial Advisor

  The special committee has received an opinion of its financial advisor, CIBC World Markets Corp., as to the fairness from a financial point of view, to Isle of Capri of the exchange ratio which will be used to evaluate calculate the aggregate number of shares of Isle of Capri common stock which BRDC shareholders will receive in the merger. The full text of CIBC World Markets' written opinion dated December 19, 1999 is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CIBC World Markets' opinion is directed to the special committee and does not constitute a recommendation to any stockholder as to any matter relating to the merger.

The Merger and the Merger Agreement

  The merger agreement is attached as Annex A to this proxy statement. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

What BRDC Shareholders Will Receive in the Merger

  Upon completion of the merger, each share of BRDC common stock will be converted into and become exchangeable for Isle of Capri common stock. BRDC shareholders will receive, in the aggregate, up to 6,300,000 shares of Isle of Capri common stock subject to adjustment based upon:

 . the amount of net income Lady Luck Bettendorf earns from October 1, 1999 through the effective time of the merger;

 . the amount of debt that BRDC has at the effective time of the merger; and

 . the amount of cash Lady Luck Bettendorf distributes to its members after September 30, 1999.

  As of the date of this proxy statement, the merger agreement provides for the issuance of 6,210,000 shares of Isle of Capri common stock. The exact number of shares to be issued cannot be determined until the effective time because of the adjustments above and because the BRDC shareholders have the right to withdraw up to $10 million in cash which would reduce the number of shares of Isle of Capri common stock to be issued.

What We Need to Do to Complete the Merger

  We will complete the merger only if the conditions set forth in the merger agreement are satisfied or, if permissible, waived. These conditions include:

 . approval by our stockholders of the merger agreement;

 . the absence of legal prohibitions to the merger;

 . receipt of necessary antitrust approvals;

 . receipt of the Iowa Racing and Gaming Commission's approval;

 . completion of our acquisition of Lady Luck Gaming Corporation;

 . absence of any material adverse change in the business, properties, condition
  (financial or otherwise), prospects or results of operations of BRDC and Lady Luck Bettendorf, taken as a whole, other than the financial performance or prospects of Lady Luck Bettendorf;

 . the continued accuracy of the representations and warranties of each party;
  and

 . the performance by each party of its obligations under the merger agreement including as to BRDC, receipt of consents to the merger under BRDC's material agreements.

  At any time before the merger, to the extent legally allowed, we may waive compliance with any of the conditions contained in the merger agreement without your approval. As of the date of this proxy statement, we do not expect that any condition will be waived.

Termination of the Merger Agreement

  We can agree with BRDC to terminate the merger agreement at any time without completing the merger.

  We can terminate the merger agreement, without BRDC's consent, for any of the reasons listed above as well as if any state gaming authority revokes any of Lady Luck Bettendorf's licenses or permits or imposes fines, penalties or restrictions that would reasonably be expected to have a material adverse effect on the business of Lady Luck Bettendorf; or

  Either BRDC or our company can, without the consent of the other, terminate the merger agreement if:

 . the special meeting is held and our stockholders do not approve the merger agreement;

 . the merger is not completed before the "outside date," which is defined in the merger agreement as December 31, 2000 and which can be extended/extended to June 30, 2001 if our separate merger agreement with Lady Luck Gaming Corporation remains in effect and either party notifies the other party that it wants to extend the outside date;

 . any order permanently restraining, enjoining or otherwise prohibiting completion of the merger has become final and non-appealable; or

 . the other party materially breaches the merger agreement and cannot or does not correct the breach within a 30-day cure period.

Dilution to Existing Stockholders; Impact on Market Value of Isle of Capri Common Stock

  The issuance of the new shares of Isle of Capri common stock to BRDC shareholders in connection with the merger will cause dilution of the voting power of our current stockholders. In addition, the issuance of Isle of Capri common stock in connection with the merger could cause a decline in the market value of Isle of Capri common stock because of the increased concentration of ownership by our largest related stockholders after the merger.

Tax Treatment

  No income, gain or loss will be recognized by our company or our stockholders as a result of the merger for U.S. federal income tax purposes.

Anticipated Accounting Treatment

  We will account for the merger under the purchase method of accounting. Under that method of accounting, the aggregate consideration that we pay to shareholders of BRDC will be allocated to BRDC's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

ISLE OF CAPRI CASINOS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table presents the selected historical consolidated financial data of Isle of Capri for the five fiscal years ended April 30, 1995, April 30, 1996, April 27, 1997, April 26, 1998 and April 25, 1999. This data is derived from our audited consolidated financial statements and the notes to those statements. The table also presents our selected historical consolidated financial data for the six fiscal months ended October 25, 1998 and October 24, 1999. This data is derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Isle of Capri considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six fiscal months ended October 25, 1998 and October 24, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year ending April 30, 2000. This information should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and the related notes included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended April 25, 1999, which is incorporated by reference into this proxy statement. See "Incorporation of Information Isle of Capri Files with the SEC."

                                                                                                          Six Fiscal
                                                           Fiscal Year Ended                             Months Ended
                                       ---------------------------------------------------------   -------------------------
                                       April 30,   April 30,   April 27,   April 26,   April 25,   October 25,   October 24,
                                        1995(1)     1996(1)     1997(1)     1998(1)     1999(1)      1998(1)       1999(1)
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
                                                           (Dollars in millions, except per share data)
Income Statement Data:

Revenue:
  Casino............................   $  117.6    $  123.9    $  322.7    $   388.2   $  424.4    $    195.9    $    269.8
  Pari-mutual commissions and fees..         --        15.1        19.4         22.6       21.4           8.0           8.4
  Rooms, food, beverage and other...        9.9        19.0        31.3         30.0       34.6          17.1          19.0
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
      Total revenue.................      127.5       158.0       373.4        440.8      480.4         221.0         297.2

Operating expenses:                          --          --          --           --         --            --            --
  Gaming taxes......................       13.9        15.1        61.8         78.6       86.9          40.4          53.7
  Casino, rooms, food, beverage
   and other........................       84.1       115.3       246.5        267.5      284.3         131.9         177.5
  Valuation charge(2)...............         --         9.3         7.0           --        5.1            --            --
  Restructuring charge(3)...........         --         2.5          --           --         --            --            --
  Accrued litigation settlement
   (reversal)(4)....................         --          --          --           --       (4.2)           --            --
  Preopening expenses(5)............        0.5         1.3         2.5           --        3.3            --           3.4
  Depreciation and amortization.....        8.9        12.1        27.1         33.6       36.3          17.1          17.9
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
      Total operating expenses......      107.4       155.6       344.9        379.7      411.7         189.4         252.5
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
Operating income....................       20.1         2.4        28.5         61.1       68.7          31.6          44.8
Interest expense....................      (14.0)      (15.3)      (40.3)       (51.6)     (48.6)        (24.0)        (25.6)
Interest income.....................        4.0         1.4         1.6          4.7        2.9           1.6           1.5
Gain on disposal(6).................         --          --          --           --         --            --           3.1
Minority interest...................         --          --          --          0.8        2.2           0.5          (1.2)
Equity in income (loss) of
 unconsolidated joint ventures(7)...       19.9        16.4        (0.2)          --       (1.3)         (0.6)          0.7
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
Income (loss) before income taxes
 and extraordinary item.............       30.0         4.9       (10.4)        15.0       23.9           9.1          23.3
Income tax provision (benefit)......       11.9         3.3        (1.6)         7.5       11.8           4.5          10.1
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
Net income (loss) before
 extraordinary item.................       18.1         1.6        (8.8)         7.5       12.1           4.6          13.2
Extraordinary loss on extinguishment
 of debt, net of applicable
 tax benefit........................         --          --       (12.3)          --      (36.3)           --            --
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------
Net income (loss)...................   $   18.1    $    1.6    $  (21.1)   $     7.5   $  (24.2)   $      4.6    $     13.2
                                       ---------   ---------   ---------   ---------   ---------   -----------   -----------

  ISLE OF CAPRI CASINOS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  (continued)

                                                                                                                Six Fiscal
                                                                     Fiscal Year Ended                         Months Ended
                                                    -----------------------------------------------------------------------------
                                                    April 30,  April 30,  April 27,  April 26,  April 25,  October 25, October 24
                                                    1995(1)    1996(1)    1997(1)    1998(1)    1999(1)      1998(1)     1999(1)
                                                    ---------  ---------  ---------  ---------  ---------  ----------- ----------
                                                                     (Dollars in millions, except per share data)
Net income (loss) per share before
   extraordinary item................................
     Basic........................................... $ 1.16    $ 0.10     $ 0.39     $  0.32       $ 0.51      $ 0.20   $  0.56
     Diluted......................................... $ 1.16    $ 0.10     $ 0.39     $  0.32       $ 0.51      $ 0.20   $  0.53

Net income (loss) per common share
     Basic........................................... $ 1.16      0.10      (0.94)       0.32       $(1.03)     $ 0.20   $  0.56
     Diluted......................................... $ 1.16      0.10      (0.94)       0.32       $(1.01)     $ 0.20   $  0.53

Weighted average number of shares
     Basic...........................................     16        16         22          23           24          24        24
     Diluted.........................................     16        16         22          23           24          24        25
Book value per share................................. $ 2.83    $ 3.13     $ 3.34     $  3.65       $ 2.63      $ 3.85   $  3.19
Cash dividends declared per share.................... $    -    $    -     $    -     $     -       $    -      $    -   $     -

Other Data:

EBITDA(8)............................................ $ 29.6    $ 27.6     $ 65.1     $  94.7       $109.2      $ 48.7   $  66.1
Net cash provided (required) by:                           -         -          -           -            -           -         -
     Operating.......................................    8.5      11.8       17.8        65.3         65.2        35.3      43.9
     Investing.......................................  (20.8)    (13.5)     (97.4)     (119.7)       (52.0)      (28.7)    (36.0)
     Financing.......................................    6.1       1.4      112.9        55.0         19.5        (2.6)     (4.2)
Capital expenditures................................. $ 46.6    $ 22.2     $ 21.5     $  65.5       $ 95.5      $ 53.8   $  40.5

Balance Sheet Data:

Cash and cash equivalents............................ $ 19.0    $ 18.6     $ 51.8     $  52.5       $ 85.1      $ 56.5   $  88.8
Total assets.........................................  211.9     226.5      528.4       615.7        676.5       626.3     694.2
Long-term debt, including current portion..............139.8     138.8      379.5       442.1        532.8       440.2     528.0
Stockholders' equity.................................   42.0      50.3       78.0        86.1         62.0        90.8      75.7

(1) The operating results for fiscal years prior to fiscal 1998 are not comparable to other periods presented because the Isle-Bossier City and Isle-Lake Charles were accounted for under the equity method until August 6, 1996, when the remaining interests in these facilities were acquired by us. In addition, fiscal periods prior to 1996 do not include the operating results of one of the two Lake Charles riverboats, as it was acquired in May 1996. Fiscal periods prior to fiscal 1999 are not comparable to other periods because they do not include the operating results of Isle-Black Hawk which opened December 30, 1998. Fiscal periods prior to fiscal 2000 are not comparable because they do not include the operating results of Isle-Tunica which opened July 26, 1999.
(2) The valuation charge of $9.3 million in fiscal 1996 and $7.0 million in fiscal 1997 related to the write-down of two riverboats, a barge and certain gaming equipment, all of which were classified as held for sale. The valuation charge of $5.1 million for the fiscal year ended April 25, 1999 includes (a) $2.4 million for the write-down of two original riverboat casino vessels and land that we were planning to develop in Cripple Creek, Colorado and (b) $2.7 million for future obligations under an operating lease related to land leased by us in Cripple Creek, Colorado.
(3) The restructuring charge of $2.5 million in fiscal 1996 includes (a) $2.0 million related to costs associated with a change in executive management and (b) $0.5 million related to costs associated with certain abandoned projects.

  ISLE OF CAPRI CASINOS, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                  (continued)

(4) The reversal of an accrued litigation settlement of $4.2 million for the fiscal year ended April 25, 1999 related to an accrued boarding tax liability at the Isle-Bossier City for which it was determined that the Isle-Bossier City was not liable.
(5) Preopening expenses of $0.5 million in fiscal 1995 related to costs incurred in connection with the opening of the new floating pavilion facility at the Isle-Vicksburg. Preopening expenses of $1.3 million in fiscal 1996 related to costs incurred in connection with the opening of the hotel at the Isle-Biloxi. Preopening expense of $2.5 million in fiscal 1997 related to costs incurred in connection with the opening of the Grand Palais riverboat in Lake Charles. Preopening expenses of $3.3 million in fiscal 1999 related to costs incurred in connection with the opening of the Isle-Black Hawk on December 30, 1998. Preopening expenses of $3.4 million for the six fiscal months ended October 24, 1999, related to costs incurred in connection with the opening of the Isle-Tunica on July 26, 1999.
(6) The gain on disposal related to the sale of an option to purchase 135 acres of land adjacent to the Pompano Park facility.
(7) The equity in income (loss) of unconsolidated joint ventures represents the unconsolidated operations of the Isle-Bossier for fiscal 1995, 1996, and 1997 and the Isle-Lake Charles for fiscal 1996 and 1997. The equity in income (loss) of unconsolidated joint ventures represents the loss from our 50% ownership interest in Capri Cruises for fiscal 1999 and the six fiscal months ended October 24,1999.
(8) EBITDA, or "earnings before interest, income taxes, depreciation and amortization," is a supplemental financial measurement used by Isle of Capri in the evaluation of its business. EBITDA is defined as net income
     (loss) plus (a) income taxes, (b) interest expense (net of interest income), (c) depreciation and amortization and (d) intercompany management fees. Additionally, EBITDA has been adjusted for the following non-recurring items: (a) accrued litigation settlement reversal, (b) valuation charge, (c) restructuring charge and (d) preopening expenses as reflected in our consolidated financial statements and notes to those statements. EBITDA also excludes equity in income (loss) of unconsolidated joint ventures and minority interest. These adjustments to EBITDA are allocated to Isle of Capri and its subsidiaries based on the entity giving rise to the adjustment. However, EBITDA should only be read in conjunction with all of our financial data summarized above and our consolidated financial statements and notes to those statements prepared in accordance with GAAP appearing elsewhere in this proxy statement. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with GAAP), but because it is a widely accepted financial indicator of a company's ability to incur and service debt.

          BRDC, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table presents BRDC's selected historical consolidated financial data for the four calendar years ended December 31, 1998. The data for December 31, 1998 is from BRDC's audited consolidated financial statements and the notes to those statements. The data for the years ended December 31, 1995 through December 31, 1997 is from BRDC's unaudited consolidated financial statements. The table also presents BRDC's selected historical consolidated financial data for the nine calendar months ended September 30, 1998 and September 30, 1999. This data is from BRDC's unaudited consolidated financial data. The unaudited financial statements include all adjustments consisting of normal recurring accruals that BRDC considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.


                                                                                                               Nine
                                                         Year Ended                                         Months Ended
                               ----------------------------------------------------------------   -------------------------------
                               December 31,     December 31,     December 31,     December 31,     September 30,     September 30,
                                   1995             1996             1997             1998              1998              1999
                               ------------    -------------    -------------     ------------     -------------     -------------
                                                           (Dollars in thousands, except per share data)
Income Statement Data:
Revenue:
     Rental income, related
        party................  $    1,250       $    1,800       $    1,800       $    1,860        $    1,350        $    1,350
     Management fees.........         225              325              325              325               243               243
     Other...................           3               11               13              104                85                --
      Total revenue..........       1,478            2,136            2,138            2,289             1,678             1,593
                               ----------       ----------       ----------       ----------        ----------        ----------
Operating expenses:
     General and admin.
        expenses.............         145               91              121               50                38               216
     Depreciation............          62              123              123              121                93                63
                               ----------       ----------       ----------       ----------        ----------        ----------
      Total operating
         expenses............         207              214              244              171               131               279
                               ----------       ----------       ----------       ----------        ----------        ----------
Operating income.............       1,271            1,922            1,894            2,118             1,547             1,314
Interest expense.............          --             (155)            (306)            (225)             (175)             (402)
Interest expense, related
   parties...................        (353)            (495)            (581)            (719)             (532)             (230)
Interest income..............          --               --               --               --                --                 4
Equity in income (loss) of
   unconsolidated joint
   ventures..................        (206)           3,091            3,427            5,099             3,884             5,242
                               ----------       ----------       ----------       ----------        ----------        ----------
Net income...................  $      712       $    4,363       $    4,434       $    6,273        $    4,724        $    5,928
                               ==========       ==========       ==========       ==========        ==========        ==========
Net income per common share
     Basic...................  $ 1,780.00       $10,907.50       $11,085.00       $15,682.50        $11,810.00        $14,820.00
     Diluted.................  $ 1,780.00       $10,907.50       $11,085.00       $15,682.50        $11,810.00        $14,820.00
Weighted average number
   of shares
     Basic...................        0.40             0.40             0.40             0.40              0.40              0.40
     Diluted.................        0.40             0.40             0.40             0.40              0.40              0.40
Book value per share.........  $(1,675.00)      $(3,892.50)      $ 1,167.50       $10,932.50        $11,677.50        $18,530.00
Cash dividends declared
   per share.................  $ 1,800.00       $13,125.00       $ 6,025.00       $ 4,430.00        $ 1,300.00        $ 7,222.50



                                                               Year Ended                                   Nine Months Ended
                               ----------------------------------------------------------------   -------------------------------
                               December 31,     December 31,     December 31,     December 31,     September 30,     September 30,
                                   1995             1996             1997             1998              1998              1999
                               ------------    -------------    -------------     ------------     -------------     -------------
                                                           (Dollars in thousands, except per share data)
Other Data:
Net cash provided (required) by:
     Operating..................    $   662          $ 1,614          $ 1,251          $ 1,131          $    897        $  3,438
     Investing..................     (2,500)              --               --               --                --             205
     Financing..................      1,843           (1,654)          (1,145)          (1,088)             (921)         (3,779)

Balance Sheet Data:
Cash and cash equivalents.......     $   48          $     8          $   114          $   157          $     90        $     21
Total assets....................      5,679            8,491           11,960           16,211            15,579          18,582
Long-term debt, including
current portion......                 6,212            9,808           11,073           11,757            10,672          10,867
Stockholders' equity (deficit)..       (670)          (1,557)             467            4,373             4,671           7,412

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA


     The following table presents our selected unaudited pro forma financial data for the fiscal year ended April 25, 1999, and the six fiscal months ended October 24, 1999. This data is derived from the unaudited pro forma combined consolidated financial statements, appearing elsewhere in this proxy statement, which give effect to the LUCK acquisition, LUCK's purchase of Miss Marquette and the BRDC acquisition using the purchase method of accounting, and should be read in conjunction with the notes to those statements.

                                                                                                Six Fiscal
                                                                            Fiscal Year           Months
                                                                               Ended              Ended
                                                                             April 25,          October 24,
                                                                                1999               1999
                                                                     --------------------   ---------------------
                                                                         (In millions, except per share data)
     Income Statement Data:
     Revenue:
          Casino.....................................................          $662.5           $398.1
          Pari-mutuel commissions and fees...........................            21.4              8.3
          Rooms, food, beverage and other............................            50.0             29.3
                                                                               ------           ------
              Total revenue..........................................           733.9            435.7

     Operating expenses:
          Gaming taxes...............................................           107.6             65.3
          Casino, rooms, food, beverage
            and other................................................           462.1            274.2
          Valuation charge...........................................             5.1                -
          Accrued litigation settlement
              (reversal).............................................            (4.2)               -
          Preopening expenses........................................             4.5              3.9
          Depreciation and amortization..............................            55.2             28.4
                                                                               ------           ------
              Total operating expenses...............................           630.3            371.8
                                                                               ------           ------
     Operating income................................................           103.6             63.9
     Interest expense................................................           (94.0)           (48.2)
     Interest income.................................................             5.3              2.6
     Gain on disposal................................................               -              3.1
     Minority interest...............................................             2.2             (1.2)
     Other...........................................................            (0.7)               -
     Equity in income (loss) of unconsolidated
       joint ventures................................................            (1.3)             0.6
                                                                               ------           ------
     Income before income taxes and extraordinary item...............            15.1             20.8
     Income tax provision ...........................................             8.5              9.6
                                                                               ------           ------
     Extraordinary loss on extinguishment of debt, net of income tax
       benefit ......................................................           (36.3)               -
                                                                               ======           ======
     Net income (loss)...............................................          $(29.7)          $ 11.2

                                                                                         Six Fiscal
                                                                  Fiscal Year              Months
                                                                     Ended                 Ended
                                                                   April 25,             October 24,
                                                                      1999                   1999
                                                              --------------------   ---------------------
                                                                  (In millions, except per share data)
     Net income (loss) per share before
       extraordinary item....................................
            Basic............................................         0.22                    0.38
            Diluted..........................................         0.22                    0.36
     Net income (loss) per common share
            Basic............................................        (1.00)                   0.38
            Diluted..........................................        (0.99)                   0.36
     Weighted average number of shares
            Basic............................................           30                      30
            Diluted..........................................           30                      31
     Book value per share....................................       $ 3.20                  $ 3.20
     Cash dividends declared per share.......................            -                       -

     Balance Sheet Data: As of October 24, 1999.
     Cash and cash equivalents...............................       $                       $  196
     Total assets............................................                                1,213
     Long-term debt, including current portion...............                                  955
     Stockholders' equity....................................                                  135

                                 THE COMPANIES

Isle of Capri Casinos, Inc.

  We are a leading developer, owner and operator of branded gaming and related lodging and entertainment facilities in growing markets in the United States. We wholly own and operate five gaming facilities located in Lake Charles and Bossier City, Louisiana and Biloxi, Vicksburg and Tunica County, Mississippi. We also own a 57% interest in and operate a gaming facility in Black Hawk, Colorado. Each of these six gaming facilities operates under the name "Isle of Capri" and features our distinctive tropical island theme. In addition, we wholly own and operate a pari-mutuel harness racing facility in Pompano Beach, Florida and own a 50% interest in and operate gaming activities aboard a cruise ship based in New Orleans, Louisiana.

  Additional information concerning our company is included in the documents that we have filed with the Securities and Exchange Commission and incorporated into this proxy statement by reference. See "Additional Information--Where You Can Find More Information."

BRDC, Inc.

  BRDC indirectly owns a 50% interest in Lady Luck Bettendorf, L.C., a joint venture that operates the Lady Luck Casino Bettendorf riverboat casino on the Mississippi River and hotel and related facilities located in Bettendorf, Iowa. Lady Luck Gaming Corporation, with whom we have entered into a separate agreement which we expect to be consummated at the same time the merger is completed, indirectly owns the remaining 50% interest in the joint venture. All net profits and losses of the Lady Luck Bettendorf are allocated equally between BRDC and Lady Luck Gaming Corporation.

  A wholly owned subsidiary of BRDC owns and leases to the joint venture all of the real property used by Lady Luck Bettendorf. Lady Luck Gaming Corporation owns and leases to the joint venture the riverboat gaming vessel used by the Lady Luck Bettendorf. After completion of both the merger with Lady Luck Gaming Corporation and the merger with BRDC, we will own 100% of the joint venture and all of the assets used in the operation of the Lady Luck Bettendorf.

Lady Luck Bettendorf

  Lady Luck Bettendorf opened in April 1995. The facility is located in Bettendorf, Iowa, just off Interstate 74 on the Mississippi River, and offers easy access from the two interstate highways serving the Quad Cities metropolitan area, Interstate 74 and Interstate 80. The Lady Luck Bettendorf is one of three gaming facilities serving the Quad Cities metropolitan area.

  Lady Luck Bettendorf consists of approximately 30,000 square feet of gaming space on a riverboat gaming vessel that emphasizes spaciousness and excitement with its ample aisle space, high ceilings and a connecting pavilion and hotel. Lady Luck Bettendorf features over 1,100 slot machines and 45 table games. Customers of Lady Luck Bettendorf enjoy related facilities that include a restaurant, gift shop and a showroom/entertainment area for parties and special events. In August 1998, construction was completed of a 256-room hotel with a fully enclosed walkway to Lady Luck Bettendorf, a 500-car parking garage, approximately 16,000 square feet of convention space and a bypass over the nearby railroad to improve access.

Financial Information Regarding BRDC and the Lady Luck Bettendorf

  The following historical financial information relating to BRDC and Lady Luck Bettendorf is included in annexes attached to this proxy statement and is incorporated into this proxy statement by reference:

  . Annex C: Management's Discussion and Analysis of Financial Condition and Results of Operations of BRDC, Inc.

  . Annex D: BRDC, Inc.'s Consolidated Balance Sheets as of December 31, 1998 and 1997 and Consolidated Statements of Operations for the years ended December 31, 1998, 1997 (unaudited) and 1996 (unaudited)

  . Annex E: BRDC, Inc.'s Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998 and Consolidated Statements of Operations for the three and nine months ended September 30, 1999 and 1998 (unaudited)

  . Annex F: Lady Luck Bettendorf, L.C. Selected Historical Consolidated Financial Data

  . Annex G: Management's Discussion and Analysis of Financial Condition and Results of Operations of Lady Luck Bettendorf, L.C.

  . Annex H: Lady Luck Bettendorf, L.C.'s Consolidated Balance Sheets as of December 31, 1998 and 1997 and Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and 1996

  . Annex I: Lady Luck Bettendorf, L.C.'s Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998 and Consolidated Statements of Operations for the three and nine months ended September 30, 1999 and 1998 (unaudited)

  . Annex J: Lady Luck Gaming Corporation Selected Historical Consolidated Financial Data

  This historical consolidated financial information includes BRDC's indirect one-half interest in Lady Luck Bettendorf. BRDC is providing you the information contained in Annexes C, D and E to aid your analysis of the financial aspects of the merger. BRDC is not required to file, and has not filed, these reports or any other business and financial information concerning BRDC and its operations with the Securities and Exchange Commission. The consolidated financial information of Lady Luck Bettendorf is included in Lady Luck Gaming Corporation's filings with the Securities and Exchange Commission.

             SPECIAL FACTORS TO CONSIDER WHEN DECIDING HOW TO VOTE

Dilution to Existing Stockholders;
Impact on Market Value of Isle of Capri Common Stock

  The issuance of the new shares of Isle of Capri common stock to the shareholders of BRDC pursuant to the merger agreement will cause dilution of the voting power of current Isle of Capri stockholders. In addition, the issuance of such shares of Isle of Capri common stock to the shareholders of BRDC could cause a decline in the market value of the Isle of Capri common stock because of the increased concentration of ownership by our largest related stockholders.

Consequences if the Merger is not Approved

  Approval by our shareholders is a condition precedent to the completion of the merger. If this requirement is not satisfied, then Isle of Capri and the shareholders of BRDC have the right under the merger agreement to terminate such agreement without liability to the other party. In that event, upon the completion of the merger with Lady Luck, Isle of Capri would indirectly own 50% of Lady Luck Bettendorf with the Goldstein family owning the other 50%. The Goldstein family would continue to lease all land required for the operation of Lady Luck Bettendorf and Isle of Capri would lease its casino riverboat and operate Lady Luck Bettendorf under a casino management agreement. The Goldsteins have certain rights under the Lady Luck Bettendorf operating agreement and other contracts with Lady Luck that, if exercised, could be adverse to Isle of Capri. The continued joint ownership would place Bernard Goldstein and Robert S. Goldstein as your directors in on-going conflict of interest situations that the management of your company and the Goldsteins would prefer to avoid by completing this transaction.

  This transaction increases the stockholders' equity of Isle of Capri and potentially allows Isle of Capri greater flexibility under the terms of its existing secured credit facility as such facility may be modified from time to time. The failure to consummate the merger may reduce, absent other factors, the amount of available credit that Isle of Capri can draw upon to pursue expansion opportunities.

                              THE SPECIAL MEETING

  Our board of directors is using this proxy statement to solicit proxies from the holders of Isle of Capri common stock for use at the special meeting.

Date, Time and Place

January __, 2000
       a.m., local time
Isle of Capri Crowne Plaza Hotel
151 Beach Blvd.
Biloxi, Mississippi 39530

  The special meeting may be adjourned or postponed to another date or place for proper purposes, including for the purpose of soliciting additional proxies. Unless revoked, proxies will remain valid following such adjournment or postponement.

  Representatives of Ernst & Young LLP, McGladrey & Pullen, LLP and Arthur Andersen LLP will not attend the special meeting and will not be available to answer your questions.

Purpose of the Special Meeting

  At the special meeting, you will be asked to consider and vote upon the following matters:

  . a proposal to adopt the merger agreement pursuant to which BRDC will be merged into our company, with our company continuing as the surviving corporation of the merger; and

  .  such other business as may properly be brought before the special meeting.

  We will issue up to 6,300,000 shares of Isle of Capri common stock in connection with the merger. The exact number of shares of Isle of Capri common stock to be issued cannot be determined until the date on which the merger is completed because of calculations to be made at closing and the right of the BRDC shareholders to withdraw a certain amount of cash which would reduce the number of shares of Isle of Capri common stock issued in connection with the merger.

  Our board of directors is not aware, as of the date of this proxy statement, of any other matters that may properly come before the special meeting. If any such other matters properly come before the special meeting, or at a subsequent meeting following any adjournment or postponement of the special meeting, the persons named in the proxy card intend to vote proxies in accordance with their discretion on any such matters and, unless other instructions are given, your proxy will give such persons the power to do so.

  A special committee of independent directors and our board of directors carefully reviewed and considered the terms and conditions of the merger and concluded that the merger is in the best interests of our company and our stockholders. Accordingly, the special committee and our board of directors, by a unanimous vote in both cases, approved the merger agreement and recommend that you vote your shares to approve the merger agreement.

Voting Rights of Stockholders; Votes Required for Approval

  The record date to determine who is entitled to vote at the special meeting is December __, 1999. Only holders of record of Isle of Capri common stock at the close of business on the record date are entitled to notice of, or to vote at, the special meeting. If your shares of Isle of Capri common stock are registered in the name of a brokerage firm or trustee and you plan to attend the special meeting, you must obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those shares of Isle of Capri common stock in order to be admitted to the special meeting. You must bring that documentation to the special meeting to attend. As of the record date, [23,880,814] shares of Isle of Capri common stock were outstanding and entitled to vote.

  Each of our stockholders of record on the record date is entitled to one vote on each matter submitted to a vote at the special meeting for each share of Isle of Capri common stock then held. A majority of the shares of Isle of Capri common stock outstanding on the record date represented in person, or by proxy, will constitute a quorum for consideration of such matters at the special meeting. Abstentions and broker non-votes will be counted as present or represented for the purpose of determining a quorum.

  If a quorum is present at the special meeting, the affirmative vote of a majority of the shares of Isle of Capri common stock outstanding on the record date is required to approve and adopt the merger agreement. The Goldstein family will vote shares they own directly and indirectly aggregating approximately [33%] of the outstanding shares FOR the proposal to approve the merger.

  Abstentions and broker non-votes will not be counted in favor of either proposal and will not be treated as votes cast on either proposal. Because the proposal to approve and adopt the merger agreement requires the affirmative vote of a majority of shares entitled to vote on the proposal, abstentions and broker non-votes will have the effect of a vote AGAINST such proposal. Because the stock issuance proposal only requires the affirmative vote of a majority of the votes cast by stockholders voting at the special meeting, abstentions and broker non-votes will have no effect with respect to the stock issuance proposal. Accordingly, we urge you to complete, sign, date and return the enclosed proxy card in the accompanying self-addressed stamped envelope as soon as possible.

  If you own stock or maintain multiple accounts under different names, for example, with and without a middle initial, you may receive more than one set of proxy statement materials. To ensure that all of your shares of Isle of Capri common stock are voted, you must complete, sign, date and return by mail every proxy card you receive.

Giving and Revoking Your Proxy; Solicitation

Giving Your Proxy

  You may vote your shares either in person or by duly authorized proxy. By granting a proxy, the proxyholders named on the proxy card will vote your shares in accordance with your directions. If you grant a proxy without specifying how your shares should be voted, the proxyholders will follow our board of directors' recommendation and vote your shares FOR both the proposal to approve and adopt the merger agreement. By granting a proxy to vote FOR the proposal, you will be authorizing the voting of your shares in favor of the proposal. If any other matters are properly presented for consideration at the special meeting, or any adjournments or postponements of the special meeting, the proxyholders will have the discretion to vote your shares in accordance with their best judgment. As of the date of this proxy statement, our board of directors does not know of any other business that will be presented for consideration at the special meeting.

  To grant your proxy, please complete the proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Revoking Your Proxy

  The giving of a proxy will not affect your right to vote your shares if you attend the special meeting and desire to vote in person. You may revoke a previously submitted proxy at any time before it is voted by executing a subsequently dated proxy card that is received prior to the special meeting or by voting your shares in person at the special meeting. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed a broker to vote your shares, you must follow directions received from the broker to change or revoke your proxy.

Solicitation

  In addition to soliciting proxies by mail, officers, directors and employees of our company, without receiving any additional compensation, may solicit proxies by telephone, in person or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Isle of Capri common stock held of record by those persons, and we will reimburse the brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation. We have retained D.F. King to assist in the solicitation of proxies at an estimated cost of $ plus reasonable expenses.

No Appraisal or Preemptive Rights

  Holders of Isle of Capri common stock are not entitled under Delaware corporate law to seek dissenters' or appraisal rights in connection with the merger. Holders of Isle of Capri common stock also are not entitled to preemptive rights with respect to the issuance of Isle of Capri common stock in connection with the merger. Shareholders of BRDC have voted to approve the merger and therefore are not entitled to exercise dissenters rights under Iowa corporate law.

                                  THE MERGER

Background of the Merger

  In August 1999, Isle of Capri contacted representatives of Lady Luck Gaming Corporation concerning Isle of Capri's interest in acquiring Lady Luck. The first meeting between the parties and their representatives concerning the proposed transaction took place on September 1, 1999. Also on that date, representatives of Isle of Capri met with representatives of CIBC World Markets, the agent bank on Isle of Capri's existing credit facility, to discuss financing for a proposed transaction between Lady Luck and Isle of Capri. At that meeting, CIBC World Markets indicated a willingness to finance an acquisition of all the outstanding shares of Lady Luck for cash, and the refinancing of substantially all of Lady Luck's outstanding indebtedness.

  At a meeting of Isle of Capri's board of directors on September 3, 1999, the management of Isle of Capri updated the board of directors on the preliminary discussions with Lady Luck and the general parameters of the proposed transaction. In addition, management discussed with the board of directors the fact that one of the more attractive Lady Luck properties, Lady Luck Bettendorf, was 50% indirectly owned by Lady Luck and 50% indirectly owned by the wife and three of the sons of Bernard Goldstein, the Chairman of the Board and Chief Executive Officer of Isle of Capri (including Robert S. Goldstein, a director of Isle of Capri). The Board discussed the relative benefits and detriments to Isle of Capri and its stockholders of owning, following the closing of the potential acquisition of Lady Luck, 50% of Lady Luck Bettendorf in partnership with the family of Isle of Capri's Chairman and Chief Executive Officer, as compared to purchasing the other 50% interest in Lady Luck Bettendorf for an acceptable price simultaneously with (and subject to) the closing of the Lady Luck acquisition. In particular, the board of directors considered, among others, the following factors (not necessarily in the following order):

  . the substantial conflicts of interest that could arise in the future between Isle of Capri, on the one hand, and the family of the Chairman and Chief Executive Officer (including Robert S. Goldstein, a director of Isle of Capri), on the other, in the event that Isle of Capri merged with Lady Luck but did not purchase the other 50% of Lady Luck Bettendorf;

  . the increased financial flexibility to Isle of Capri of being able to include 100% of the results of operations of Lady Luck Bettendorf in Isle of Capri's consolidated results of operations, including being able to include 100% of Lady Luck Bettendorf's cash flow and assets in Isle of Capri's borrowing base, and the comparative improvement in Isle of Capri's debt coverage ratios resulting from being able to include in those calculations all of Lady Luck Bettendorf's cash flow;

  . the historical results of operations of Lady Luck Bettendorf, including its market share in its gaming market, and its future prospects; and

  . the improved operating flexibility that would be afforded to Isle of Capri by virtue of not having to take into account the rights and interests of a joint venture partner with respect to the operation of the Lady Luck Bettendorf property.

Based upon these and other factors, the board of directors of Isle of Capri appointed a special committee of the Board of Directors, consisting of Emanuel Crystal and Randolph Baker, to pursue the possibility of reaching an agreement with representatives of the Goldstein family to purchase the 50% interest in Lady

Luck Bettendorf not owned by Lady Luck, subject to Isle of Capri acquiring Lady Luck in a simultaneous transaction. The special committee retained CIBC World Markets to act as its financial advisor with respect to the pending negotiation.

  During the period from about September 10, 1999 through October 4, 1999, the special committee and its representatives met with representatives of the Goldstein family on numerous occasions and several proposals as to price and structure were exchanged. The special committee and its representatives determined that acquiring the Goldstein family interest in Lady Luck Bettendorf using Isle of Capri stock as consideration would be preferable to paying cash, after consultation with CIBC World Markets, Isle of Capri's prospective lender in connection with the Lady Luck acquisition, given the possibility that the credit facility being negotiated to finance a potential Lady Luck acquisition may not be available to Isle of Capri (depending upon the status of various parts of Isle of Capri's pending expansion program) unless Isle of Capri's pro forma debt-to-equity ratio were improved by an increase in the Company's equity capital, which could be accomplished through the proposed purchase of the 50% of Lady Luck Bettendorf from the Goldstein family, or through an equity offering. The Goldstein family's representatives indicated that it was essential to any transaction that it be structured as a tax-free reorganization, the effects of which were reviewed from Isle of Capri's standpoint. In addition, the parties discussed the treatment of the real estate essential to Lady Luck Bettendorf's operations, which Lady Luck Bettendorf currently leases from Bettendorf Riverfront Development Company, L.C., the entity owned by the Goldstein family that also owns the family's 50% interest in Lady Luck Bettendorf. The special committee determined that it would be advantageous to Isle of Capri to also purchase that real estate, rather than to continue to lease it from the Goldstein family.

  At the October 4, 1999 meeting of the special committee, the special committee, together with its legal and financial advisors, discussed the status of the negotiations with representatives of the Goldstein family and the draft letter of intent that had been negotiated relating to the proposed acquisition. See "Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger." The initial proposed aggregate consideration of 6,300,000 shares of Isle of Capri common stock was based upon assumed trailing twelve-month EBITDA results for the twelve months ended September 30, 1999 and the level of net indebtedness of Lady Luck Bettendorf as of and for the twelve months ended September 30, 1999, each of which was unknown at the time; based upon the actual results as of September 30, 1999, the initial number of shares was decreased to 6,210,000. It was noted that negotiations with the Goldstein family's representatives regarding the terms of the letter of intent had been extensive. It was also noted that the parties had agreed that the number of Isle of Capri's shares constituting the merger consideration to BRDC's shareholders would not be adjusted to account for changes in Isle of Capri's stock price between the date of execution of the letter of intent and closing, but rather that each party would bear the risk of changes in the stock price from and after the date the merger consideration was agreed upon in the letter of intent. Finally, it was noted by the special committee that the Goldstein family had agreed to indemnify Isle of Capri with respect to certain future losses which could be incurred by Isle of Capri in connection with the real estate and environmental matters.

  At a meeting on October 4, 1999, the special committee voted to approve the letter of intent and recommended its execution to Isle of Capri's board of directors. At a meeting on October 4, 1999, Isle of Capri's Board of Directors approved both the acquisition of Lady Luck and, subject to closing of the merger with Lady Luck, the acquisition of the 50% interest in Lady Luck Bettendorf not owned by Lady Luck on the terms set forth in the letter of intent with the Goldstein family. It was noted that while the acquisition of the 50% interest in Lady Luck Bettendorf not currently owned by Lady Luck was not a condition precedent to Isle of Capri's merger with Lady Luck, the failure to do so would, among other things, likely have adverse consequences to Isle of Capri's future financial flexibility and present substantial future conflict of interest issues to Isle of Capri relating to a 50%-owned Bettendorf property.

  Between October 4, 1999 and December 19, 1999, representatives of Isle of Capri, acting through the special committee and its legal counsel, and representatives of the Goldstein family and their legal counsel negotiated the terms of the Agreement and Plan of Merger. At a special committee meeting on December 19, 1999, CIBC World Markets reviewed with the special committee and its legal counsel its financial analyses of the exchange ratio provided for in the merger agreement and rendered its opinion as to the fairness, from a financial point of view, to Isle of Capri of the exchange ratio. After discussion with its legal counsel, the special committee voted to approve the Agreement and Plan of Merger relating to the acquisition of the 50% interest in Lady Luck Bettendorf owned indirectly by members of the Goldstein family, and recommended its approval to Isle of Capri's Board of Directors. At a meeting of the full board of directors on December 19, 1999, CIBC World Markets also made its presentation to the full board of directors. After discussion with legal counsel, Isle of Capri's board of directors voted to approve and adopt the Agreement and Plan of Merger, directed its officers to execute it on behalf of Isle of Capri, recommended that the Agreement and Plan of Merger be approved by Isle of Capri's stockholders, and directed that a preliminary proxy statement relating thereto be prepared and filed.

Interests of Isle of Capri Directors and Officers in the Merger that Are Different from Your Interests

  In considering whether to approve the merger agreement, you should be aware that Bernard Goldstein, our Chairman of the Board and Chief Executive Officer, and Robert S. Goldstein, a member of our board of directors, have interests in the merger that are different from the interests of our stockholders generally.

  Robert S. Goldstein and the other members of the Goldstein family listed below own 100% of the outstanding shares of BRDC common stock and will receive all of the shares of Isle of Capri common stock issued in connection with the merger:

  .  Irene S. Goldstein, the wife of Bernard Goldstein;

  .  Jeffrey D. Goldstein, a son of Bernard Goldstein; and

  .  Richard A. Goldstein, a son of Bernard Goldstein.

  Under the terms of the merger agreement, we are required to provide funds to BRDC to permit BRDC to repay a loan in the amount of approximately $3.2 million that Valley Corporation made to BRDC. Bernard Goldstein owns approximately 45.2% of Valley Corporation and Robert S. Goldstein owns approximately 1.0% of Valley Corporation. Other members of Bernard Goldstein's family own the remaining shares of Valley Corporation common stock that are not owned by Bernard Goldstein and Robert S. Goldstein.

  As of the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting, Bernard Goldstein, Robert S. Goldstein, Valley Corporation and other members of the Goldstein family were the record owners of an aggregate of [7,826,434] shares of Isle of Capri common stock (approximately [33%] of the outstanding shares of Isle of Capri common stock). Each of such persons has informed us that they each intend to vote all of their shares FOR approval of the merger agreement.

  The special committee and our board of directors were aware of these interests and considered them, among other matters, when approving the merger agreement.

Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger

  The special committee, in reaching its decision to recommend approval of the merger agreement to our board of directors, consulted with its legal counsel and financial advisor as well as our company's management and considered many factors. Our board of directors, in reaching its decision to approve the merger agreement, consulted with its legal counsel, financial advisor and members of the special committee as well as our company's management and considered many factors. The factors that both the special committee and our board of directors considered include the following material factors (the order does not reflect their relative significance):

  . Prospects of Lady Luck Bettendorf: The financial performance, business operations and prospects of the Lady Luck Bettendorf;

  . Elimination of Potential Conflict of Interest: The potential conflict of interest of being joint venture partners with a company owned by the Goldstein family in the event that we do not acquire BRDC's 50% interest in Lady Luck Bettendorf at the same time we acquire Lady Luck Gaming Corporation's indirect 50% interest in the Lady Luck Bettendorf;

  . Terms of Merger Agreement: The terms of the merger agreement, including our right to terminate the merger agreement if our stockholders do not approve the merger or if the Lady Luck merger is not completed; and

  . Opinion of the Special Committee's Financial Advisor: The opinion of CIBC World Markets, the special committee's financial advisor, as to the fairness, from a financial point of view, to Isle of Capri of the exchange ratio provided for in the merger.

Opinion of the Special Committee's Financial Advisor

  Isle of Capri engaged CIBC World Markets to act as exclusive financial advisor to the special committee in connection with the merger. On December 19, 1999, at a meeting of the Isle of Capri special committee held to evaluate the proposed merger, CIBC World Markets rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated December 19, 1999, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio provided for in the merger agreement was fair to Isle of Capri from a financial point of view.

  The full text of CIBC World Markets' written opinion dated December 19, 1999, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this document by reference. CIBC World Markets' opinion is directed to the Isle of Capri special committee, addresses only the fairness of the exchange ratio from a financial point of view to Isle of Capri, and does not constitute a recommendation to any stockholder as to any matters relating to the proposed merger. The summary of CIBC World Markets' opinion described below is qualified in its entirety by reference to the full text of its opinion.

  In arriving at its opinion, CIBC World Markets:

  .  reviewed a draft dated December 17, 1999 of the merger agreement;

  . reviewed audited financial statements of Isle of Capri for the fiscal years ended April 26, 1998 and April 25, 1999, an a preliminary draft of the audited balance sheet of BRDC for the fiscal year ended December 31, 1997 and a preliminary draft of audited financial statements of BRDC for the fiscal year ended December 31, 1998;

  . reviewed unaudited financial statements of Isle of Capri for the six months ended October 24, 1999, unaudited financial statements of BRDC for the nine months ended September 30, 1999, unaudited balance sheets of LL Bettendorf for the fiscal years ended December 31, 1997 and December 31, 1998 and for the nine months ended September 30, 1999, and unaudited income statements of LL Bettendorf for the fiscal years ended December 31, 1995 through December 31, 1998 and for the nine months ended September 30, 1999;

  . reviewed publicly available financial forecasts relating to Isle of Capri and financial projections prepared by the management of Lady Luck relating to LL Bettendorf;

  . reviewed the historical market prices and trading volume for Isle of Capri common stock;

  .  held discussions with the senior managements of Isle of Capri and Lady
     Luck with respect to the businesses and prospects for future growth of Isle of Capri and LL Bettendorf, and held discussions with representatives of BRDC with respect to the BRDC real estate;

  . reviewed the lease among Green Bridge Company, Bettendorf Riverfront Development Company, L.C., LL Bettendorf and Lady Luck Quad Cities, Inc. relating to the BRDC real estate and an appraisal dated January 12, 1995 of the BRDC real estate;

  . reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed comparable to Isle of Capri and LL Bettendorf;

  . performed a discounted cash flow analysis of LL Bettendorf using assumptions of future performance provided to CIBC World Markets by the management of Lady Luck and a discounted cash flow analysis of the lease payments relating to the BRDC real estate;

  . reviewed and analyzed publicly available information for the transactions CIBC World Markets deemed relevant in evaluating the merger;

  .  reviewed public information concerning Isle of Capri and LL Bettendorf;
     and

  . performed other analyses and reviewed other information as it deemed appropriate.

  In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with CIBC World Markets by Isle of Capri, BRDC and Lady Luck and their respective employees, representatives and affiliates. With respect to forecasts relating to LL Bettendorf provided for or discussed with CIBC World Markets by Lady Luck, CIBC World Markets assumed, at the direction of the management of Lady Luck, without independent verification or investigation, that these forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Lady Luck. CIBC World Markets was not provided with internal forecasts for Isle of Capri, but it reviewed and discussed with the management of Isle of Capri publicly available forecasts relating to Isle of Capri and assumed, with the consent of Isle of Capri, without independent verification or investigation, that these forecasts represented reasonable estimates and judgments as to the future financial condition and operating results of Isle of Capri. With respect to the appraisal relating to the BRDC real estate reviewed by CIBC World Markets, CIBC World Markets assumed, with the consent of Isle of Capri, without independent verification or investigation, that the appraisal was reasonably prepared reflecting the best available information, estimates and judgments of the preparer of the appraisal.

  CIBC World Markets did not make or, with the exception of the appraisal relating to the BRDC real estate, obtain any independent evaluations or appraisals of the assets or the liabilities of Isle of Capri, BRDC, LL Bettendorf or affiliated entities. CIBC World Markets assumed, with the consent of the Isle of Capri, that the merger will be treated as a tax-free reorganization for federal income tax purposes. CIBC also assumed with the consent of Isle of Capri that, in the course of obtaining the necessary regulatory or third party approvals for the merger and related transactions, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on Isle of Capri, BRDC or LL Bettendorf or the contemplated benefits to Isle of Capri of the merger or related transactions. In addition, representatives of Isle of Capri advised CIBC World Markets and CIBC World Markets therefore assumed that the final terms of the merger agreement would not vary materially from the draft reviewed by CIBC World Markets.

  CIBC World Markets expressed no opinion as to the underlying valuation, future performance or long-term viability of Isle of Capri, the BRDC real estate or LL Bettendorf, or the price at which the Isle of Capri common stock would trade after announcement or consummation of the merger. As discussed with Isle of Capri, for purposes of its opinion, CIBC World Markets evaluated the implied value of the Isle of Capri common stock issuable in the merger based solely on the closing stock price of Isle of Capri Common Stock one trading day prior to Isle of Capri's public announcement of the execution of the definitive agreement for the Lady Luck transaction and the execution of the letter of intent for the proposed merger. With this exception, CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect the opinion of CIBC World Markets, it does not have any obligation to update, revise or reaffirm its opinion. No other instructions or limitations were imposed by the Isle of Capri special committee of the board of directors upon CIBC World Markets with respect to the investigation made or the procedures followed by it in rendering its opinion.

  The following is a summary of the material financial analyses performed by CIBC World Markets in connection with its opinion to the Isle of Capri special committee to the board of directors dated December 19, 1999. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of CIBC World Markets' financial analyses.

Introduction. CIBC World Markets performed an analysis of BRDC by deriving separate reference ranges for the BRDC real estate and BRDC's 50% interest in Lady Luck Bettendorf, both of which will be acquired by Isle of Capri in the merger. CIBC World Markets then added the results of these separate ranges in order to arrive at an aggregate equity reference range for BRDC. CIBC World Markets' analysis of the BRDC real estate was based on a "Discounted Cash Flow Analysis" and its analysis of BRDC's 50% interest in Lady Luck Bettendorf was based on a "Selected Companies Analysis," "Precedent Transactions Analysis" and "Discounted Cash Flow Analysis," as more fully described below. CIBC World Markets also performed a "Pro Forma Merger Analysis" as described below.

BRDC Real Estate.

  Discounted Cash Flow Analysis.

  CIBC World Markets performed a discounted cash flow analysis of the BRDC real estate by estimating the present value of the projected stream of lease payments during the term of the lease and the future value of the improvements on the real estate. The present value of the stream of lease payments and improvements on the real estate was calculated using discount rates ranging from 12% to 14%. Estimated financial data used in this analysis were based on the terms contained in the real estate lease and internal estimates of the management of BRDC.

BRDC's 50% Interest in Lady Luck Bettendorf.

  Selected Companies Analysis.

  CIBC World Markets reviewed financial and stock market information for the following six selected publicly held small capitalization companies in the gaming industry:

  .  Ameristar Casinos, Inc.
  .  Hollywood Casino Corporation
  .  Lady Luck Gaming Corporation
  .  Monarch Casino & Resort, Inc.
  .  President Casinos, Inc.
  .  Riviera Holdings Corporation

  CIBC World Markets reviewed, among other things, enterprise values, calculated as equity market value, plus debt, less cash, as multiples of, latest 12 month revenues, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, and earnings before interest and taxes, commonly known as EBIT. CIBC World Markets then applied a range of selected multiples of latest 12 months revenues, EBITDA and EBIT derived from the selected companies to corresponding financial statistics of Lady Luck Bettendorf. All multiples for the selected companies were based on closing stock prices on December 14, 1999. Estimated financial data for the selected companies were based on publicly available research analysts' estimates.

  Precedent Transactions Analysis.

  CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following seven selected transactions in the gaming industry:

     Acquiror                            Target
     --------                            ------

     .  Harrah's Entertainment, Inc.     Players International, Inc.

     .  Lady Luck Gaming Corporation     Miss Marquette
     .  Boyd Gaming Corporation          Blue Chip Casino, LLC
     .  Churchill Downs Incorporated     Hollywood Park Race Track
     .  Churchill Downs Incorporated     Calder Race Course, Inc.
     .  Horseshoe Gaming Holding Co.     Empress Entertainment, Inc.
     .  Ladbroke Group plc               Colorado Gaming & Entertainment Co.

  CIBC World Markets reviewed enterprise values in the selected transactions as multiples of latest 12 months revenue, EBITDA and EBIT. CIBC World Markets then applied a range of selected multiples of latest 12 months revenues, EBITDA and EBIT derived from the selected transactions to corresponding financial statistics of Lady Luck Bettendorf. All multiples were based on publicly available information at the time of announcement of the transactions.

  Discounted Cash Flow Analysis.

  CIBC World Markets performed a discounted cash flow analysis of Lady Luck Bettendorf to estimate the present value of the projected free cash flows that Lady Luck Bettendorf could generate for the period of October 1, 1999 through December 31, 1999 and fiscal years 2000 through 2003, based on internal estimates of the management of Lady Luck Gaming Corporation. The range of estimated terminal values for Lady Luck Bettendorf was calculated by applying terminal value multiples ranging from 5.5x to 6.5x to Lady Luck Bettendorf's projected fiscal year 2003 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 13.0%. Estimated financial data used in this analysis were based on internal estimates of Lady Luck Gaming Corporation management.

Aggregate BRDC Reference Range. Based on the valuation methodologies described above, CIBC World Markets derived the following aggregate equity reference ranges for BRDC, as compared to the equity value for BRDC implied in the merger based on the exchange ratio and the closing stock price of Isle of Capri common stock on October 5, 1999, which is the trading day prior to Isle of Capri's public announcement of the execution of the definitive agreement for the Lady Luck Gaming Corporation merger and the execution of the letter of intent for the proposed merger:

                                                 Aggregate Equity
                                                 Reference Range for BRDC
                                                 ------------------------
  Lady Luck Bettendorf Selected Companies
  Analysis plus BRDC Real Estate
  Discounted Cash Flow Analysis...............   $47,915,000 to $71,322,000

  Lady Luck Bettendorf Precedent Transactions
  Analysis plus BRDC Real Estate
  Discounted Cash Flow Analysis...............   $53,189,000 to $80,128,000

  Lady Luck Bettendorf Discounted Cash Flow
  Analysis plus BRDC Real Estate
  Discounted Cash Flow Analysis...............   $49,989,000 to $68,595,000

                                                 Equity Value for BRDC
                                                 Implied in the Merger
                                                 ---------------------
                                                 $61,518,000

  Pro Forma Merger Analysis.

  CIBC World Markets analyzed the potential pro forma effect of the merger on Isle of Capri's estimated earnings per share, commonly known as EPS, for fiscal years 2001 through 2005, based on publicly available research analysts' estimates of Isle of Capri. This analysis indicated that the proposed merger could be dilutive to, or result in a decrease in, Isle of Capri's estimated EPS in fiscal years 2001 through 2005. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Other Factors.

  In rendering its opinion, CIBC World Markets also reviewed and considered, among other things:

  . historical and projected financial data for Isle of Capri, BRDC and Lady Luck Bettendorf;

  . research analysts' reports for Isle of Capri, including fiscal year 2000 EPS growth rate estimates of these analysts;

  . a comparison of the trading multiples of Isle of Capri and selected mid-capitalization companies in the gaming industry as a measure of latest 12 months revenues, EBITDA and EBIT; and

  . historical market prices and trading volume of Isle of Capri common stock and the relationship between movements in Isle of Capri common stock, movements in the S&P 500 index and movements in the common stock of selected mid-capitalization companies in the gaming industry for the latest six months, 12 months and three years ended December 14, 1999.

  The above summary is not a complete description of CIBC World Markets' opinion to the Isle of Capri special committee or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

  In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Isle of Capri. No company, transaction or business used in the analyses as a comparison is identical to Isle of Capri, BRDC, Lady Luck Bettendorf or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

  The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

  The type and amount of consideration payable in the merger was determined through negotiation between Isle of Capri and BRDC. Although CIBC World Markets provided financial advice to Isle of Capri during the course of negotiations, the decision to enter into the merger was solely that of the Isle of Capri special committee and board of directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by the Isle of Capri special committee in its evaluation of the merger and should not be viewed as determinative of the views of the Isle of Capri special committee, the board of directors or management with respect to the merger or the exchange ratio provided for in the merger.

  Isle of Capri selected CIBC World Markets based on CIBC World Markets' reputation, expertise and familiarity with Isle of Capri and its business. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets and its affiliates have in the past provided services to Isle of Capri and Lady Luck Gaming Corporation unrelated to the proposed merger, including equity and debt financings, and currently are providing services to Isle of Capri with respect to the Lady Luck transaction Gaming Corporation merger, for which services CIBC World Markets and its affiliates have received and will receive compensation.
In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of Isle of Capri for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Isle of Capri has agreed to pay CIBC World Markets for its services with respect to its opinion an opinion fee of $300,000. In addition, Isle of Capri has agreed to reimburse CIBC World Markets for its out-of-pocket expenses, including fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

Dilution to Public Stockholders; Impact on Market Value of Isle of Capri Common Stock

  As of the date of this proxy statement, the merger agreement provides for the issuance of 6,210,000 shares subject to adjustment up to 6,300,000 shares of Isle of Capri common stock in connection with the merger. The following table shows the approximate ownership percentage in our company that Bernard Goldstein, our Chairman of the Board and Chief Executive Officer, Robert S. Goldstein, a member of our board of directors, and other members of the Goldstein family who are BRDC shareholders would have before and after the merger assuming that we issued 6,300,000 shares in connection with the merger:


                                                 Percentage of Outstanding Shares of
                                                       Isle of Capri Common Stock
                                     --------------------------------------------------------------
                                       Beneficially Owned   Shares Issued in    Beneficially Owned
                                        Prior to Merger        Merger(1)       After the Merger(2)
                                       ------------------   ----------------   -------------------
Bernard Goldstein (3)..............           15.9%               0.0%                  12.8%
Robert S. Goldstein (4)............            4.8                6.6                    9.0
Other BRDC Shareholders (3)........           10.7               19.8                   24.2
                                              ----               ----                   ----
Total..............................           31.4%              26.4%                  46.0%

------------------
(1) Calculated as a percentage of currently outstanding shares of [23,880,814].

(2) Calculated as a percentage of assumed outstanding shares of [30,180,814].

(3) Does not include shares of Isle of Capri common stock beneficially owned by members of Bernard Goldstein's family. Bernard Goldstein disclaims ownership of the shares owned by members of his family. Includes shares owned through Bernard Goldstein's ownership in Valley Corporation and shares issuable upon exercise of stock options that are exercisable within 60 days.

  (4) Does not include shares of Isle of Capri common stock beneficially owned by members of Robert S. Goldstein's family. Robert S. Goldstein disclaims ownership of the shares owned by members of his family. Includes shares owned through Robert S. Goldstein's ownership in Valley Corporation and shares issuable upon exercise of stock options that are exercisable within 60 days.

  (5) Does not include shares of Isle of Capri common stock beneficially owned by Bernard Goldstein and Robert S. Goldstein. The other members of the Goldstein family that are BRDC shareholders disclaim ownership of the shares owned by Bernard Goldstein and Robert S. Goldstein. Includes shares owned through the other BRDC shareholders' ownership in Valley Corporation.

  While we cannot currently determine the exact number of shares of Isle of Capri common stock that will be issued in connection with the merger, the issuance will cause dilution of the voting power of our current stockholders other than the BRDC shareholders.

Tax Treatment

  No income, gain or loss will be recognized by our company or our stockholders as a result of the merger for U.S. federal income tax purposes.

Anticipated Accounting Treatment

  Isle of Capri will account for the merger under the purchase method of accounting. Under that method of accounting, the aggregate consideration that we pay to shareholders of BRDC will be allocated to BRDC's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

                             --------------------

  Set forth below is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

Structure of the Merger

  At the effective time of the merger, BRDC will merge with and into our company and the separate corporate existence of BRDC will end. Our company will be the surviving corporation in the merger.

When the Merger Becomes Effective

  We will file a certificate of merger with the Delaware Secretary of State and the Iowa Secretary of State on or before the third business day following the date the last of the closing conditions to the merger is fulfilled or waived or at such other time and on such other date as BRDC and our company may agree. The merger will become effective at the time and on the date on which we file the certificate of merger. That time is the "effective time of the merger."

Conversion of BRDC Common Stock

  At the effective time of the merger, each share of BRDC common stock issued and outstanding immediately prior to the effective time will be converted into and become exchangeable for that number of shares of Isle of Capri common stock equal to the final number of shares of Isle of Capri common stock to be issued pursuant to the merger agreement (up to 6,300,000 shares) divided by the number of shares of BRDC common stock outstanding immediately prior to the effective time of the merger.

  The number of shares of Isle of Capri common stock will be adjusted upward or downward from 6,210,000 shares based upon the net amount of the following items to be determined as of the effective time of the merger:

  . increased by one-half of the net income or reduced by one-half of the net loss of Lady Luck Bettendorf from October 1, 1999 through the effective time of the merger;

  . increased or decreased by the amount by which BRDC's indebtedness as of the effective time of the merger exceeds or is less than $10.2 million; and

  . decreased by the sum of all amounts distributed by Lady Luck Bettendorf to its members after September 30, 1999 through the effective time of the merger.

  The result of combining the above amounts shall be divided by the negotiated per share price of $9.486.

  Any cash distributions that Lady Luck Bettendorf makes to BRDC and which BRDC distributes to its shareholders prior to the effective time of the merger will reduce the number of shares of Isle of Capri common stock issued in connection with the merger. For more information regarding BRDC's ability to make cash distributions to its shareholders prior to the effective time of the merger, see "Material Terms of the Merger Agreement."

  If, before the effective time of the merger, BRDC or our company declares or effects a stock split (including a reverse split), stock dividend, stock distribution, reorganization or recapitalization with respect to its shares or any similar transaction occurs relating to its shares, the exchange ratio will be equitably adjusted to reflect that event.

  No fractional shares of Isle of Capri common stock will be issued in the merger. Each BRDC shareholder will be entitled to receive in exchange for each tendered share of BRDC common stock the nearest number of shares of whole Isle of Capri common stock determined using the exchange ratio described above.

                    MATERIAL TERMS OF THE MERGER AGREEMENT

Representations and Warranties

  BRDC and its shareholders make representations and warranties in the merger agreement as to, among other things:

  . the corporate organization, existence, good standing and qualification to do business of BRDC and its subsidiaries;

  . BRDC's capitalization and BRDC's ownership interest in its subsidiary and its indirect ownership interest in Lady Luck Bettendorf;

  . the power and authority of BRDC and its shareholders to execute, deliver and perform the merger agreement and to complete the merger;

  .  required governmental and third-party approvals;

  .  BRDC's consolidated financial statements;

  .  the absence of undisclosed liabilities;

  .  changes in BRDC's business since the end of its prior fiscal year;

  .  tax returns and tax payments;

  . real property and personal property owned or leased by BRDC and its subsidiaries;

  .  intellectual property owned or used by BRDC and its subsidiaries;

  . significant agreements to which BRDC or any of its subsidiaries is a party;

  .  litigation affecting BRDC or any of its subsidiaries;

  . compliance with applicable laws, including environmental laws, by BRDC and its subsidiaries;

  .  employee benefits plans of BRDC and its subsidiaries;

  .  labor matters affecting BRDC or any of its subsidiaries;

  .  insurance coverage applicable to BRDC and its subsidiaries;

  . BRDC's and its subsidiaries' preparedness with respect to Year 2000 compliance;

  .  brokers and finders;

  . each BRDC shareholder's investment intent with respect to the Isle of Capri common stock that such BRDC shareholder will receive in connection with the merger;

  . information supplied by BRDC and BRDC shareholders that is included in this proxy statement (other than as related to pro forma financial statements, other forward-looking information or projections); and

  . qualification of the merger as a reorganization under the Internal Revenue Code.

  We make representations and warranties in the merger agreement as to, among other things:

  . our corporate organization, existence, good standing and qualification to do business;

  . our corporate power and authority to execute, deliver and perform the merger agreement and to complete the merger;

  . required governmental and third-party approvals, including the required approval of our stockholders;

  . the financial statements and information we file with the Securities and Exchange Commission;

  .  changes in our business since the end of our prior fiscal year;

  .  litigation affecting our company;

  . qualification of the merger as a reorganization under the Internal Revenue Code;

  .  receipt of an opinion from the special committee's financial advisor; and

  . receipt of a waiver from Lady Luck Gaming Corporation of its rights to purchase BRDC's indirect interest in Lady Luck Bettendorf as a result of this transaction.

Conduct of Business Covenants

  The merger agreement provides that, subject to certain exceptions, BRDC and its subsidiaries must conduct their business only in the usual, regular and ordinary course until the effective time of the merger. The merger agreement also includes limitations, prohibitions and other provisions relating to BRDC's and its subsidiaries' conduct of business before the effective time of the merger with respect to:

  .  changes in capital stock and payment of dividends;

  .  issuance of stock and convertible securities;

  .  charter and bylaw amendments;

  .  acquisitions and dispositions except in the ordinary course of business;

  .  incurrence or repayment of debt;

  . increases in compensation and amendments to employee benefit or retirement plans;

  .  execution, modification or termination of leases or material contracts;

  .  changes in accounting policies or procedures;

  .  tax elections;

  .  settlement of claims in litigation;

  .  capital expenditure levels;

  .  related party transactions; and

  . asserting rights to purchase Lady Luck Gaming Corporation's indirect 50% interest in Lady Luck Bettendorf as a result of Lady Luck Gaming Corporation entering into the merger with Isle of Capri or terminating the casino management agreement of Lady Luck Gaming Corporation.

  The merger agreement does not limit BRDC's ability to distribute cash to its shareholders. Subject to the requirement that cash and marketable securities of Lady Luck Bettendorf at the effective time not be less than $2.5 million, Lady Luck Bettendorf is permitted to distribute cash in the following amounts to BRDC prior to the effective time of the merger:

  . 45% of one-half of Lady Luck Bettendorf's net income earned for the month of September 30, 1999;

  . 45% of one-half of Lady Luck Bettendorf's net income earned from October 1, 1999 through the effective time of the merger; and

  . discretionary distributions of up to $10.0 million if cash of Lady Luck Bettendorf is available.

  The merger agreement also provides that, subject to certain exceptions, we will conduct our company's business only in the usual, regular and ordinary course until the effective time of the merger.

Indemnification

  We have agreed to indemnify and hold harmless the BRDC shareholders against all losses they or their successors incur as a result of entering into the merger agreement and the completion of the merger except for losses related to a breach of representation, warranty or covenant related to BRDC and its subsidiary that is made by BRDC or the shareholders but not related to Lady Luck Bettendorf and for matters described below for which the Shareholders have agreed to indemnify Isle of Capri.

  The BRDC shareholders have agreed to jointly and severally indemnify and hold harmless our company, our affiliates and all directors, officers, employees, agents and controlling persons of our company and its affiliates against all losses relating to (1) breaches of the representations and warranties that BRDC and its shareholders make in the merger agreement related to land owned by BRDC that is leased to Lady Luck Bettendorf and (2) an environmental condition which exists on the land at the effective time.

  Our indemnification obligation to the BRDC shareholders is not subject to a deductible, has no limitation in amount and survives indefinitely after completion of the merger. The BRDC shareholders' indemnification obligation to us only arises in the event we discover (1) a breach of their representations or warranties as to the land or (2) an environmental condition which exists on the land at the effective time, within three years of the effective time. We are not entitled to be indemnified for the first $250,000 of our losses. Our total claims against the BRDC shareholders are limited to $3,000,000 in the aggregate. Prior to collecting indemnification from BRDC shareholders for environmental conditions on the land, Isle of Capri must request a prior owner of the property to address such matters.

Loan Repayment; BRDC Shareholder Guarantees

  Immediately after the effective time of the merger, we will cause BRDC to repay in full a loan with a balance of approximately $3.2 million that a corporation wholly owned by members of the Goldstein family made to BRDC. We also will use commercially reasonable efforts to obtain releases of any guarantees and pledged collateral of BRDC shareholders to third parties with respect to BRDC's obligations. For more information regarding the $3.2 million loan that we will repay, see "The Merger--Interests of Isle of Capri Directors and Officers in the Merger that Are Different from Your Interests."

Resale Restrictions

  The shares of Isle of Capri common stock we issue in connection with the merger will not be registered under applicable securities laws. However, we have agreed to provide the BRDC shareholders the right to include their shares in an underwritten offering of shares that Isle of Capri initiates. BRDC shareholders are prohibited from transferring any of their shares of Isle of Capri common stock they receive in connection with the merger unless the transfer is permitted under applicable securities laws.

Other Covenants

  BRDC and our company have agreed to cooperate with each other and to use commercially reasonable efforts:

  . to take all necessary, proper and advisable actions to complete the merger; and

  . to promptly prepare and file all documentation and filings necessary or advisable to obtain approval of the merger.

  At our request, BRDC and its shareholders will terminate any related party agreements to which BRDC or any of its subsidiaries is a party which it has not disclosed to us.

  The merger agreement also contains covenants by us as to:

  .  the preparation and filing of this proxy statement; and

  .  the holding of the special meeting.

Conditions to Completion of the Merger

  We will complete the merger only if the conditions set forth in the merger agreement are satisfied or waived to the extent permitted. The conditions to both BRDC's obligation and our obligation to complete the merger include:

  .  approval by our stockholders of the merger agreement;

  .  the absence of any law or order prohibiting completion of the merger;

  .  receipt of necessary antitrust approvals of the merger;

  .  receipt of the Iowa Racing and Gaming Commission's approval of the merger;
     and

  .  completion of our merger with Lady Luck Gaming Corporation.

  Additional conditions to our obligation to complete the merger include:

  . the accuracy, as qualified for materiality, of the representations and warranties of BRDC and its shareholders;

  . performance by BRDC and its shareholders in all material respects of their pre-merger obligations under the merger agreement including obtaining consents to material agreements of BRDC; and

  . the absence of any material adverse change in the business, properties, condition, prospects or results of operations of BRDC and Lady Luck Bettendorf, taken as a whole, since September 30, 1999 other than changes to the financial performance or prospects of Lady Luck Bettendorf.

  Additional conditions to BRDC's obligation to complete the merger include:

  . the accuracy, as qualified for materiality, of our representations and warranties;

  . our performance in all material respects of our pre-merger obligations under the merger agreement; and

  . release of guarantees and pledged collateral of BRDC's shareholders related to BRDC's and its subsidiaries' indebtedness or an agreement from Isle of Capri to indemnify.

  At any time before the effective time of the merger, BRDC or our company may waive any of these conditions without the approval of our respective shareholders. As of the date of this proxy statement, we do not expect that any condition will be waived.

Termination of the Merger Agreement

  We can agree with BRDC to terminate the merger agreement at any time without completing the merger.

  We also can terminate the merger agreement, without BRDC's consent based upon the above conditions or if any state gaming authority revokes any of Lady Luck Bettendorf's licenses or permits or imposes fines, penalties or restrictions that would reasonably be expected to have a material adverse effect on the business of Lady Luck Bettendorf.

  Either BRDC or our company can terminate the merger agreement, without the consent of the other, if:

  . the special meeting is held and our stockholders do not approve the merger agreement;

  . the merger is not completed before the "outside date," which is defined in the merger agreement as December 31, 2000 and which can be extended to June 30, 2001 if our separate merger agreement with Lady Luck Gaming Corporation remains in effect and either party notifies the other party that it wants to extend the outside date;

  . any order permanently restraining, enjoining or otherwise prohibiting completion of the merger has become final and non-appealable; or

  . the other party materially breaches the merger agreement and cannot or does not correct the breach within a 30-day cure period.

Expenses

  BRDC and our company will pay our own expenses in connection with the merger and the related transactions except that we will pay the accounting fees of BRDC incurred in connection with the preparation of this proxy statement and governmental filing fees incurred by the shareholders of BRDC in connection with the merger.

Modification or Amendment to the Merger Agreement

  At any time prior to stockholder approval of the merger agreement, BRDC and our company can modify or amend the merger agreement if our respective boards of directors agree to do so. After stockholder approval is received, BRDC and our company can modify or amend the merger agreement only if further approval of our stockholders would not be needed. At any time prior to the effective time of the merger, either BRDC or our company can waive its right to require the other to comply with the merger agreement where the law allows.

Regulatory Requirements

Antitrust Approval

  Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the Federal Trade Commission, we cannot complete the merger until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied.

  BRDC and our company intend to file notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division together with requests for early termination of the waiting period, as soon as practicable.

  At any time before or after completion of the merger, the Antitrust Division or the Federal Trade Commission or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets of our company or BRDC. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

Gaming Authority Approval

  We cannot complete the merger without the approval of the Iowa Racing and Gaming Commission. The Iowa Racing and Gaming Commission must review the merger to determine whether or not it is compatible with the State of Iowa's gaming regulations and policies concerning the responsibility, financial stability and character of gaming operators and persons financially interested or involved in gaming operations. The Iowa Racing and Gaming Commission requires any individual who will have a material relationship with Lady Luck Bettendorf, including certain of our corporate officers, to be investigated and found suitable.

  We have filed notification and application forms with the Iowa Racing and Gaming Commission.


                          RELATED PARTY TRANSACTIONS

  On October 5, 1999, we entered into a merger agreement with Lady Luck Gaming Corporation, which indirectly owns a 50% interest in Lady Luck Bettendorf. Under the terms of this merger agreement, a wholly owned subsidiary of our company will be merged with and into Lady Luck Gaming Corporation. Lady Luck Gaming Corporation will continue as the surviving corporation in the merger and as a wholly owned subsidiary of our company. We will pay $12.00 cash for each share of Lady Luck Gaming Corporation common stock outstanding at the effective time of the Lady Luck merger. We are not obligated to complete the merger of BRDC into our company until the Lady Luck Gaming Corporation merger is completed.

  BRDC owns the land on which Lady Luck Bettendorf is located and leases it to Lady Luck Bettendorf for $150,000 per month. After the effective time, Isle of Capri will own this land. Lady Luck Gaming Corporation owns the riverboat that is leased to Lady Luck Bettendorf. Lady Luck Bettendorf makes monthly lease payments of approximately $189,000 to Lady Luck Gaming Corporation under the terms of this lease.

  Lady Luck Gaming Corporation also manages Lady Luck Bettendorf. Under the terms of its management agreement, Lady Luck Gaming Corporation is paid a monthly fee equal to 2% of gross revenues (as defined in the management agreement) plus 7% of EBITDA (as defined in the management agreement) not to exceed 4% of annual gross revenue generated by Lady Luck Bettendorf, less $37,500. BRDC provided consulting services concerning licensing, staffing and management of the marine aspects of the gaming vessel and any land based development for which it was paid $325,000 per year by Lady Luck Gaming Corporation. After the effective time, BRDC will no longer receive this fee.

  A corporation wholly owned by the Goldstein family leases to Lady Luck Bettendorf on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360. We expect that Lady Luck Bettendorf will continue to rent these properties after the effective time. Lady Luck Bettendorf has also agreed to remove its construction debris from property owned by a wholly-owned corporation of the Goldstein family.

  Isle of Capri reimburses Alter Trading Corporation, a company owned by Bernard Goldstein, Robert S. Goldstein and other members of the Goldstein family, for annual lease payments of approximately $99,000 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri's request in order to secure a site for possible casino operations.

  During the prior fiscal quarter of Isle of Capri, Allan B. Solomon, the Executive Vice President, Secretary and General Counsel of the Company, paid in full a loan from the Company in the aggregate amount of $215,788.

  Isle of Capri manages the Isle of Capri-Black Hawk for a fee which is equal to two percent of revenue (after deducting one-half of gaming taxes), plus ten percent of operating income, the total of which is not to exceed four percent of revenue, as defined.

                         OWNERSHIP OF OUR CAPITAL STOCK

  The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of November 30, 1999 (unless otherwise indicated) by (i) each of our directors, (ii) our chief executive officer and our executive officers, (iii) all our directors and officers as of November 30, 1999 as a group and (iv) based on information available to the Company and a review of statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, each person that owned beneficially (directly or together with affiliates) more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

                                                              Shares of      Percentage of
                                                            Common Stock      Outstanding
                                                            Beneficially        Shares
Name and Address of 5% Beneficial Owners                      Owned(1)         Owned(1)
----------------------------------------                   -------------     --------------
Bernard Goldstein (2).................................       3,868,702             15.9%
  2200 Corporate Boulevard, N.W.
  Boca Raton, FL 33431
John M. Gallaway (3)...................................        253,250              *
Allan B. Solomon (4) ..................................        429,250              2.0%
Robert S. Goldstein (5)................................      1,127,600              4.8%
Alan Glazer (6)........................................         38,500              *
Emanuel Crystal (7)....................................         69,976              *
W. Randolph Baker (8)..................................         42,500              *
Timothy M. Hinkley(9)..................................         87,374              *
Rexford A. Yeisley (10)................................         91,550              *
Valley Corporation (11)................................      1,320,578              5.6%
Dimensional Fund Advisors (12).........................      1,581,750              6.7%
Neil G. Blum (13)......................................      1,317,261              5.6%
All Officers and Directors as a Group
 (13 persons) (14).....................................      6,140,844             25.0%

_____________________
* Less than 1%.
(1) Calculated pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of November 30, 1999, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Does not include an aggregate of 4,273,482 shares (including 68,500 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Bernard Goldstein's family. Bernard Goldstein disclaims beneficial ownership of the shares owned by members of his family. Includes 619,351 shares owned through Mr. Goldstein's ownership in Valley Corporation and 247,250 shares issuable upon exercise of stock options that are exercisable within 60 days.

 (3) Includes 232,250 shares issuable upon exercise of stock options that are exercisable within 60 days.
 (4) Includes 234,250 shares issuable upon exercise of stock options that are exercisable within 60 days.
 (5) Does not include an aggregate of 6,720,834 shares (including 247,250 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Robert S. Goldstein's family. Robert S. Goldstein disclaims beneficial ownership of the shares owned by members of his family. Includes 13,205 owned by Mr. Goldstein's ownership in Valley Corporation and 68,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
 (6) Includes 28,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
 (7) Includes 46,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 1,976 shares owned by Mr. Crystal's wife.
 (8) Includes 12,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
 (9) Includes 87,374 shares issuable upon exercise of stock options that are exercisable within 60 days.
(10) Includes 89,250 shares issuable upon exercise of stock options that are exercisable within 60 days.
(11) Valley Corporation is owned by Bernard Goldstein and members of his family. Bernard Goldstein and Robert S. Goldstein own 45.2% and 1.0% of Valley Corporation, respectively.
(12) Pursuant to a Schedule 13G we received, Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,581,750 shares as of December 31, 1998, all of which shares are held in portfolios of four registered investment companies and certain other investment vehicles, including commingled group trusts, to all of which Dimensional Fund Advisors, Inc. serves as investment advisor and investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.
(13) Pursuant to a Schedule 13D we received, Neil G. Bluhm is deemed to have beneficial ownership of 1,242,336 shares of Isle of Capri common stock as of April 1, 1999, which includes 50,000 and 751,700 shares held by LAMB Partners. Mr. Bluhm is a general partner of certain partnerships and has shared voting and investment power with respect to the shares held by the partnerships. Mr. Bluhm disclaims beneficial ownership of such shares. Also includes 74,925 shares held by certain other general partners of such partnerships.
(14) Information provided is for the individuals who were officers and directors of the Company on November 30, 1999 and includes 471,124 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 3,155,882 shares beneficially owned by relatives of Bernard Goldstein and Robert S. Goldstein, other than them, the beneficial ownership of which is disclaimed by Bernard Goldstein and Robert S. Goldstein. If such shares were included in the category "All Officers and Directors as a Group," the number of shares of Common Stock beneficially owned by such group as of November 30, 1999 would have been 9,296,726, and the percentage of outstanding shares of Common Stock owned by such group as of November 30, 1999 would have been 37.0%.

                    MARKET PRICES AND DIVIDEND INFORMATION

  Shares of our common stock are quoted on the Nasdaq National Market under the symbol "ISLE". Shares of BRDC common stock are not publicly traded and no market exists for BRDC common stock.

  The following table sets forth, for the periods and dates indicated, the range of high and low closing prices for our common stock as reported on the Nasdaq National Market.

                                                                                      Closing Price Per Share
                                                                                      -----------------------
                                                                                         High         Low
                                                                                      ----------   ----------
   Fiscal Year Ended April 26, 1998
      First Quarter.................................................................     $ 2.81       $1.94
      Second Quarter................................................................     $ 3.66       $1.97
      Third Quarter.................................................................     $ 3.19       $2.38
      Fourth Quarter................................................................     $ 3.31       $2.56

   Fiscal Year Ended April 25, 1999

      First Quarter.................................................................     $ 4.13       $3.00
      Second Quarter................................................................     $ 3.63       $1.75
      Third Quarter.................................................................     $ 4.25       $2.44
      Fourth Quarter................................................................     $ 6.50       $3.88

   Fiscal Year Ending April 30, 2000

      First Quarter.................................................................     $ 8.69       $5.75
      Second Quarter................................................................     $13.00       $7.50
      Third Quarter (through December__, 1999)......................................

   October 5, 1999 (the last trading day before we announced the merger)............     $10.06       $9.81
   December __, 1999 (the last trading day before the date of this proxy statement).

  We have never paid dividends on our common stock and the current policy of our board of directors is to retain earnings to provide for the growth of our company. In addition, our senior credit facility and the indenture governing our senior subordinated notes limit our ability to pay dividends. Consequently, we do not expect to pay cash dividends on Isle of Capri common stock in the foreseeable future.


                             ADDITIONAL INFORMATION

Deadline for Isle of Capri Stockholder Proposals

  If you wish to submit a proposal to be considered for inclusion in the proxy material for our 2000 annual stockholder meeting, it must be received at our company's principal executive offices, Attention: Bernard Goldstein, Chairman of the Board and Chief Executive Officer, no later than April 22, 2000.

Incorporation of Information We File with the SEC

  This proxy statement "incorporates by reference" important business and financial information about our company that is not included in or delivered with the proxy statement. This means:

  .  incorporated documents are considered part of this proxy statement;

  . we can disclose important information to you by referring you to those documents; and

  . information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this proxy statement.

  The following documents are incorporated into this proxy statement by reference:

  .  our Annual Report on Form 10-K for the fiscal year ended April 25, 1999;

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 1999;

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended October 24, 1999;

  .  our Current Report on Form 8-K filed on October 15, 1999; and

  . all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and before the special meeting is held.

  You may obtain copies of the information incorporated into this proxy statement by reference without charge upon oral or written request to: Isle of Capri Casinos, Inc.; Attention: Chief Financial Officer; 1641 Popps Ferry Road, Biloxi, Mississippi 39532; Telephone: (228) 396-7000.

  To obtain timely delivery of any of this information, you must make your request at least five business days prior to the date of the special meeting. The date by which you must make your request is January __, 2000.

Forward-Looking Statements

  This proxy statement includes or incorporates by reference forward-looking statements as they are defined in the Securities Act of 1933 and the Securities Exchange Act of 1934. We based these forward-looking statements on our current expectations and our projections about future events. These forward-looking statements could be negatively affected by risks, uncertainties and assumptions about us, including, among other things:

  . the effect of general economic, credit and capital market conditions on our business;

  .  competition in our existing and any future markets;

  .  changes in gaming laws and regulations;

  .  our failure to obtain or retain licenses or regulatory approvals;

  . our failure to complete or successfully operate planned expansion projects; and

  .  our failure to obtain adequate financing to meet our goals.

  All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this proxy statement might not occur.

Where You Can Find More Information

  You may read and copy the reports, statements and other information we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W.,

Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission but must pay photocopying fees. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public on the Securities and Exchange Commission's Internet site (http://www.sec.gov).

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company adjusted to give effect to the Lady Luck Gaming Corporation ("LUCK") Acquisition, LUCK's purchase of Gamblers Supply Management Company ("Miss Marquette" or "MM"), and the BRDC, Inc. ("BRDC") Acquisition. The unaudited pro forma condensed consolidated balance sheet as of October 24, 1999 gives effect to the LUCK Acquisition, LUCK's purchase of Miss Marquette, and the BRDC Acquisition as if such transactions had occurred on October 24, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended April 25, 1999, and the unaudited pro forma condensed consolidated statement of operations for the six months ended October 24, 1999, gives effect to the LUCK Acquisition, LUCK's purchase of Miss Marquette, and the BRDC Acquisition as if such transactions had occurred on April 27, 1998.

  The LUCK Acquisition, LUCK's purchase of Miss Marquette and the BRDC Acquisition have been or will be accounted for by the Company using the purchase method of accounting. The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable. In the opinion of the Company's management, all adjustments necessary to present fairly the pro forma statements have been made. The actual purchase price adjustments will be determined based on the fair market value of the assets and liabilities acquired and may differ significantly from the amounts reflected in the pro forma adjustments.

  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operation which would have been achieved had the above mentioned transactions occurred on the indicated dates, nor are they necessarily indicative of the results of future operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company and LUCK which are incorporated herein by reference as well as Miss Marquette and BRDC which are included elsewhere in this Proxy.

                          ISLE OF CAPRI CASINOS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                October 24, 1999
                                 (In thousands)

                                                                       ISLE/LUCK-MM
                        10/24/99   9/30/99    9/30/99                   Pro Forma    9/30/99    9/30/99                 Pro  Forma
                          ISLE       LUCK    GSMC (MM)                  Condensed     BRDC        LLB                    Condensed
                       Historical Historical Historical Adjustments    Consolidated Historical Historical Adjustments   Consolidated
                       ---------- ---------- ---------- -----------    ------------ ---------- ---------- -----------   ------------
        ASSETS
        ------
Current Assets:
  Cash and cash
   equivalents.........$ 88,841   $ 22,201   $ 2,306     $108,868  1  $  221,416   $    21      $ 8,410    $(34,222)   13  $195,625
  Marketable
   securities..........      --     18,092        --           --         18,092        --           --          --          18,092
  Accounts
   recievable..........   4,461        736         1           --          5,378        --          124          --           5,502
  Income tax
   receivable..........     800         --        --           --            800        --           --          --             800
  Deferred income
   taxes...............   4,684         --        --           --          4,684        --           --          --           4,684
  Prepaid expenses
   and other assets....   7,291      2,243       370           --          9,904        --        1,753          --          11,657
                       --------    -------  --------       -------    ----------   -------      -------    --------        --------
    Total current
     assets............ 106,257     43,272     2,677      108,068        260,274        21       10,287     (34,222)        236,360
Property and equipment
 --net................. 437,924    313,874    28,323      (10,923) 2     587,198     1,357       59,946      14,243    14   655,744
Other assets:
  Investments in &
   advances to joint
   ventures............   2,606     17,204        --           --         19,810    17,204           --     (34,408)   15     2,606
  Property held for
   development or
   sale................   3,782         --        --           --          3,782        --           --          --           3,782
  Licenses and other
   intangible assets,
   net of accumulated
   amortization........  61,956         --        --           --         61,956        --           --          --          61,956
  Goodwill, net of
   accumulated
   amortization........  51,631         --        --       89,991  3     141,622        --           --      43,162    16   184,784
  Berthing, concession,
   and leasehold
   rights, net of
   accumulated
   amortization........   3,963         --        --           --          3,963        --           --         --            3,963
  Deferred financing
   costs, net of
   accumulated
   amortization........  18,330      1,226        --       11,774  4      31,330        --           --         --           31,330
  Notes receviable.....      --         --       100           --            100        --           --         --              100
  Deferred income
   taxes...............      --         --       282       19,761   5     20,043        --           --         --           20,043
  Restricted cash......   3,840         --        --           --          3,840        --           --         --            3,840
  Prepaid deposits
   and other...........   3,890      4,601        --           --          8,491        --          493         --            8,984
                       --------    -------   -------     --------     ----------   -------      -------    --------      ----------
    Total assets...... $694,179   $198,177   $31,382     $218,671     $1,142,409   $18,582      $63,726    $(11,225)     $1,213,492
                       ========   ========   =======     ========     ==========   =======      =======    ========      ==========





                          ISLE OF CAPRI CASINOS, INC.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (continued)
                               October 24, 1999
                                (In thousands)

                                                                                                       ISLE/LUCK-MM
                                                  10/24/99    9/30/99     9/30/99                       Pro Forma
                                                    ISLE        LUCK     GSMC (MM)                      Condensed
                                                 Historical  Historical  Historical  Adjustments       Consolidated
                                                 ----------  ----------  ----------  -----------       ------------

LIABILITIES AND STOCKHOLDERS'
  EQUITY/MEMBERS' EQUITY
  ----------------------
Current liabilities:
  Current maturities of long-
    term debt.................................. $     7,988  $   1,052   $   2,207     $   5,491   6   $   16,738
  Accounts payable:
    Trade......................................      15,394      2,697         344             -           18,435
    Related party..............................           -          -           -             -                -
  Accrued liabilities:
    Interest...................................       3,039      1,859           -             -            4,898
    Payroll and related........................      26,482          -       1,145         2,748   7       30,375
    Property and other taxes...................      15,578        985           -             -           16,563
    Progressive jackpots and
      slot club awards.........................       6,324          -           -             -            6,324
    Amounts due to parent company..............           -          -      11,762       (11,762)  8            -
    Other......................................       8,682     10,466         819           500   9       20,467
                                                   --------  ---------   ---------     ---------       ----------
      Total current liabilities................      83,487     17,059      16,277        (3,023)         113,800
Long-term debt, less current maturities........     520,023    176,614       2,669       238,634  10      937,940
Deferred income taxes..........................       9,673          -           -             -            9,673

Minority interest..............................       5,333          -           -             -            5,333
Preferred stock................................           -     22,442           -       (22,442) 11            -
Equity:
  Common stock.................................         237         29          10           (39) 12          237
  Additional paid-in capital...................      63,693     31,382      14,677       (46,059) 12       63,693
  Retained earnings (deficit)/members' equity..      11,733    (49,349)     (2,251)       51,600  12       11,733
                                                   --------  ---------   ---------     ---------       ----------
      Total stockholders' equity/
        members' equity........................      75,663      4,504      12,436         5,502           75,663
                                                   --------  ---------   ---------     ---------       ----------
      Total liabilities and stockholders' equity/
        members' equity........................    $694,179  $ 198,177   $  31,382     $ 218,671       $1,142,409
                                                   --------  ---------   ---------     ---------       ----------

                                                  9/30/99       9/30/99                          Pro Forma
                                                    BRDC          LLB                            Condensed
                                                 Historical   Historical    Adjustments         Consolidated
                                                 ----------   ----------    -----------         ------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY/MEMBERS' EQUITY
  ----------------------
Current liabilities:
  Current maturities of long-
    term debt..................................     $  1,700   $  1,829     $  (3,529)   17       $      16,738
  Accounts payable:
    Trade......................................          205      1,277             -                    19,917
    Related party..............................            -        443             -                       443
  Accrued liabilities:
    Interest...................................           16          -             -                     4,914
    Payroll and related........................            -          -             -                    30,375
    Property and other taxes...................            -        200             -                    16,763
    Progressive jackpots and
      slot club awards.........................            -        883             -                     7,207
    Amounts due to parent company..............            -          -             -                         -
    Other......................................           82      3,181             -                    23,730
                                                    --------  ---------     ----------             -------------
      Total current liabilities................        2,003      7,813        (3,529)                  120,087
Long-term debt, less current maturities........        9,167     21,505       (30,672)   17             937,940
Deferred income taxes..........................            -          -         5,697    18              15,370

Minority interest..............................            -          -             -                     5,333
Preferred stock................................            -          -             -                         -
Equity:
  Common stock.................................            -          -            62    19                 299
  Additional paid-in capital...................            -          -        59,037    19             122,730
  Retained earnings (deficit)/members' equity..        7,412     34,408       (41,820)   20              11,733
                                                    --------  ---------     ---------              ------------
      Total stockholders' equity/
        members' equity........................        7,412     34,408        17,279                   134,762
                                                    --------  ---------     ---------              ------------
      Total liabilities and stockholders' equity/
        members' equity........................     $ 18,582   $ 63,726     $ (11,225)             $  1,213,492
                                                    --------  ---------     ---------              ------------

                          ISLE OF CAPRI CASINOS, INC.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1) Reflects proceeds of $475 million from the refinancing of the Senior Secured Credit Facility, net of $230.9 million of cash paid to refinance certain debt, $58.9 million of cash to LUCK shareholders to purchase the outstanding stock, $22.4 million paid to redeem the LUCK Preferred Stock, $41.7 million paid in the acquisition of Miss Marquette, $13.0 million in acquisition and financing costs.

2) Reflects the write down of certain assets including the riverboat and other equipment related to the Miss Marquette acquisition.

3) Reflects the excess of cost over the estimated fair value of the net assets acquired in the LUCK and Miss Marquette Acquisitions. The Company has tentatively allocated the purchase price of these assets at their current net book values.

4) Reflects certain refinancing costs of $13.0 million, net of the write-off of deferred financing costs totaling $1.2 million related to debt which was retired as a result of this transaction.

5) Reflects (1) the deferred tax assets at 40% tax rate associated with LUCK's purchase of Miss Marquette, and (2) the elimination of LUCK's deferred tax asset valuation allowance of $15.7 million.

6) Reflects the Current Portion of $13.8 million relating to the new Senior Credit Facility, net of the current portion totaling $8.3 million of debt that was retired as a result of this transaction.

7)   Reflects the accrual of the buyout of the LUCK management contracts.

8) Reflects the reduction of debt owed by Miss Marquette to its parent which was not included in the purchase of Miss Marquette.

9)   Reflects the reduction of other assets related to Miss Marquette.

10) Reflects proceeds of $475 million from the refinancing of the Senior Secured Credit Facility, net of $222.6 million of cash paid to refinance certain debt, net of the Current Portion of $13.8 million relating to the new Senior Credit Facility.

11)  Reflects the redemption of the Preferred Stock of LUCK.

12) Reflects the elimination of the Common Stock, Additional Paid-in Capital and Retained Earnings (Deficit) of LUCK and Miss Marquette in consolidation with ISLE.

13) Reflects the pay-off of $34.2 million of debt related to the BRDC and Bettendorf Acquisition and the elimination of BRDC's cash.

14) Reflects the write up of land related to the BRDC Acquisition to its current fair value.

15) Reflects the elimination of the Investment in Subsidiary (Bettendorf) owned separately by LUCK and BRDC.

16) Reflects the excess of cost over the estimated fair market value of the net assets acquired in the BRDC and Bettendorf Acquisitions. The Company has tentatively allocated the purchase price of these assets (with the exception of the land discussed above) at their current net book values.

17)  Reflects the pay-off of debt related to the BRDC and Bettendorf
     Acquisitions.

                          ISLE OF CAPRI CASINOS, INC.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (continued)

18) Reflects the estimated deferred tax liabilities at 40% tax rate associated with the purchase of BRDC.

19)  Reflects the issuance of ISLE Common Stock as part of the BRDC Acquisition.

20) Reflects the elimination of the Retained Earnings/Members' Equity of BRDC and Bettendorf, respectively in consolidation with Isle.

                          ISLE OF CAPRI CASINOS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended April 25, 1999
                     (In thousands, except per share data)

                                                        12 Fiscal  12 Fiscal
                                                        Months (1) Months (1)
                                                          Ended      Ended
                                             April 25,  March 31,  March 31,
                                                1999       1999       1999
                                                ISLE       LUCK    GSMC (MM)
                                             Historical Historical Historical Adjustments
                                             ---------- ---------- ---------- -----------
Revenue
  Casino...................................  $ 424,379  $ 122,113  $  33,025  $        -
  Rooms....................................     10,829      4,324        470           -
  Pari-mutuel commissions and fees.........     21,351          -          -           -
  Rent.....................................          -          -          -           -
  Management fees from unconsolidated
   joint venture...........................          -      2,382          -           -
  Food, beverage and other.................     23,818     18,017      4,329           -
                                             ---------- ---------- ---------- -----------
      Total revenue........................    480,377    146,836     37,824           -
      Less: Promotional allowances.........          -    (12,248)    (2,028)          -
                                             ---------- ---------- ---------- -----------
      Net revenues.........................    480,377    134,588     35,796           -
Operating Expenses
  Casino...................................     77,679     50,171     17,250           -
  Rooms....................................      3,914      1,755        170           -
  Gaming taxes.............................     86,855          -          -           -
  Management fees--affiliates..............          -          -          -           -
  Pari-mutuel..............................     15,741          -          -           -
  Food and beverage........................     14,204      4,603      2,183           -
  Marine and facilities....................     28,218          -          -           -
  Marketing and administrative.............    144,541     42.860      7,493           -
  Valuation charge.........................      5,097          -          -           -
  Accrued litigation settlement (reversal).     (4,215)         -          -           -
  Preopening expenses......................      3,320          -          -           -
  Related party license fees...............          -      3,463          -           -
  Gain (loss) on sale of assets............          -      2,848          -           -
  Rental expenses--affiliates..............          -          -          -           -
  Consulting agreement.....................          -          -          -         500   2
  Depreciation and amortization............     36,277      8,206      2,433       3,600   3
                                             ---------- ---------- ---------- -----------
      Total operating expenses.............    411,631    113,906     29,529       4,100
                                             ---------- ---------- ---------- -----------
  Operating income.........................     68,746     20,682      6,267      (4,100)

                                                          12 Fiscal   12 Fiscal
                                                          Months (1)  Months (1)
                                                 ISLE       Ended       Ended
                                               LUCK-MM    March 31,   March 31,
                                              Pro Forma      1999        1999                            Pro Forma
                                              Condensed      BRDC        LLB                             Condensed
                                             Consolidated Historical  Historical    Adjustments         Consolidated
                                             ------------ ----------  ----------    -----------         ------------
Revenue
  Casino...................................  $   579,517  $        -  $  82,986     $        -          $   662,503
  Rooms....................................       15,623           -      2,125              -               17,748
  Pari-mutuel commissions and fees.........       21,351           -          -              -               21,351
  Rent.....................................            -       1,871          -         (1,800)     7            71
  Management fees from unconsolidated
   joint venture...........................        2,382         325          -         (2,707)     8             -
  Food, beverage and other.................       46,164           -      7,747         (2,268)     9        51,643
                                             ------------ ----------  ----------    -----------         ------------
      Total revenue........................      665,037       2,196     92,858         (6,775)             753,316
      Less: Promotional allowances.........      (14,276)          -     (5,161)             -              (19,437)
                                             ------------ ----------  ----------    -----------         ------------
      Net revenues.........................      650,761       2,196     87,697         (6,775)             733,879
Operating Expenses
  Casino...................................      145,100           -     22,542              -              167,642
  Rooms....................................        5,839           -      1,364              -                7,203
  Gaming taxes.............................       86,855           -     20,717              -              107,572
  Management fees--affiliates..............            -           -      2,382         (2,382)     8             -
  Pari-mutuel..............................       15,741           -          -              -               15,741
  Food and beverage........................       20,990           -      3,057              -               24,047
  Marine and facilities....................       28,218           -      2,470              -               30,688
  Marketing and administrative.............      194,894         112     15,244           (325)     8       209,925
  Valuation charge.........................        5,097           -          -              -                5,097
  Accrued litigation settlement (reversal).       (4,215)          -          -              -               (4,215)
  Preopening expenses......................        3,320           -      1,157              -                4,477
  Related party license fees...............        3,463           -          -              -                3,463
  Gain (loss) on sale of assets............        2,848           -       (259)             -                2,589
  Rental expenses--affiliates..............            -           -      4,343         (4,068)   7,9           275
  Consulting agreement.....................          500           -          -              -                  500
  Depreciation and amortization............       50,516         187      2,819          1,726     10        55,248
                                             ------------ ----------  ----------    -----------         ------------
      Total operating expenses.............      559,166         299     75,836         (5,049)             630,252
                                             ------------ ----------  ----------    -----------         ------------
  Operating income.........................       91,595       1,897     11,861         (1,726)             103,627

                          ISLE OF CAPRI CASINOS, INC.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                   For the Fiscal Year Ended April 25, 1999
                    (In thousands, except per  share data)

                                                                  12 Fiscal            12 Fiscal
                                                                  Months (1)           Months (1)
                                                                    Ended                Ended
                                             April 25,            March 31,            March 31,
                                                1999                 1999                 1999
                                                ISLE                 LUCK              GSMC (MM)
                                             Historical           Historical           Historical            Adjustments
                                             ----------           ----------           ----------            -----------
Interest expense.........................      (48,638)             (21,572)              (2,715)                (21,063)/4/
Interest income..........................        2,907                2,226                    -                       -
Minority interest........................        2,209                    -                    -                       -
Other....................................            -                 (703)                   -                       -
Equity in income (loss) of unconsolidated
 joint ventures..........................       (1,340)               5,043                    -                       -
                                              --------             ---------             --------               ---------
Income before income taxes and
 extraordinary item......................       23,884                5,676                3,552                 (25,163)
Income tax provision.....................       11,775                   90                1,242                  (3,327)/5/
                                              --------             ---------             --------               ---------
Income before extraordinary item.........       12,109                5,586                2,310                 (21,836)
Extraordinary loss on extinguishment of
 debt, net of income tax benefit.........      (36,285)                   -                    -                       - /6/
                                              --------             ---------             --------               ---------
Net income...............................     $(24,176)            $  5,586              $ 2,310                $(21,836)
                                              ========             =========             ========               =========
Preferred stock dividends................            -               (2,272) /6/               -                   2,272 /7/
                                              --------             ---------             --------               ---------
Income (loss) applicable to
 common stockholders.....................     $(24,176)            $  3,314              $ 2,310                $(19,564)
                                              ========             =========             ========               =========
Earnings (loss) per common share:
 Income (loss) before extraordinary item
  and preferred dividends................     $   0.51             $   1.14
 Extraordinary loss, net.................        (1.54)                   -
                                              --------             ---------
 Net income (loss)  applicable to
    common stockholders..................     $  (1.03)            $   0.68
                                              ========             =========
Earnings (loss) per common
 share - assuming dilution
 Income (loss) before extraordinary
  item and preferred dividends...........     $   0.51             $   1.14
 Extraordinary loss, net.................        (1.52)                   -
                                              --------             ---------
 Net income (loss) applicable to
  common stockholders....................     $  (1.01)            $   0.68
                                              ========             =========
Weighted average basic shares............       23,569                4,881
Weighted average diluted shares..........       23,859                4,881

                                                               12 Fiscal      12 Fiscal
                                                               Months (1)     Months (1)
                                                 ISLE            Ended          Ended
                                               LUCK-MM         March 31,      March 31,
                                              Pro Forma           1999           1999                           Pro Forma
                                              Condensed           BRDC           LLB                            Condensed
                                             Consolidated      Historical     Historical      Adjustments      Consolidated
                                             ------------      ----------     ----------      -----------      ------------
Interest expense.........................         (93,988)           (910)        (1,401)           2,311 /11/      (93,988)
Interest income..........................           5,133               -            145                -             5,278
Minority interest........................           2,209               -              -                -             2,209
Other....................................            (703)              -              -                -              (703)
Equity in income (loss) of unconsolidated
 joint ventures..........................           3,703           5,043              -          (10,086)/12/       (1,340)
                                             ------------      ----------     ----------      -----------      ------------
Income before income taxes and
 extraordinary item......................           7,949           6,030         10,605           (9,501)           15,083
Income tax provision.....................           9,780               -              -           (1,257)            8,523
                                             ------------      ----------     ----------      -----------      ------------
Income before extraordinary item.........          (1,831)          6,030         10,605           (8,244) /5/        6,560
Extraordinary loss on extinguishment of
 debt, net of income tax benefit.........         (36,285)              -              -                -           (36,285)
                                             ------------      ----------     ----------      -----------      ------------
Net income...............................    $    (38,116)     $    6,030     $   10,605      $    (8,244)     $    (29,725)
                                             ============      ==========     ==========      ===========      ============
Preferred stock dividends................               -               -              -                -                 -
                                             ------------      ----------     ----------      -----------      ------------
Income (loss) applicable to
 common stockholders.....................    $    (38,116)     $    6,030     $   10,605      $    (8,244)     $    (29,725)
                                             ============      ==========     ==========      ===========      ============
Earnings (loss) per common share:
 Income (loss) before extraordinary item
  and preferred dividends................                      $15,075.00                                      $       0.22
 Extraordinary loss, net.................                               -                                             (1.22)
                                                               ----------                                      ------------
 Net income (loss)  applicable to
    common stockholders..................                      $15,075.00                                      $      (1.00)
                                                               ==========                                      ============
Earnings (loss) per common
 share - assuming dilution
 Income (loss) before extraordinary
  item and preferred dividends...........                     $ 15,075.00                                      $       0.22
 Extraordinary loss, net.................                               -                                             (1.21)
                                                               ----------                                      ------------
 Net income (loss) applicable to
  common stockholders....................                     $ 15,075.00                                      $      (0.99)
                                                              ===========                                      ============
Weighted average basic shares............                           0.400                                 /13/       29,799
Weighted average diluted shares..........                           0.400                                 /13/       30,089


                         ISLE OF CAPRI CASINOS, INC.
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended April 25, 1999


1) The historical financial statements have been updated to a period within 93 days of ISLE's fiscal year end of April 25, 1999, and reflects 12 months ended March 31, 1999.

2) Reflects compensation expense related to a consulting, advisory and noncompete agreement with a former LUCK shareholder.

3) Reflects the amortization of goodwill related to the LUCK and Miss Marquette Acquisitions. Goodwill is being amortized over 25 years.

4) Reflects interest expense on the new Senior Credit Facility of $42.8 million and amortization of deferred financing costs related to this debt of $2.6 million, net of interest expense on debt retired as a result of these acquisition transactions totaling $24.2 million.

5)  Reflects income tax effects of pro forma adjustments.

6)  Reflects the redemption of the Preferred Stock of LUCK.

7) Reflects the elimination of land rental revenue received by BRDC from Bettendorf and the corresponding elimination of land rental expense on Bettendorf's books.

8) Reflects the elimination of Casino Management Fees received by LUCK from Bettendorf and Vessels Management Fees received by BRDC from Bettendorf and the corresponding elimination of Casino Management Fees expense and Vessels Management Fees expense on Bettendorf's books.

9) Reflects the elimination of vessel rental revenue received by LUCK from Bettendorf and the corresponding elimination of vessel rental expense on Bettendorf's books.

10) Reflects the amortization of goodwill related to the BRDC Acquisition. Goodwill is being amortized over 25 years.

11) Reflects the reduction of interest expense related to the pay-off of debt as part of the BRDC Acquisition.

12) Reflects the elimination of Equity in Income of Unconsolidated Subsidiaries for LUCK and BRDC related to their ownership interests in Bettendorf.

13) Reflects the issuance of ISLE Common Stock as part of the BRDC Acquisition.

                          ISLE OF CAPRI CASINOS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               For the Six Fiscal Months Ended October 24, 1999
                     (In thousands, except per share data)

                                                           6 Fiscal     6 Fiscal                                 6 Fiscal
                                                          Months (1)   Months (1)                               Months (1)
                                                            Ended        Ended                        ISLE         Ended
                                             October 24,   Sept. 30,    Sept. 30,                    LUCK-MM     Sept. 30,
                                                1999         1999        1999                       Pro Forma       1999
                                                ISLE         LUCK      GSMC (MM)                    Condensed       BRDC
                                             Historical   Historical   Historical   Adjustments   Consolidated   Historical
                                             ----------   ----------   ----------   -----------   ------------   ----------
Revenue
  Casino.................................... $ 269,813     $ 65,541     $ 16,986      $      -      $ 352,340      $     -
  Rooms.....................................     5,445        3,191          281             -          8,917            -
  Pari-mutuel commissions and fees..........     8,349            -            -             -          8,349            -
  Rent......................................         -            -            -                            -          900
  Management fees from unconsolidated
    joint venture...........................         -        1,456            -             -          1,456          162
  Food, beverage and other..................    13,595       10,045        2,531             -         26,171            -
                                             ---------     --------    ---------    ----------    -----------    ---------
    Total revenue...........................   297,202       80,233       19,798             -        397,233        1,062
    Less: Promotional allowances............         -       (7,559)      (1,168)            -         (8,727)           -
                                             ---------     --------    ---------    ----------    -----------    ---------
    Net revenues............................   297,202       72,674       18,630             -        388,506        1,062

Operating Expenses
  Casino....................................    50,204       27,767        8,511             -         86,482            -
  Rooms.....................................     2,448          951           91             -          3,490            -
  Gaming taxes..............................    53,748            -            -             -         53,748            -
  Management fees - affiliates..............         -        2,054            -             -          2,054            -
  Pari-mutuel...............................     6,466            -            -             -          6,466            -
  Food and beverage.........................     8,309        2,461        1,151             -         11,921            -
  Marine and facilities.....................    18,545            -            -             -         18,545            -
  Marketing and administrative..............    91,378       24,067        3,382             -        118,827           55
  Valuation charge..........................         -            -            -             -              -            -
  Accrued litigation settlement (reversal)..         -            -            -             -              -            -
  Preopening expenses.......................     3,420          437            -             -          3,857            -
  Related party license fees................         -        1.886            -             -          1,886            -
  Rental expenses - affiliates..............         -                         -             -              -            -
  Consulting agreement......................         -            -            -           250  2         250            -
  Depreciation and amortization.............    17,925        4,670        1,247         1,800  3      25,642           42
                                             ---------    ---------    ---------    ----------    -----------    ---------
    Total operating expenses................   252,433       64,293       14,382         2,050        333,168           97
                                             ---------    ---------    ---------    ----------    -----------    ---------
  Operating income..........................    44,759        8,381        4,248        (2,050)        55,338          965

                                                6 Fiscal
                                               Months (1)
                                                  Ended
                                                Sept. 30,
                                                  1999                            Pro Forma
                                                  LLB                             Condensed
                                               Historical      Adjustments       Consolidated
                                               ----------      -----------       ------------
Revenue
  Casino....................................   $  45,764          $     -          $ 398,104
  Rooms.....................................       2,319                -             11,236
  Pari-mutuel commissions and fees..........           -                -              8,349
  Rent......................................           -             (900)  7              -
  Management fees from unconsolidated
    joint venture...........................           -           (1,618)  8              -
  Food, beverage and other..................       4,723           (1,134)  9         29,760
                                               ----------        ----------        ----------
    Total revenue...........................      52,806           (3,652)           447,449
    Less: Promotional allowances............      (2,953)               -            (11,680)
                                               ----------        ----------        ----------
    Net revenues............................      49,853           (3,652)           435,769

Operating Expenses
  Casino....................................      12,697                -             99,179
  Rooms.....................................       1,032                -              4,522
  Gaming taxes..............................      11,593                -             65,341
  Management fees - affiliates..............       1,456           (1,456)  8          2,054
  Pari-mutuel...............................           -                -              6,466
  Food and beverage.........................       1,408                -             13,329
  Marine and facilities.....................       1,199                -             19,744
  Marketing and administrative..............       7,869             (162)  8        126,589
  Valuation charge..........................           -                 -                 -
  Accrued litigation settlement (reversal)..           -                 -                 -
  Preopening expenses.......................          46                 -             3,903
  Related party license fees................           -                 -             1,886
  Rental expenses - affiliates..............       2,244            (2,034)  7,9         210
  Consulting agreement......................           -                 -               250
  Depreciation and amortization.............       1,854               863  10        28,401
                                               ----------        ---------         ----------
    Total operating expenses................      41,398            (2,789)          371,874
                                               ----------        ---------         ----------
  Operating income..........................       8,455              (863)           63,895

                          ISLE OF CAPRI CASINOS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (continued)
               For the Six Fiscal Months Ended October 24, 1999
                     (In thousands, except per share data)

                                                                             6 Fiscal      6 Fiscal
                                                                            Months (1)    Months (1)
                                                                              Ended         Ended                         ISLE
                                                             October 24,    Sept. 30,     Sept. 30,                      LUCK-MM
                                                                1999           1999         1999                        Pro Forma
                                                                ISLE           LUCK       GSMC (MM)                     Condensed
                                                             Historical     Historical    Historical    Adjustments    Consolidated
                                                             -----------    ----------    ----------    -----------    ------------
Interest expense...........................................    (25,565)       (10,739)      (1,161)       (10,775)        (48,240)
Interest income............................................      1,543            966            -              -           2,509
Gain (loss) on sale of assets..............................      3,106              -            -              -           3,106
Minority interest..........................................     (1,191)             -            -              -          (1,191)
Other......................................................          -             (1)           -              -              (1)
Equity in income (loss) of unconsolidated joint ventures...        637          3,830            -              -           4,467
                                                              --------       --------      -------       --------        --------
Income before income taxes ................................     23,289          2,437        3,087        (12,825)         15,988
Income tax provision.......................................     10,129             60        1,080          1,085           9,575
                                                              --------       --------      -------       --------        --------
Net income.................................................   $ 13,160       $  2,377      $ 2,007       $(11,131)       $  6,414
                                                              ========       ========      =======       ========        ========
Preferred stock dividends..................................          -         (1,239)           -          1,239               -
                                                              --------       --------      -------       --------        --------
Income (loss) applicable to common stockholders............   $ 13,160       $  1,138      $ 2,007       $ (9,892)       $  6,414
                                                              ========       ========      =======       ========        ========
Earnings (loss) per common share:
  Income (loss) before extraordinary item and preferred
   dividends...............................................   $   0.56       $   0.49
  Extraordinary loss, net..................................          -              -
                                                              --------       --------
  Net income (loss) applicable to common stockholders......   $   0.56       $   0.23
                                                              ========       ========
Earnings (loss) per common share - assuming dilution
  Income (loss) before extraordinary item and preferred
   dividends...............................................   $   0.53       $   0.49
  Extraordinary loss, net..................................          -              -
                                                              --------       --------
  Net income (loss) applicable to common stockholders......   $   0.53       $   0.23
                                                              ========       ========
Weighted average basic shares..............................     23,643          4,881
Weighted average diluted shares............................     24,946          4,881

                                                              6 Fiscal      6 Fiscal
                                                             Months (1)    Months (1)
                                                               Ended         Ended
                                                             Sept. 30,     Sept. 30,
                                                               1999          1999                        Pro Forma
                                                               BRDC           LLB                        Condensed
                                                             Historical    Historical    Adjustments    Consolidated
                                                             ----------    ----------    -----------    ------------
Interest expense...........................................       (427)         (901)         1,328  11     (48,240)
Interest income............................................           4          108              -           2,621
Gain (loss) on sale of assets..............................           -           (2)             -           3,104
Minority interest..........................................           -            -              -          (1,191)

Other......................................................           -            -              -              (1)
Equity in income (loss) of unconsolidated joint ventures...       3,829            -         (7,659) 12         637
                                                             ----------      -------         -------        --------
Income before income taxes ................................       4,371        7,660         (7,194)         20,825
Income tax provision.......................................           -            -           (609)          9,575
                                                             ----------      -------        -------        --------
Net income.................................................  $    4,371      $ 7,660        $(7,194)       $ 11,250
                                                             ==========      =======        =======        ========
Preferred stock dividends..................................           -            -              -               -
                                                             ----------      -------        -------        --------
Income (loss) applicable to common stockholders............  $    4,371      $ 7,660        $(7,194)       $ 11,250
                                                             ==========      =======        =======        ========
Earnings (loss) per common share:
  Income (loss) before extraordinary item and preferred
   dividends...............................................  $10,927.50                                    $   0.38
  Extraordinary loss, net..................................           -                                           -
                                                              ---------                                    --------
  Net income (loss) applicable to common stockholders......  $10,927.50                                    $   0.38
                                                             ==========                                    ========
Earnings (loss) per common share - assuming dilution
  Income (loss) before extraordinary item and preferred
   dividends...............................................  $10,927.50                                    $   0.36
  Extraordinary loss, net..................................         -                                           -
                                                             ----------                                    --------
  Net income (loss) applicable to common stockholders......  $10,927.50                                    $   0.36
                                                             ==========                                    ========
Weighted average basic shares..............................       0.400                              13      29,873
Weighted average diluted shares............................       0.400                              13      31,176

                          ISLE OF CAPRI CASINOS, INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                   For the Six Months Ended October 24, 1999


 1) The historical financial statements have been updated to a period within 93 days of Isle's six months ended of October 24, 1999, and reflects 6 months ended September 30, 1999.

 2) Reflects compensation expense related to a consulting, advisory and noncompete agreement with a former LUCK shareholder.

 3) Reflects the amortization of goodwill related to the LUCK and Miss Marquette Acquisitions. Goodwill is being amortized over 25 years.

 4) Reflects interest expense on the new Senior Credit Facility of $21.4 million and amortization of deferred financing costs related to this debt of $1.3 million, net of interest expense on debt retired as a result of these acquisition transactions totaling $11.9 million.

 5)  Reflects income tax effects of pro forma adjustments.

 6)  Reflects the redemption of the Preferred Stock of LUCK.

 7) Reflects the elimination of land rental revenue received by BRDC from Bettendorf and the corresponding elimination of land rental expense on Bettendorf's books.

 8) Reflects the elimination of Casino Management Fees received by LUCK from Bettendorf and Vessels Management Fees received by BRDC from Bettendorf and the corresponding elimination of Casino Management Fees expense and Vessels Management Fees expense on Bettendorf's books.

 9) Reflects the elimination of vessel rental revenue received by LUCK from Bettendorf and the corresponding elimination of vessel rental expense on Bettendorf's books.

10) Reflects the amortization of goodwill related to the BRDC Acquisition. Goodwill is being amortized over 25 years.

11) Reflects the reduction of interest expense related to the pay-off of debt as part of the BRDC Acquisition.

12) Reflects the elimination of Equity in Income of Unconsolidated Subsidiaries for LUCK and BRDC related to their ownership interest in Bettendorf.

13)  Reflects the issuance of ISLE Common Stock as part of the BRDC Acquisition.

                                                                         ANNEX A

                          Agreement and Plan of Merger

                         dated as of December 19, 1999

                                     among

                          ISLE OF CAPRI CASINOS, INC.,

                                   BRDC, INC.

                                      and

                         THE SHAREHOLDERS OF BRDC, INC.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                   The Merger

Section 1.1. The Merger...................................................  A-1
Section 1.2. Effective Time of the Merger.................................  A-1
Section 1.3. Closing......................................................  A-2
Section 1.4. Effect of the Merger.........................................  A-2
Section 1.5. Certificate of Incorporation and Bylaws of the Surviving
 Corporation..............................................................  A-2
Section 1.6. Directors and Officers of the Surviving Corporation..........  A-2
Section 1.7. Subsidiaries of the Surviving Corporation....................  A-2

                                   ARTICLE II

       Effect of the Merger on Securities of the Constituent Corporations

Section 2.1. Conversion of Securities.....................................  A-2
Section 2.2. Review of Merger Consideration Calculation...................  A-4
Section 2.3. Exchange of Certificates.....................................  A-5

                                  ARTICLE III

       Representations and Warranties of the Company and the Shareholders

Section 3.1.  Organization of the Company and its Subsidiaries............  A-5
Section 3.2.  Capitalization..............................................  A-6
Section 3.3.  Authority; No Conflict; Required Filings and Consents.......  A-6
Section 3.4.  Public Filings; Financial Statements........................  A-7
Section 3.5.  No Undisclosed Liabilities..................................  A-7
Section 3.6.  Absence of Certain Changes or Events........................  A-8
Section 3.7.  Taxes.......................................................  A-8
Section 3.8.  Real Property, Title and Related Matters.................... A-10
Section 3.9.  Title to Personal Property; Liens........................... A-11
Section 3.10. Intellectual Property....................................... A-11
Section 3.11. Agreements, Contracts and Commitments....................... A-11
Section 3.12. Litigation.................................................. A-12
Section 3.13. Environmental Matters....................................... A-12
Section 3.14. Employee Benefit Plans...................................... A-13
Section 3.15. Compliance.................................................. A-14
Section 3.16. Labor Matters............................................... A-15
Section 3.17. Insurance................................................... A-15
Section 3.18. Year 2000................................................... A-15
Section 3.19. Brokers..................................................... A-15
Section 3.20. Tax Treatment............................................... A-15
Section 3.21. Acquisition for Investment.................................. A-15
Section 3.22. Proxy Statement............................................. A-16

                                                                           Page
                                                                           ----

                                   ARTICLE IV

                    Representations and Warranties of Buyer

Section 4.1. Organization of Buyer........................................ A-16
Section 4.2. Authority; No Conflict; Required Filings and Consents........ A-16
Section 4.3. Public Filings; Financial Statements......................... A-17
Section 4.4. Absence of Certain Changes or Events......................... A-17
Section 4.5. Litigation................................................... A-18
Section 4.6. Voting Requirements.......................................... A-18
Section 4.7. Tax Treatment................................................ A-18
Section 4.8. Opinion of Financial Advisor................................. A-18
Section 4.9. Lady Luck Waiver............................................. A-18

                                   ARTICLE V

                                   Covenants

Section 5.1.  Conduct of Business......................................... A-18
Section 5.2.  Cooperation; Notice; Cure................................... A-21
Section 5.3.  Access to Information....................................... A-21
Section 5.4.  Governmental Approvals...................................... A-21
Section 5.5.  Publicity................................................... A-22
Section 5.6.  Indemnification............................................. A-22
Section 5.7.  Further Assurances and Actions.............................. A-23
Section 5.8.  Tax-free Reorganization..................................... A-23
Section 5.9.  Loan Repayment.............................................. A-23
Section 5.10. Related Party Agreements.................................... A-23
Section 5.11. LL Bettendorf Distributions................................. A-23
Section 5.12. Other Distributions......................................... A-24
Section 5.13. Shareholder Guarantees...................................... A-24
Section 5.14. Resale Restrictions......................................... A-24
Section 5.15. Legend...................................................... A-24
Section 5.16. Proxy Statement............................................. A-24
Section 5.17. Special Meeting............................................. A-24
Section 5.18. Registration Rights......................................... A-25

                                   ARTICLE VI

                            Conditions to the Merger

Section 6.1. Conditions to Each Party's Obligation to Effect the Merger... A-25
Section 6.2. Additional Conditions to Obligations of the Shareholders and
 the Company.............................................................. A-25
Section 6.3. Additional Conditions to Obligations of Buyer................ A-26

                                                                           Page
                                                                           ----

                                  ARTICLE VII

                           Termination and Amendment

Section 7.1. Termination.................................................. A-26
Section 7.2. Effect of Termination........................................ A-27
Section 7.3. Fees and Expenses............................................ A-27
Section 7.4. Amendment.................................................... A-28
Section 7.5. Extension; Waiver............................................ A-28

                                  ARTICLE VIII

                                 Miscellaneous

Section 8.1. Survival of Representations, Warranties, Covenants and
 Agreements............................................................... A-28
Section 8.2. Notices...................................................... A-28
Section 8.3. Interpretation............................................... A-29
Section 8.4. Counterparts................................................. A-29
Section 8.5. Entire Agreement; No Third-Party Beneficiaries............... A-29
Section 8.6. Governing Law................................................ A-29
Section 8.7. Assignment................................................... A-29
Section 8.8. Severability; Enforcement.................................... A-30
Section 8.9. Specific Performance......................................... A-30

                            Index of Defined Terms

   The following terms have the respective meanings specified in the indicated Sections of the Agreement:

                                                Agreement
Term                                             Section
----                                           -----------
Additional Tax Distributions.................. 5.11
Adjustment Statement.......................... 2.2(a)
Aggregate Merger Consideration.................2.1(d)
Agreement .................................... Recitals
Allocated Net Income ......................... 2.1(d)
Articles of Merger............................ 1.2
BRDC, LC ..................................... Recitals
Buyer......................................... Recitals
Buyer Balance Sheet........................... 4.3(b)
Buyer Common Stock............................ 2.1(a)
Buyer Disclosure Schedule..................... Article IV
Buyer Indemnified Parties..................... 5.6(b)
Buyer Material Adverse Effect................. 4.1
Buyer SEC Reports............................. 4.3(a)
Buyer Share................................... 2.1(a)
Buyer Share Price............................. 2.1(d)
Buyer Special Meeting......................... 5.16
Buyer Stockholder Approval.................... 4.6
Calculation of Merger Consideration........... 2.1(a)
Case.......................................... 5.6(b)
Cash Distribution Amount...................... 2.1(d)
Certificate of Merger......................... 1.2
CIBC.......................................... 4.8
Closing....................................... 1.3
Closing Date.................................. 1.3
Code.......................................... Recitals
Company....................................... Recitals
Company Audited Financial Statements.......... 3.4(b)
Company Balance Sheet......................... 3.4(c)
Company Closing Balance Sheet................. 2.1(d)
Company Common Stock.......................... 2.1
Company Disclosure Schedule................... Article III
Company Indebtedness.......................... 2.1(d)
Company Indebtedness Adjustment............... 2.1(d)
Company Material Adverse Effect............... 3.1
Company Material Contracts.................... 3.11(a)
Company Underwriter........................... 5.18
DGCL.......................................... 1.1
Discretionary Distributions................... 5.11
DNR Leased Property........................... 3.8(c)
do not ever cancel............................ 3.18
Effective Time................................ 1.2
Employee Plans................................ 3.14(a)
Encumbrances.................................. 3.8(c)
Environmental Law............................. 3.13(b)
Environmental Reports......................... 3.13(a)

                                                                      Agreement
Term                                                                   Section
----                                                                 -----------
ERISA............................................................... 3.14(a)
ERISA Affiliate..................................................... 3.14(a)
Exchange Act........................................................ 3.3(c)
Exchange Ratio...................................................... 2.1(d)
GAAP................................................................ 2.1(d)
Gaming Laws......................................................... 3.15(a)
Governmental Approvals.............................................. 5.4
Governmental Entity................................................. 3.3(c)
Green Bridge........................................................ 3.13(a)
Hazardous Substance................................................. 3.13(b)
HSR Act............................................................. 3.3(c)
IBCA................................................................ 1.1
include, includes or including...................................... 8.3
Indebtedness........................................................ 3.11(a)
Independent Accountant.............................................. 2.2(a)
IRS................................................................. 3.7(c)
knowledge........................................................... Article III
Lady Luck........................................................... Recitals
Lady Luck Merger Agreement.......................................... Recitals
Lady Luck SEC Reports............................................... 3.4(b)
Lady Luck Transaction............................................... Recitals
Liens............................................................... 3.1
LLB Closing Statement of Operations................................. 2.1(d)
LL Bettendorf....................................................... Recitals
LL Bettendorf Statement of Changes in Members Equity................ 2.1(d)
Losses.............................................................. 5.6(a)
made available...................................................... 8.3
Merger.............................................................. Recitals
Merger Consideration................................................ 2.1(a)
Multiemployer Plan.................................................. 3.14(e)
Net Adjustment Amount............................................... 2.1(d)
Notifying Party..................................................... 5.4(a)
Outside Date........................................................ 7.1(b)
Owned Real Property................................................. 3.8(c)
PBGC................................................................ 3.14(f)
Permits............................................................. 3.15(a)
Permitted Distributions............................................. 5.11
Permitted Encumbrances.............................................. 3.8(c)
prohibited transactions............................................. 3.14(c)
Proxy Statement..................................................... 5.15
Purchase Agreement.................................................. 5.6(d)
SEC................................................................. 3.3(c)
Securities Act...................................................... 4.3(a)
Services............................................................ 3.18
Settlement Amount................................................... 2.2(a)
Settlement Amount Certificate....................................... 2.2(a)
Settlement Date..................................................... 2.2(c)
Shareholder Indemnified Parties..................................... 5.6(a)
Shareholders........................................................ Recitals
single employer..................................................... 3.14(a)

                                       Agreement
Term                                    Section
----                                   ---------
strategic alliances................... 3.11(a)
Subsidiary............................ 3.1
Surviving Corporation................. 1.1
Tax or Taxes.......................... 3.7(a)
Terminating Buyer Breach...............7.1(e)
Terminating Company Breach............ 7.1(d)
the date hereof....................... 8.3
the date of this Agreement............ 8.3
Total Securities...................... 5.18
Transactions.......................... Recitals
Unreimbursed Amounts.................. 5.6(c)
Voting Debt........................... 3.2(c)
Welfare Plan.......................... 3.14(g)
without limitation.................... 8.3
Year 2000 Ready....................... 3.18

                         AGREEMENT AND PLAN OF MERGER

   Agreement and Plan of Merger (the "Agreement"), dated as of December 19, 1999, by and among Isle of Capri Casinos, Inc., a Delaware corporation ("Buyer"), BRDC, Inc., an Iowa corporation (the "Company"), and Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein and Irene S. Goldstein (collectively, the "Shareholders").

   Whereas, the Company, through its wholly owned subsidiary Bettendorf Riverfront Development Company, L.C., an Iowa limited liability company ("BRDC, LC"), owns 50% of the membership interests of Lady Luck Bettendorf, L.C., an Iowa limited liability company ("LL Bettendorf");

   Whereas, Buyer and Lady Luck Gaming Corporation ("Lady Luck") have entered into an Agreement and Plan of Merger (the "Lady Luck Merger Agreement"), pursuant to which Lady Luck would become a wholly owned subsidiary of Buyer (the "Lady Luck Transaction");

   Whereas, upon the closing of the Lady Luck Transaction (the consummation of which is subject to various conditions precedent) and subject to the terms and conditions set forth herein, Buyer desires to acquire from the Shareholders, and the Shareholders desire to transfer to Buyer, all of the outstanding capital stock of the Company;

   Whereas, the Board of Directors of the Company has determined that the merger of the Company with and into Buyer, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, the Company and the Shareholders;

   Whereas, the Board of Directors of Buyer, acting through a special committee thereof, has determined that the Merger is fair to, and in the best interests of, Buyer and its stockholders.

   Whereas, the Boards of Directors of Buyer and the Company and the Shareholders have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby (the "Transactions"); and

   Whereas, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

   Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

   Section 1.1. The Merger. Upon the terms and subject to the provisions of this Agreement and in accordance with Section 490.1101 of the Iowa Business Corporation Act ("IBCA") and Section 252 of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Buyer. As a result of the Merger, the separate corporate existence of the Company shall cease and Buyer shall continue as the surviving corporation (the "Surviving Corporation").

   Section 1.2. Effective Time of the Merger. Subject to the provisions of this Agreement (including Section 7.1 hereof), a certificate of merger (the "Certificate of Merger") and articles of merger ("Articles of Merger") with respect to the Merger in appropriate form shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable, for filing, as provided in the DGCL and IBCA, as applicable, as early as practicable on the Closing

Date (as defined in Section 1.3). The Merger shall become effective at the later of the date of filing of the Certificate of Merger or the Articles of Merger (the "Effective Time").

   Section 1.3. Closing. The closing of the Merger (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Buyer and the Company, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI and on the closing date of the Lady Luck Transaction (the "Closing Date"), unless another date is agreed to by Buyer and the Company.

   Section 1.4. Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the IBCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation and Bylaws of the Buyer in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

   Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Buyer immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

   Section 1.7. Subsidiaries of the Surviving Corporation. The Surviving Corporation may undertake transactions having the effect of reorganizing the structure of the Subsidiaries of the Company from time to time after the Effective Time provided that such transactions shall not disqualify the Merger as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

                                  ARTICLE II

                     Effect of the Merger on Securities of
                         the Constituent Corporations

   Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following:

     (a) Company Common Stock. Each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled and retired in accordance with Section 2.1(b)), together with all rights in respect thereto, shall be converted into and become exchangeable for the number of shares of Buyer Common Stock, par value $0.01 per share ("Buyer Common Stock") (each share of Buyer Common Stock, a "Buyer Share," and collectively, the "Buyer Shares"), as calculated by the Exchange Ratio (as defined in Section 2.1(d)) (the "Merger Consideration"); provided however, that the number of shares of Buyer Common Stock issued shall not exceed 6,300,000 shares as provided for in Section 5.11. The Company shall deliver to Buyer at or before the Closing its good faith estimate of the calculation of Merger Consideration prepared consistent with the terms defined in Section 2.1(d) (the "Calculation of Merger Consideration") and the number of Buyer Shares issued and delivered at Closing shall be based upon such estimate. Fractional shares shall not be issued, and each Shareholder shall receive in exchange for each tendered share of Company Common Stock the nearest number of whole Buyer Shares determined by the Exchange Ratio. As of the Effective Time, all shares of Company Common Stock upon which the Merger Consideration is payable

  ]pursuant to this Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the Merger Consideration in exchange for such shares upon the surrender of such certificate in accordance with Section 2.3.

     (b) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Buyer Common Stock, as applicable), reorganization, recapitalization or any other like change with respect to Company Common Stock or Buyer Common Stock occurring after the date hereof and prior to the Effective Time.

     (d) As used in this Section 2.1, the following terms shall have the following meanings:

       "Exchange Ratio" shall mean the quotient of the Aggregate Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Closing.

       "Aggregate Merger Consideration" shall mean 6,210,000 shares of Buyer Common Stock as increased (if the Net Adjustment Amount is positive) or decreased (if the Net Adjustment Amount is negative) by the quotient of the Net Adjustment Amount divided by the Buyer Share Price.

       "Net Adjustment Amount" shall mean (i) the Allocated Net Income, minus (ii) the Company Indebtedness Adjustment, minus (iii) the Cash Distribution Amount.

       "Allocated Net Income" shall be equal to one-half of the net income of LL Bettendorf from October 1, 1999 through and including the Effective Time as derived from the LLB Closing Statement of Operations.

       "LLB Closing Statement of Operations" shall mean the consolidated statement of operations of LL Bettendorf and its subsidiary for the period from October 1, 1999 through and including the Effective Time which shall be prepared by LL Bettendorf in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the LL Bettendorf Statement of Operations for the year ended December 31, 1998.

       "Company Indebtedness Adjustment" shall be the difference between
    (i) the Company Indebtedness and (ii) $10,200,000, it being understood that if the Company Indebtedness is less than $10,200,000, the Company Indebtedness Adjustment shall be a negative number.

       "Company Indebtedness" shall mean the total indebtedness of the Company and BRDC, LC at the Effective Time as derived from the Company Closing Balance Sheet and shall not include any indebtedness of LL Bettendorf.

       "Company Closing Balance Sheet" shall mean the consolidated balance sheet of the Company which shall be prepared by the Company in accordance with GAAP applied on a basis consistent with the Company Audited Financial Statements for the year ended December 31, 1998 as of the Effective Time.

       "Cash Distribution Amount" shall be equal to the sum of all amounts distributed by LL Bettendorf to BRDC, LC after September 30, 1999 through and including the Effective Time (excluding payments of rent and management fees under existing agreements) as reflected on the Company Statement of Shareholders' Equity.

       "LL Bettendorf Statement of Changes in Members' Equity" shall mean the consolidated statement of changes in members' equity of LL Bettendorf which shall be prepared as of the Effective Time in accordance with GAAP applied on a basis consistent with the audited balance sheet of LL Bettendorf as of December 31, 1998 for the period from October 1, 1999 through the Effective Time which shall set forth all distributions to its members.

       "Buyer Share Price" shall be equal to $9.486 per share (the average per share closing price of the Buyer's Common Stock as quoted on the Nasdaq Stock Market for the forty-five (45) Nasdaq Stock Market trading days ended September 22, 1999).

   Section 2.2. Review of Merger Consideration Calculation.

   (a) The Shareholders shall deliver to Buyer their final Calculation of Merger Consideration prepared consistent with the terms defined in Section 2.1(d) within 30 days of the Effective Time. The Buyer shall have until 30 days after receipt of the Calculation of Merger Consideration to review the Calculation of Merger Consideration prepared by the Shareholders and propose any adjustments thereto, but only on the basis that the Calculation of Merger Consideration was not made on the basis provided for in Section 2.1(d), including, without limitation, that the LLB Closing Statement of Operations and Company Closing Balance Sheet were not prepared in accordance with GAAP, consistently applied. All adjustments proposed by the Buyer to the Calculation of Merger Consideration shall be set out in detail in a written statement delivered to the Shareholders (the "Adjustment Statement"). If within 30 days after receipt by the Buyer of the Calculation of Merger Consideration, the Shareholders have not received an Adjustment Statement from the Buyer, the Calculation of Merger Consideration delivered by the Shareholders shall be final and binding on the parties. If the Shareholders receive an Adjustment Statement from Buyer during such 30 day period, the Shareholders and the Buyer shall use reasonable efforts to resolve the differences, but if a final resolution thereof is not obtained within 30 days after the Buyer delivers to the Shareholders the Adjustment Statement, Buyer and the Shareholders shall promptly retain Deloitte & Touche LLP or another nationally recognized independent accounting firm acceptable to both the Shareholders and Buyer (the "Independent Accountant") to resolve any remaining disputes related to the Adjustment Statement. Either the Shareholders or Buyer may retain the Independent Accountant upon the expiration of such 30-day period. If the Independent Accountant is retained, then (i) the Shareholders and Buyer shall each submit to the Independent Accountant in writing not later than 15 days after the Independent Accountant is retained their respective positions with respect to the Adjustment Statement, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, (ii) the Independent Accountant shall, within 30 days after receiving the positions of both the Shareholders and Buyer and all supplementary supporting documentation requested by the Independent Accountant or if such information is not received, 30 days after the Independent Accountant's written request, render its decision as to the disputed items, which decision shall be final and binding on, and nonappealable by, the Shareholders and Buyer. The fees and expenses of the Independent Accountant shall be paid one half by Buyer and one half by the Shareholders. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final amount of the Merger Consideration and the Settlement Amount (the "Settlement Amount Certificate"). The Calculation of Merger Consideration shall be deemed to include all proposed adjustments not disputed by the Buyer and those adjustments accepted or made by the decision of the Independent Accountant in resolving the disputed items (the "Settlement Amount").

   (b) On or before the Settlement Date (as hereinafter defined), either:

     (i) If the Settlement Amount is greater than zero, Buyer shall deliver the Settlement Amount in Buyer Shares (the number of Buyer Shares determined by dividing the Settlement Amount by the Buyer Share Price) to the Shareholders; or

     (ii) If the Settlement Amount is less than zero, Buyer shall make a claim against the Buyer Shares distributed to the Shareholders (the number of Buyer Shares determined by dividing the Settlement Amount by the Buyer Share Price) and the Shareholders shall tender to the Buyer such number of Buyer Shares.

   (c) "Settlement Date" shall mean the following, as the case may be:

     (i) If Buyer has not timely delivered an Adjustment Statement to the Shareholders, 30 days after the date Buyer receives the Calculation of Merger Consideration;

     (ii) If the Shareholders and Buyer have any disputes regarding the Adjustment Statement and resolve those disputes, five business days after such resolution;

     (iii) Subject to clause (ii) above, if the Independent Accountant has been retained, five business days after the date of the Independent Accountant's decision; or

       (iv) Such other date as may be agreed between the Shareholders and Buyer.

   Section 2.3. Exchange of Certificates. At the Closing, (a) the Shareholders shall deliver to Buyer certificates representing shares of Company Common Stock, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer and (b) Buyer shall deliver to each Shareholder a Certificate representing the number of whole shares of Buyer Common Stock that such Shareholder is entitled to receive pursuant to Section 2.1(a).

                                  ARTICLE III

      Representations and Warranties of the Company and the Shareholders

   The Company and the Shareholders jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company and the Shareholders to Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). Any reference in the Agreement to the "Company's knowledge" or the "Company's best knowledge," or to "the best of the Company's knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of (i) the Shareholders and (ii) Robert G. Ellis and Michael L. Sampson. The Company Disclosure Schedule has been prepared based upon the foregoing definition.

   Section 3.1. Organization of the Company and its Subsidiaries. The Company and each of its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to carry on its business as now being conducted and as will be conducted until the Effective Time. Each Subsidiary of the Company is listed on Section 3.1 of the Company Disclosure Schedule. The Company and each of its Subsidiaries are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and each of its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to Buyer a true and correct copy of the Articles of Incorporation and bylaws of the Company and the Articles of Incorporation, or Articles of Organization and Operating Agreement of each of its Subsidiaries, in each case as amended to the date of this Agreement. Assuming the receipt of all regulatory approvals required to be obtained by Buyer, the respective organizational documents of the Company and each of its Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Buyer, following the Effective Time, from owning or operating the business conducted by the Company and its Subsidiaries on the same basis as such business has been operated to the date hereof by the Company and its Subsidiaries. Except as set forth on the Company Disclosure Schedule, all the outstanding shares of capital stock of, or membership or other equity interests in, each of the Company's Subsidiaries, which are owned by the Company or its Subsidiaries, have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, security interests and rights of others of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction not set forth in the organizational documents (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or interests). As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and for the avoidance of doubt the term "Subsidiary" includes, in the case of the Company, BRDC, LC, LL Bettendorf and Lady Luck Bettendorf Marina Corporation.

   Section 3.2. Capitalization.

   (a) The authorized capital stock of the Company consists entirely of 10,000 shares of Common Stock, with no par value per share. As of the date hereof, 400 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. The Company directly owns 100% of the membership interests in BRDC, LC. As of the date hereof, BRDC, LC owns 50% of LL Bettendorf's outstanding membership interests, and all such membership interests owned by BRDC, LC are validly issued, fully paid and nonassessable. LL Bettendorf has a single Subsidiary, Lady Luck Bettendorf Marina Corporation.

   (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of or membership interests in or the capital stock or ownership interests of any other entity or to provide funds to or make any investment in an amount greater than $100,000 in the aggregate (in the form of a loan, capital contribution or otherwise) in any other entity, other than guarantees of bank obligations or indebtedness for borrowed money of a wholly owned Subsidiary entered into in the ordinary course of business. All of the outstanding shares of capital stock or other ownership interests of each of the Company=s Subsidiaries, which are owned by the Company or its Subsidiaries, are duly authorized, validly issued, fully paid and nonassessable and all such shares and ownership interests are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or interests).

   (c) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) in connection with the Transactions ("Voting Debt" of the Company or any of its Subsidiaries that are issued and outstanding, other than the debt securities or other indebtedness set forth in Section 3.2(c) of the Company Disclosure Schedule. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, (i) there are no shares of capital stock of any class of the Company or any equity interests of any of its Subsidiaries, or any security exchangeable into or exercisable for such capital stock or equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company or equity interests of any of the Company's Subsidiaries.

   Section 3.3. Authority; No Conflict; Required Filings and Consents.

   (a) The Shareholders and the Company have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders and the Company have been duly authorized by all necessary corporate action on the part of the Company (including a unanimous vote of the Shareholders) and the Shareholders. This Agreement has been duly executed and delivered by the Shareholders and the Company and constitutes the valid and binding obligation of the Shareholders and the Company, enforceable against the Shareholders and the Company in accordance with its terms.

   (b) Other than as disclosed in Section 3.3(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Shareholders and the Company do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or bylaws of Company, Operating Agreement or comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Shareholders, the Company or any of the Company's Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c) or on the Company Disclosure Schedule as referred to therein, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or (y) would not prevent or materially delay the consummation of the Transactions.

   (c) Except as disclosed in Section 3.3(c) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required of the Company or the Shareholders in connection with the execution and delivery of this Agreement, the consummation of the Transactions contemplated hereby or the operation of the business as presently conducted by LL Bettendorf from and after the date hereof through the Effective Time, except for (i) the filing of pre-merger notification reports under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Certificate of Merger and Articles of Merger with respect to the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable,
(iii) the filing by Buyer of the Proxy Statement (as such term is defined in Section 5.15(a) below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) any approvals and filing of notices required under any gaming industry regulation applicable to Buyer, (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Transactions.

   Section 3.4. Public Filings; Financial Statements.

   (a) None of the Company or any of its Subsidiaries is required to file forms, reports and documents with the SEC.

   (b) The balance sheets of the Company as of December 31, 1997 and 1998 and the related statements of operations, retained earnings and cash flows for the years then ended, audited by McGladrey & Pullen, LLP (the "Company Audited Financial Statements") present fairly the financial position of the Company in accordance with GAAP, consistently applied.

   (c) The unaudited balance sheet (the "Company Balance Sheet") of the Company at September 30, 1999 and the related unaudited statements of operations and retained earnings for the twelve month period then ended present fairly the financial position of the Company in accordance with GAAP, consistently applied, subject to normal recurring year-end adjustments and the absence of notes (that if presented, would not differ materially from those included in the Company Audited Financial Statements).

   Section 3.5. No Undisclosed Liabilities. Except as set forth on the Company Balance Sheet and in Section 3.5 of the Company Disclosure Schedule and except for liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, the Company and its

Subsidiaries do not have any liabilities accrued, contingent or otherwise, and whether due or to become due, required to be reflected in financial statements, including the notes thereto in accordance with GAAP, consistently applied.

   Section 3.6. Absence of Certain Changes or Events. Except as disclosed in
Section 3.6 of the Company Disclosure Schedule, from the date of the Company Balance Sheet through the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (a) any event, series of events, condition or series of conditions that has had, or could reasonably be expected to have, a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its Subsidiaries' membership interests or other equity interests; (c) any split, combination or reclassification of any of its membership interests or other equity interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, its membership interests; (d) (i) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice, (ii) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any options, (iii) any granting by the Company or its Subsidiaries to any manager or officer of the Company or its Subsidiaries of any increase in severance or termination pay; or (iv) any entry by the Company or its Subsidiaries into any employment, severance or termination agreement with any of its managers, officers or other employees, consultants or independent contractors; (e) any change in accounting methods, principles or practices of the Company or its Subsidiaries, except insofar as may have been required by a change in GAAP;
(f) any Tax election that individually or in the aggregate would have a Company Material Adverse Effect; or (g) any settlement of pending or threatened litigation involving the Company or any of its Subsidiaries (whether brought by a private party or a Governmental Entity).

   Section 3.7. Taxes.

   (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

   (b) The Company and its Subsidiaries have: (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), and such Tax returns and reports (taking into account all amendments thereto) are true, correct and complete in all material respects; (ii) paid all Taxes due and payable; (iii) provided for in its books of account all Taxes that are not yet due and payable that have accrued with respect to or are applicable to the periods ended on and including the Effective Time; and (iv) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

   (c) Except as set forth in Section 3.7(c) of the Company Disclosure Schedule, no Tax return of the Company or any of its Subsidiaries is under examination by the Internal Revenue Service (the "IRS") or any other taxing authority, and neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the Company's knowledge, is threatening to assert any claims for Taxes. No material issues relating to Taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

   (d) The Company and its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. None of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

   (e) None of the Company or any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign Tax law) other than a group the common parent of which is the Company.

   (f) None of the Company or any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes of any predecessor entity.

   (g) Except as disclosed in Section 3.7(g) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a Tax period prior to the Effective Time but that was not recognized in any such prior Tax period as a result of the installment method of accounting, the completed contract or percentage contract methods of accounting (including the look-back method under Section 460(b)(2) of the Code), the cash method of accounting or Section 481 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason.

   (h) Except as disclosed in Section 3.7(h) of the Company Disclosure Schedule, (i) there are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax returns required to be filed with respect to the Company or any of its Subsidiaries, (ii) none of the Company nor any of its Subsidiaries, nor any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of its Subsidiaries is or has ever been a member, has requested any extension of time within which to file any Tax return, which return has not yet been filed, and (iii) no power of attorney with respect to any Taxes has been executed or filed with any taxing authority by or on behalf of the Company or any of its Subsidiaries.

   (i) Buyer shall not be required to withhold any amounts from the Merger Consideration pursuant to Section 1445 of the Code and the regulations thereunder.

   (j) Except for the Company's interest in LL Bettendorf and BRDC, LC or as otherwise disclosed in Section 3.7(j) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

   (k) Neither of the Company, nor any of its Subsidiaries has made or become obligated to make, and will not as a result of any event connected with the Transactions, become obligated to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

   (l) The Company has been a validly electing S Corporation within the meaning of Sections 1361 and 1362 of the Code and any similar provisions of state or local law at all times during its existence and the Company will be an S corporation up to and including the day before the Effective Time.

   (m) Each of BRDC, LC and LL Bettendorf (and any predecessor of BRDC, LC or LL Bettendorf) has been treated as a partnership or disregarded entity and not as an association taxable as a corporation or as a "publicly traded partnership" for federal, state and local income tax purposes at all times during its existence and will continue to be so treated up to and including the Effective Time. No election has been made pursuant to Treasury

Regulations Sections 301.7701-1 through 301.7701-3, or any comparable provision of state or local law, to treat BRDC, LC or Bettendorf LC as an association taxable as a corporation.

   Section 3.8. Real Property, Title and Related Matters.

   (a) Section 3.8(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of (i) all material contracts or agreements (including leases, ground leases, licenses, options and other agreements) relating to Owned Real Property (as defined below) and all material contracts or agreements (including leases, ground leases, licenses, options and other agreements) relating to the DNR Leased Property (as defined below) in which the Shareholders, the Company, BRDC, LC or their respective affiliates are a party, and (ii) a brief description of each piece of Owned Real Property. The Company or one of its Subsidiaries, as the case may be, has good and marketable title to all Owned Real Property and to all fixtures thereon, free and clear of any Encumbrances (as defined below), except for Permitted Encumbrances (as defined below). The Company does not lease any real property. The only real property leased by BRDC, LC is the DNR Leased Property. BRDC, LC has the right to quiet enjoyment of the DNR Leased Property for the full term of the lease in accordance with the terms of such lease. Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, there are no rights or options of any third party to acquire any of the Owned Real Property or any ownership therein.

   (b) Each lease or other contract referred to in Section 3.8(b) of the Company Disclosure Schedule, relating to Owned Real Property and the DNR Leased Property is a valid contract or agreement enforceable against the Company or one of its Subsidiaries, as the case may be, in accordance with its terms and, to the Company's knowledge, against the other parties thereto. None of the Company or any of its Subsidiaries is in material default, nor has any of them received any written notice alleging that it or they are in material default, under the leases, ground leases, subleases, licenses, options or other agreements set forth in Section 3.8(b) of the Company Disclosure Schedule relating to Owned Real Property and the DNR Leased Property. To the Company's knowledge, no other party to any such leases, ground leases, licenses, options or other agreements is in material default thereunder.

   (c) As used in this Section 3.8, the following terms shall have the following meanings:

   "Encumbrances" means all leases, mortgages, liens, pledges, charges, options, encumbrances or defects of title of any kind or character.

   "DNR Leased Property" means certain real estate on the Mississippi River bottom leased from Iowa Department of Natural Resources pursuant to that certain State of Iowa Department of Natural Resources lease of record known as Lease No. 87-R.

   "Owned Real Property" means all of the real property owned by the Company or BRDC, LC, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and personal property attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

   "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Encumbrances that are disclosed in Section 3.8(a) of the Company Disclosure Schedule, (ii) liens for Taxes, assessments, fees and other governmental charges or levies which are not yet due, payable or delinquent,
(iii) such survey exceptions or reciprocal easement agreements that would not prevent the Company or any Subsidiary from continuing to conduct the business conducted by LL Bettendorf currently conducted and which would not have a Company Material Adverse Effect, (iv) the provisions of any federal, state or local law, ordinance or regulation, provided the same are not violated by the current use of the property, (v) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business, securing obligations that are not in excess of $50,000 in the aggregate at any time,
(vi) pledges or deposits to
secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (vii) Encumbrances securing obligations of LL Bettendorf which are discussed in Section 3.8(a) of the Company Disclosure Statement, and (viii) Encumbrances securing the Company Indebtedness, which are discussed in Section 3.8(a) of the Company Disclosure Statement.

   Section 3.9. Title to Personal Property; Liens. Each of the Company and its Subsidiaries has good and valid title to, or an adequate leasehold interest in, its respective material tangible personal properties and assets (including all riverboats, buildings and related fixtures and equipment operated by LL Bettendorf and its Subsidiary) in order to allow each of them to conduct, and to continue to conduct through the Effective Time, its respective businesses as and where currently conducted. Section 3.9 of the Company Disclosure
Schedule is a full and complete list of all leases, licenses and similar agreements relating to all material tangible personal property used by the Company and its Subsidiaries in the conduct of their respective businesses that is not owned by them. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, all such material tangible personal assets and properties are sufficiently free of Liens to allow the Company and its Subsidiaries to conduct, and to continue to conduct, their respective businesses as currently conducted, and the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would have a Company Material Adverse Effect.

   Section 3.10. Intellectual Property. Section 3.10 of the Company Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by the Company or its Subsidiaries, and (ii) trademark, service mark and trade name license agreements to which the Company or its Subsidiaries is a party or pursuant to which the business of the Company and its Subsidiaries is conducted. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, to the Company's knowledge, all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights used in connection with the businesses of the Company and its Subsidiaries as currently conducted are without material restrictions or material conditions on use, and do not conflict with the intellectual property rights of others which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

   Section 3.11. Agreements, Contracts and Commitments.

   (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $50,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract or other instrument relating to any merger, consolidation, business combination, share exchange or business acquisition, or for the purchase, acquisition, sale or disposition of any material assets, of the Company or any of its Subsidiaries, (iv) agreement, contract or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationship, etc.), (v) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by the Company or any of its Subsidiaries, (vi) any contract, agreement or other instrument having as a party a partnership, joint venture or limited liability company in which the Company or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses
(i), (iii), (iv) or (v) if the Company or any such Subsidiary were a party to such contract, agreement or other instrument, (vii) any other contract, agreement or commitment that requires annual or remaining payments in excess of $50,000 after the date hereof or (viii) any other contract, agreement or commitment that requires annual or remaining payments in excess of $50,000 and that is not cancelable by the Company or one of its Subsidiaries without penalty on 30 days' notice or less (collectively, the "Company Material Contracts"). The term "Indebtedness" as used herein means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business), and (D) guarantees of any of the foregoing.
Section 3.11(a) of the Company Disclosure Schedule lists all contracts, agreements, other instruments or commitments, written or oral, between the Company and any of its Subsidiaries and the Shareholders, any officer or director of the Company or any of their affiliates or family members, which shall continue to be binding on the Surviving Corporation or any of its Subsidiaries.

   (b) Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, as of the date of this Agreement, to the Company's knowledge, (i) each of the Company Material Contracts is valid and binding upon the Company or its Subsidiaries that is party thereto (and on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Material Contracts, whether or not such breach, violation or default has been waived which will have a Company Material Adverse Effect, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute such a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the Company Material Contracts which will have a Company Material Adverse Effect.

   Section 3.12. Litigation. Except as specifically disclosed in Section 3.12 of the Company Disclosure Schedule, (a) there is no action, suit or proceeding, claim, arbitration or investigation against or affecting the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened against or affecting, the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that is not fully covered by insurance; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

   Section 3.13. Environmental Matters.

   (a) The Company, BRDC, LC and the Shareholders have delivered to Buyer all environmental reports related to any property owned, leased or operated by the Company or its Subsidiaries in their possession or prepared on their behalf (the "Environmental Reports"). Except as disclosed in the Environmental Reports and in Section 3.13(a) of the Company Disclosure Schedule: (i) the Company and BRDC, LC have complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) to the Company's knowledge neither the Company nor BRDC, LC is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither the Company, BRDC, LC nor Green Bridge Company ("Green Bridge") has released any Hazardous Substance in violation of any Environmental Law; (iv) neither the Company nor BRDC, LC has received any notice, demand, letter, claim or request for information alleging that the Company or any Subsidiary may be in violation of or liable under any Environmental Law; (v) neither the Company nor BRDC, LC is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances and (vi) there are no Hazardous Substances (as defined in Section 3.13(b) on, in or under the Owned Real Property (including soils, groundwater, surface water, buildings or other structures) which are required to be removed or remediated by, or which give rise to liability under, any Environmental Laws.

   (b) As used in Section 3.13, the following terms shall have the following meanings:

   "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, binding opinion, applicable common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, or natural resources (including rivers and other waterways), (B) the handling, generation, storage, transfer, emission, discharge, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, wetlands, pollution, or contamination.

   "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

   Section 3.14. Employee Benefit Plans.

   (a) Section 3.14(a) of the Company Disclosure Schedule contains a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment, retention, change of control and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which, together with the Company or any of its Subsidiaries, would be deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of the Company or any of its Subsidiaries (together, the "Employee Plans").

   (b) The Shareholders and the Company have delivered or made available to Buyer all documents related to the Employee Plans, including, without limitation: (i) true and complete copies of all Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) detailed summaries of all unwritten Employee Plans,
(iii) true and complete copies of the most recent financial statements and actuarial reports with respect to all Employee Plans for which financial statements or actuarial reports are required or have been prepared, (iv) the most recent determination letter from the IRS (if applicable) for any such Employee Plan, and (v) true and complete copies of any filing with or report to any Governmental Entity with respect to any Employee Plan made by the Company or any of its Subsidiaries during the twenty-four months prior to the date of this Agreement, including, without limitation, annual reports for Employee Plans, and a copy of any correspondence to the Company or any of its Subsidiaries from any Governmental Entity with respect to any such Employee Plan during such period.

   (c) To the Company's knowledge, all Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Employee Plans that could subject the Company or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA. Section 3.14(c) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding loans from the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant.

   (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, any Employee Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, has received a favorable determination letter from the IRS covering any provision for which the remedial amendment period (within the meaning of Section 401(b) of the Code) has not expired, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect or result in the imposition of material excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Employee Plan. All contributions or other amounts payable with respect to each Employee Plan have been paid or accrued in accordance with GAAP, ERISA, the Code and the terms of each such plan.

   (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any ERISA Affiliate
(i) at any time in the past has had a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan"), or (ii) at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code. As of the date of this Agreement, no Employee Plan is subject to Title IV of ERISA and no Employee Plan is a Multiemployer Plan.

   (f) There are no pending, nor to the Company's knowledge, any threatened or anticipated claims by or on behalf of any Employee Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Plan, alleging any breach of fiduciary duty on the part of the Company or any of its Subsidiaries or any of their officers, directors, managers or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable laws. The Employee Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

   (g) With respect to any Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction, and (ii) any Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects with all of the requirements of ERISA and Section 4980B of the Code. No welfare benefit fund (within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) has been established or maintained in connection with a Welfare Plan.

   Section 3.15. Compliance.

   (a) Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries, and each of their respective directors, managers, officers, persons performing management functions similar to officers, general managers, employees, suppliers and consultants, hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916, Certificates of Inspection issued by the US Coast Guard and permits and approvals issued by the United States Army Corps of Engineers and pursuant to the Gaming Laws (as defined below)), necessary to own, manage and conduct the businesses and operations of the Company and its Subsidiaries as currently conducted, each of which is in full force and effect, and no notice of revocation has been received in respect thereof (the "Permits"). Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, to the Company's knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity which will have a Company Material Affect. Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the business of the Company or its Subsidiaries is pending or, to the Company's best knowledge, threatened, nor has any Governmental Entity indicated any intention to conduct the same.

   (b) As used herein, the term "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or its Subsidiaries, including any applicable state gaming law and any federal or state laws relating to currency transactions.

   (c) Except as disclosed in Section 3.15(c) of the Company Disclosure Schedule, to the Company's knowledge, (i) neither the Company nor any Subsidiary, nor any manager, officer, key employee or partner of the Company, or any Subsidiary, has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of, any Gaming Laws which did or would be reasonably likely to result in fines or penalties of $10,000 or more; (ii) there are no facts, which, if known to the regulators under the Gaming Laws, could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or any officer, director or other person performing management functions similar to an officer or partner, under any Gaming Laws; and (iii) neither the Company nor any Subsidiary has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Gaming Laws.

   Section 3.16. Labor Matters. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, (i) there are no proceedings pending between the Company or any of its Subsidiaries and any of their respective employees before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity; (ii) to the best knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither the Company nor any of its Subsidiaries has received notice of any alleged unfair labor practice charges and/or complaints pending against the Company or its Subsidiaries or any of their respective representatives or employees before the National Labor Relations Board or any current union representation questions involving employees of the Company or its Subsidiaries; (iv) to the Company's knowledge, the Company's and its Subsidiaries' employment policies and practices comply in all material respects with applicable law; and (v) there is no strike, slowdown, work stoppage, labor dispute or lockout or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are parties to any collective bargaining agreements or other labor union contracts applicable to individuals employed or previously employed by the Company or any of its Subsidiaries and, except as disclosed in Section 3.16 of the Company Disclosure, no collective bargaining agreement or labor union contract is being negotiated by the Company or its Subsidiaries.

   Section 3.17. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or its Subsidiaries are listed on
Section 3.17 of the Company Disclosure Schedule. At the Effective Time, all such insurance policies, or replacements thereof, will be outstanding and duly in force. To the Company's knowledge, no notice of termination or non-renewal of any such insurance policy has been received by the Company or its Subsidiaries.

   Section 3.18. Year 2000. The Company has conducted an initial review of whether its systems, processes, products, equipment and services are Year 2000 Ready. The Company has provided to Buyer all reports prepared by it or its outside consultants regarding the Company's Year 2000 Readiness. "Year 2000 Ready" means that the systems, processes, products, equipment and services of the Company (including any software embedded in any products) ("Services") will correctly identify, recognize and process four-digit year dates, and the Services will: (a) continue to function properly with regard to dates before, during and after the transition to year 2000, including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions; (b) accurately perform calculations and comparisons on dates that span centuries; (c) accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (d) properly sort and sequence dates that span centuries; (e) understand that the year 2000 starts on a Saturday; (f) recognize that February 29, 2000 is a valid date and that the year 2000 has 366 days; (g) prohibit use of date fields for any purpose other than to store valid dates; (h) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (i) comply with and conform to the specifications of American National Standard ANSI X3.30-1985, Representation for Calendar Date and Ordinal Date for Information Interchange. The Company has made no express or implied warranties regarding its Year 2000 Readiness or any of its Services, except as disclosed in Section 3.18 of the Company Disclosure Schedule.

   Section 3.19. Brokers. None of the Shareholders, the Company, any of the Company's Subsidiaries, or any of their respective managers, officers or employees has employed any broker, financial advisor or finder, or incurred any liability for any brokerage fees, commissions, finder's or other fees, in connection with the transactions contemplated by this Agreement.

   Section 3.20. Tax Treatment. None of the Shareholders, the Company, or any of the Company's Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

   Section 3.21. Acquisition for Investment. Each Shareholder is acquiring shares of Buyer Common Stock to be issued in the Merger for investment for his or her own account and not with a view to, or for sale in connection with, any distribution thereof, except for distributions made in compliance with the requirements of the Securities

Act. Each Stockholder is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act) and (either alone or together with his or her advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Buyer Common Stock and is capable of bearing the economic risks of such investment.

   Section 3.22. Proxy Statement. The information related to the Company and its Subsidiaries and its Shareholders (other than related to pro forma financial statements or other forward looking information or projections) supplied by the Company and the Shareholders for inclusion in the Proxy Statement (as defined in Section 5.15(a)) pursuant to Items 5 and 14 of
Schedule 14A promulgated by the SEC under the Exchange Act, shall not, on the date the Proxy Statement is first mailed to stockholders of Buyer, at the time of the Buyer Special Meeting (as defined in Section 5.16) and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Special Meeting which has become false or misleading.

                                  ARTICLE IV

                    Representations and Warranties of Buyer

   Buyer represents and warrants to the Shareholders and the Company that the statements contained in this Article IV are true and correct, except as set forth herein and in the disclosure schedule delivered by Buyer to the Shareholders and the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). Any reference in this Agreement to Buyer's "knowledge" or "best knowledge," or to "the best of Buyer's knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of the corporate officers of Buyer for all purposes, after having made due inquiry. The Buyer Disclosure Schedule has been prepared based upon the foregoing definition.

   Section 4.1. Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and bylaws of Buyer, in each case as amended to the date of this Agreement, are included as exhibits to the Buyer SEC Reports (as defined herein).

   Section 4.2. Authority; No Conflict; Required Filings and Consents.

   (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

   (b) Other than as disclosed in Section 4.2(b) of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or bylaws of Buyer or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both), a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer is a party or by which it or any of its or its Subsidiaries' properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect, or (y) would not impair or materially delay the consummation of the Transactions.

   (c) Except as disclosed in Section 4.2(c) of the Buyer Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger and Articles of Merger with respect to the merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, as applicable, (iii) any approvals and filing of notices required under any applicable gaming industry regulation, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, and (vi) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Buyer or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Buyer Material Adverse Effect.

   Section 4.3. Public Filings; Financial Statements.

   (a) Buyer has filed all forms, reports and documents required to be filed by Buyer with the SEC since January 1, 1996 (the "Buyer SEC Reports"). The Buyer SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements (including, in each case, any related notes) of Buyer contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 1998, were not or are not expected to be material in amount. The audited balance sheet of Buyer as of April 25, 1999 is referred to herein as the "Buyer Balance Sheet."

   Section 4.4. Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports or in Section 4.4 of the Buyer Disclosure Schedule, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been (a) any Buyer Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Buyer's capital stock, (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d)(i) any granting by Buyer or any of its Subsidiaries to any director or officer of Buyer or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (ii) any granting by Buyer or any of its Subsidiaries to any director or officer of any stock options, except as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (iii) any granting by Buyer or any of its Subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements, plans or arrangements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports or (iv) any entry by Buyer or any of its Subsidiaries into any employment, severance or termination agreement with any officer, (e) any change in accounting methods, principles or practices having a material adverse effect on Buyer, except insofar as may have been required by a change in GAAP, (f) any Tax election that individually or in the aggregate would have a Buyer Material Adverse Effect, or (g) any settlement of pending or threatened litigation involving Buyer or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Buyer Material Adverse Effect.

   Section 4.5. Litigation. Except as disclosed in the Buyer SEC Reports or in
Section 4.5 of the Buyer Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against or affecting Buyer or any of its Subsidiaries pending, or as to which Buyer or any of its Subsidiaries has received any written notice of assertion against or affecting, Buyer or any of its Subsidiaries or any property or asset of Buyer or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that individually or in the aggregate could reasonably be expected to (i) have a Buyer Material Adverse Effect or (ii) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   Section 4.6. Voting Requirements. The affirmative vote of the holders of a majority of Buyer Common Stock present at the Buyer Special Meeting of Stockholders (at which a quorum is present) in favor of the issuance of Buyer Common Stock pursuant to this Agreement, consistent with the requirements of the Nasdaq National Market System (the "Buyer Stockholder Approval"), is the only vote of the holders of any class or series of Buyer's capital stock necessary to approve the transactions contemplated by this Agreement.

   Section 4.7. Tax Treatment. Neither Buyer nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

   Section 4.8. Opinion of Financial Advisor. The Board of Directors of Buyer has received the written opinion of CIBC World Markets Corp. ("CIBC") dated the date of this Agreement to the effect that the Exchange Ratio is fair to the Buyer from a financial point of view.

   Section 4.9. Lady Luck Waiver. Buyer has obtained the written waiver by Lady Luck of all rights of Lady Luck arising under Article 8 of the Operating Agreement for LL Bettendorf arising as a result of the Company entering into this Agreement.

                                   ARTICLE V

                                   COVENANTS

   Section 5.1. Conduct of Business.

   (a) By Shareholders and the Company. Except as set forth in Section 5.1(a) of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Shareholders and the Company agree (except to the extent that Buyer shall otherwise consent in writing) that they will use their reasonable best efforts to cause the businesses of the Company and its Subsidiaries to be carried on in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Whenever used in this Article V, the term "cause" means using a party's reasonable best efforts, through the exercise of voting and management power and otherwise, to cause such action to be taken or not taken. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Shareholders and the Company agree (except as otherwise contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) as follows:

     (i) Dividends; Changes in Stock. The Company shall not and shall not cause its Subsidiaries to, except for Permitted Distributions, (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or membership interests, (B) split, combine or reclassify any of its capital stock or membership interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or membership interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or membership interests of any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

     (ii) Issuance of Securities. The Company shall not, and shall cause its Subsidiaries not to, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities.

     (iii) Governing Documents. The Company shall not, and shall cause its Subsidiaries not to, amend its Certificate of Incorporation, Bylaws, Articles of Organization, Operating Agreement or other comparable charter or organizational documents.

     (iv) No Acquisitions. The Company shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business or any interest therein, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof.

     (v) No Dispositions. The Company shall not, and shall cause its Subsidiaries not to, sell, lease, license, mortgage or otherwise encumber, or otherwise dispose of, any of its properties or assets other than in the ordinary course of business.

     (vi) Indebtedness. The Company shall not, and shall cause its Subsidiaries not to, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person.

     (vii) Employee Benefits. The Company shall not, and shall cause its Subsidiaries not to, (A) adopt, enter into, terminate or amend any employment, severance, retention or similar agreement or contract; (B) negotiate or enter into any collective bargaining agreement or labor union contract; (C) increase, in any manner, the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business, consistent with past practice); (D) adopt or establish any new benefit plan or amend any existing benefit plan, except as required by law, or pay any benefit not provided for under any existing plan; (E) adopt, establish or amend any severance pay plan, or increase in any manner the severance or termination pay of any officer or employee; (F) modify the provisions of any stock option plan, adjust or modify the terms of any outstanding options, or take any action to accelerate the vesting of, or cash out rights associated with, any option, or remove existing restrictions in any option plan or other plan or arrangement; (G) grant any new awards under any stock option plan or other bonus, incentive, performance or compensation plan or arrangement, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock;
  (H) take any action to fund, or in any other way secure, the payment of compensation or benefits under any employee plan, welfare plan or other employee plan, agreement, contract or arrangement; (I) hire any individual as an employee who will be paid an annual base salary that equals or exceeds $75,000 or who will be other than an "at will" employee; or (J) hire any independent contractor or consultant, in each case without the prior written consent of the Buyer.

     (viii) Leases or Material Contracts. The Company shall not, and shall cause its Subsidiaries not to, (i) enter into any lease or agreement of any nature that would obligate the Company or any of its Subsidiaries to pay $50,000 or more annually, (ii) enter into any lease or agreement of any nature that is not terminable by the Company or one of its Subsidiaries upon 90 days' notice without penalty, or (iii) modify, amend or terminate any existing agreement of such type or waive, release or assign any material rights or claims contained therein, except in the ordinary course of business consistent with past practice.

     (ix) Accounting Matters. The Company shall not, and shall cause its Subsidiaries not to, make any material change in accounting methods, principles or practices, except as required by GAAP or the applicable regulations under the Securities Act and the Exchange Act.

     (x) Tax Matters. The Company shall not, and shall cause its Subsidiaries not to, make any material Tax election, enter into any settlement or compromise with respect to any material income Tax liability, or waive or extend the statute of limitations in respect of any Taxes.

     (xi) Settlement. The Company shall not, and shall cause its Subsidiaries not to, settle any pending or threatened litigation involving the Company or any such Subsidiary (whether brought by or against a private party or a Government Entity), except for settlements that, in the aggregate, involve payments not covered by insurance, by the Company or any such Subsidiary, of less than $50,000 and which settle entire claims or causes of action arising out of the same or similar facts and circumstances or do not impose any restrictions on the business or operations of the Company or any of its Subsidiaries.


     (xii) Capital Expenditures. Except as set forth in Section 5.1(a)(xii) of the Company Disclosure Schedule, the Company and its Subsidiaries, considered as a whole, shall not make capital expenditures in excess of $50,000 individually or $100,000 in the aggregate.

     (xiii) Related Party Transactions. Subject to Section 5.11, the Company shall not, and shall cause its Subsidiaries not to, enter into or amend the terms of any transaction of any nature whatsoever with its or its Subsidiaries' directors, officers, employees, Shareholders, members or their respective affiliates.

     (xiv) Lady Luck Transaction. Neither the Shareholders, the Company nor BRDC, LC shall take any steps to assert rights they may have as a result of Lady Luck entering into the Lady Luck Merger Agreement, to (i) purchase Lady Luck's membership interest in LL Bettendorf or (ii) terminate the management agreement between Lady Luck and LL Bettendorf; provided, however, that the Shareholders, the Company and BRDC, LC may take all steps which they deem necessary to preserve such rights, including, giving any notices they deem necessary or desirable.

     (xv) General. The Company shall not, and shall cause its Subsidiaries not to, authorize any of, or commit or agree to take any of, the foregoing actions.

   (b) By Buyer. Except as disclosed in the Buyer SEC Reports, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, and to pay or perform its other obligations when due.

   Section 5.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer, the Shareholders and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of the Shareholders, the Company and Buyer shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the Shareholders and the Company or Buyer under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of the Shareholders and the Company or Buyer contained in this Agreement.

   Section 5.3. Access to Information. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Buyer, and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records, and during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Buyer (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and (c) all other information concerning its business, properties and personnel as Buyer may reasonably request. Buyer will hold any such information furnished to it by the Shareholders, the Company or any such Subsidiary in confidence. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Transactions.

   Section 5.4. Governmental Approvals.

   (a) The parties hereto shall cooperate with each other and use all commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable without conditions, restrictions or limitations that are more restrictive than those conditions, restrictions and limitations applicable to the Company and its Subsidiaries on the date hereof, all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement ("Governmental Approvals"). Each of the parties hereto and their respective officers, managers, directors and affiliates shall file, as necessary, within 60 days after the date hereof, all required initial applications and documents in connection with obtaining approvals of the Transactions under the Gaming Laws and shall file initial applications and documents related to all other Governmental Approvals within such time as necessary for such Governmental Approvals to be granted on or before the effective date of the respective approvals required under the Gaming Laws and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Each of the Shareholders, the Company and Buyer (the "Notifying Party") will notify, and the Company shall cause LL Bettendorf to notify, the other parties reasonably promptly of the receipt of material comments or requests from Governmental Entities relating to Governmental Approvals, and will supply, and the Company shall cause LL Bettendorf to supply, the other parties with copies of all material correspondence documents or descriptions of communications between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that the Notifying Party shall not be required to supply the other parties with copies of correspondence, documents or descriptions of communications relating to the personal applications of individual applicants, except for evidence of filing.

   (b) The Shareholders, the Company and Buyer shall promptly advise, and the Company shall cause LL Bettendorf to advise, each other, upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. The Shareholders, the Company and Buyer shall take, and the Company shall cause its Subsidiaries to take, any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

   Section 5.5. Publicity. The Shareholders, the Company and Buyer shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and shall use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or in connection with presentations or discussions with or before gaming regulators.

   Section 5.6. Indemnification.

   (a) From and after the Effective Time, Buyer agrees that it will indemnify and hold harmless the Shareholders, each of their respective heirs, successors and permitted assigns, their affiliates, and the respective directors, officers, employees, agents and controlling persons of their affiliates (collectively, the "Shareholder Indemnified Parties"), against any costs, expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Losses") incurred by the Shareholder Indemnified Party as a result of, or arising out of entering into and consummating the transactions contemplated herein other than any Loss (i) resulting from or arising out of a breach or inaccuracy of any representation, warranty or covenant of the Company or the Shareholders contained in this Agreement solely as they relate to the Company or BRDC, LC or (ii) for which the Shareholders have an obligation to provide indemnity under Section 5.6(b).

   (b) From and after the Effective Time, each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless the Buyer, its affiliates, and the respective directors, officers, employees, agents and controlling persons of Buyer and its affiliates (collectively, the "Buyer Indemnified Parties") against any Losses incurred by the Buyer Indemnified Parties as a result of, or arising out of, (i) any breach or inaccuracy in the representations and warranties of the Company and the Shareholders contained in Section 3.8(a), and (ii) notwithstanding the matters disclosed in Section 3.13(a) of the Company Disclosure Schedule and as otherwise known by Buyer, any Hazardous Substances on, in or under the Owned Real Property at the Effective Time (including soils, groundwater, surface water, buildings or other structures) which are required to be removed or remediated by, or which give rise to liability under any Environmental Laws.

   (c) The Buyer Indemnified Parties shall not be entitled to indemnification hereunder except to the extent that they incur indemnifiable Losses in excess of $250,000, and then only to the extent of such excess; the aggregate liability of the Shareholders hereunder shall not exceed $3,000,000; and no claim for indemnification may be made by any party hereto except in writing setting forth with reasonable particularity the bases for such claim which is delivered during the period that the representation, warranty or covenant on which the claim is based continues to survive as provided in Section 8.1, or if the claim is made under Section 5.6(b) clause (ii) within 3 years of the Effective Time. After the Effective Time, the sole and exclusive remedy of the Buyer Indemnified Parties against the Shareholders for all matters coming within the scope of the representations and warranties contained in this Agreement shall be to bring a claim for indemnity under Section 5.6(b), subject to all of the limitations applicable to such claim.

   (d) The Shareholders shall conduct and control the management and implementation of the clean up, defense, response, proceedings or settlement relating to any Losses for which the Shareholders have an indemnity obligation under Section 5.6(b). Buyer and the Shareholders shall cooperate with each other and Buyer may participate therein at its cost. The Shareholders shall conduct any clean-up in a manner which does not unreasonably interfere with the conduct of Buyer's business. Prior to collecting indemnification from the Shareholders for any Loss related to Owned Real Property other than related to a breach of the representations and warranties contained in Section 3.8, Buyer will use all commercially reasonable efforts to have such matter addressed to Buyer's satisfaction by J.I. Case Company and its successors or assigns ("Case") pursuant to the terms of the Purchase/Sale Agreement (the "Purchase Agreement") dated November 4, 1988 between Case and Green Bridge. Buyer will assert its rights under the Agreement as a successor in title to the Owned Property and the Shareholders will cause Green Bridge to cooperate fully with Buyer and take any steps necessary to pursue its rights under the Purchase Agreement.

   Section 5.7. Further Assurances and Actions.

   (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken (including action to be taken by the Company and its Subsidiaries), all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

   (b) In case, at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the transactions contemplated hereby, the proper officers and/or directors of Buyer and the Company shall take or cause LL Bettendorf to take, all such necessary action.

   Section 5.8. Tax-free Reorganization. Each party will use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and will not take any action reasonably likely to cause the Merger not so to qualify.

   Section 5.9. Loan Repayment. Immediately following the Effective Time, Buyer will cause BRDC, LC to repay in full its loan from Valley Corporation in the approximate amount of $3,200.000.

   Section 5.10. Related Party Agreements. At the request of Buyer, the Shareholders shall cause and the Company shall cause its Subsidiaries to terminate all contracts, agreements, other instruments or commitments, written or oral, between the Company and any of its Subsidiaries on the one hand and the Shareholders, any officer or director of the Company or any of their affiliates or family members on the other, that exist but that are not disclosed as related party agreements in Section 3.11 of the Company Disclosure Schedule.

   Section 5.11. LL Bettendorf Distributions. Anything contained herein to the contrary notwithstanding, LL Bettendorf will make distributions to BRDC, LC of the following amounts, which shall be distributed by BRDC, LC to the Company and by the Company to the Shareholders ("Permitted Distributions"): (i) 45% of one-half of LL Bettendorf's net income for the month of September, 1999, (ii) 45% of Allocated Net Income ("Additional Tax Distributions") and (iii) discretionary amounts requested by the Shareholders immediately prior to the Effective Time (the "Discretionary Distributions") provided that, the sum of Additional Tax Distributions and Discretionary Distributions shall not (i) exceed $10,000,000 plus the Allocated Net Income or (ii) result in LL Bettendorf having less than $2,500,000 in cash or marketable securities at the Effective Time and provided further, subject to the foregoing limitations, that the Discretionary Distributions shall not be less than the amount necessary such that the Aggregate Merger Consideration shall not exceed 6,300,000 Buyer Shares. If not previously made, the Buyer will cause LL Bettendorf to make the Discretionary Distributions immediately prior to Closing and shall obtain any required consents of LL Bettendorf's, BRDC LC's and the Company's lenders as listed in Section 3.3 of the Company Disclosure Schedule.

   Section 5.12. Other Distributions. Nothing contained in this Agreement shall restrict in any way the ability of BRDC, LC to make distributions to the Company and the Company to make distributions to the Shareholders, it being understood that BRDC, LC and the Company will distribute all available cash to the Shareholders prior to Closing. During the period prior to the Closing BRDC, LC shall continue to receive rent payments and management fees from LL Bettendorf and its affiliates consistent with prior practices, and shall receive such payments prorated to the Effective Time even if not yet due and payable. The Buyer will cause LL Bettendorf to make any such payments not previously made, immediately prior to Closing.

   Section 5.13. Shareholder Guarantees. Buyer shall use commercially reasonable efforts (including, but not limited to, the provision of Buyer's guarantee but not contingent upon the payment of significant fees or relinquishing significant rights) prior to the Effective Time to obtain the release of the Shareholders and all of their affiliates from all guarantees of indebtedness of the Company or any of its Subsidiaries or of LL Bettendorf and to obtain the release of all collateral pledged by Shareholders or their affiliates in connection with such guarantees.


   Section 5.14. Resale Restrictions. Each Shareholder agrees that he or she will not transfer any shares of Buyer Common Stock received pursuant to this Agreement except (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 144 promulgated under the Securities Act, (iii) upon receipt by Buyer of an opinion of counsel to such Shareholder (which counsel shall be reasonably satisfactory to Buyer) in form and substance customary in similar situations, or of a no-action letter from the SEC addressed to Buyer or such Shareholders to the effect that no registration statement is required under the 1933 Act, (iv) for estate planning purposes to members of his or her immediate family or to a trust, family limited partnership, family limited liability company, corporation or other entity which is owned and controlled by the Shareholder or members of his or her immediate family, or (v) upon a Shareholder's death to his or her heirs, provided that the transferee in the case of clauses (iv) and (v) agrees to be subject to the resale limitations set forth in this Section 5.14.

   Section 5.15. Legend. (a) Each Certificate representing shares of Buyer Common Stock to be received by each Shareholder pursuant to this Agreement shall be endorsed with legends as may be required by the Securities Act and applicable state securities laws.

   (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless shares of Buyer Common Stock represented thereby are in the reasonable good faith judgment of Buyer (with advice from counsel to Buyer, as Buyer may deem appropriate), no longer subject to the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

   Section 5.16. Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, Buyer shall prepare and file with the SEC, in preliminary form, a proxy statement to be sent to Buyer's stockholders in connection with, and for their consideration of, this Agreement and the Merger (the "Proxy Statement").

   (b) Buyer shall make all other necessary filings with respect to the Merger under the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

   Section 5.17. Special Meeting. Buyer shall duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon this Agreement and the Merger (the "Buyer Special Meeting") as promptly as reasonably practicable after the date hereof. Except as otherwise required to comply with the fiduciary duties of the Board of Directors of Buyer, Buyer shall, through its Board of Directors, recommend to its stockholders adoption and approval of this Agreement and the Merger and shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters.

   Section 5.18. Registration Rights. If Buyer proposes to file a registration statement under the Securities Act with respect to an offering by Buyer for its own account of Buyer Common Stock (other than a registration statement on Form S-4 or S-8 or any successor or similar form thereto), then Buyer shall give written notice of such proposed registration and distribution at least 30 days prior to the proposed filing date and offer the opportunity to register such amount of Buyer Shares as each Shareholder may request in writing. Subject to the obligations of the Shareholders set forth below, the Buyer shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Shareholders to participate in the registration for such offering and to include such Buyer Shares in such offering. Any Buyer Shares of the Shareholders which have been requested to be registered shall be included in the offering on the same terms and conditions as the Buyer Common Stock being offered by Buyer. Notwithstanding the foregoing, if the Company Underwriter advises Buyer that in its opinion the total amount of Buyer Common Stock which the Shareholders, Buyer and any other persons or entities who have a right to participate in the registration intend to include in such offering (the "Total Securities") is sufficiently large as to have a materially adverse effect on the distribution of the Total Securities, then the amount of securities to be offered for the account of the Shareholders and such other persons or entities shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter. Buyer shall bear all registration expenses in connection with any registration except for the discounts or commissions of the Company Underwriter applicable to the Buyer Shares of the Shareholders, which shall be paid as set forth below. A Shareholder may not participate in any underwritten registration unless such Shareholder (a) agrees to sell such Shareholder's Buyer Shares on the basis provided in any underwriting arrangements entered into by Buyer, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay his or her pro rata portion of all underwriting discounts and commissions of the Company Underwriter and agrees to cooperate with the Buyer in connection with the preparation and filing of the registration statement.

                                  ARTICLE VI

                           Conditions to The Merger

   Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of Buyer in the manner required under the Rules of the Nasdaq National Market.

     (b) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction, statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained, all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired, and no such approval shall contain any conditions, limitations or restrictions which Buyer reasonably determines in good faith will have or would reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect.

     (d) Lady Luck Transaction. The Closing of the Lady Luck Transaction shall have occurred including Buyer's acquisition of Lady Luck's interest in LL Bettendorf.

   Section 6.2. Additional Conditions to Obligations of the Shareholders and the Company. The obligations of the Shareholders and the Company to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by the Shareholders and the Company:

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Buyer Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations explicitly speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date. The Shareholders and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Shareholders and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

     (c) Release of Guarantees. Buyer shall have obtained the release of, or agreed to indemnify, the Shareholders and all of their affiliates from the guarantees of indebtedness of the Company or any of its Subsidiaries and obtained the release of all collateral pledged by Shareholders or their affiliates in connection with each of the guarantees listed in Section 6.2(c) of the Company Disclosure Schedule.

   Section 6.3. Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Buyer:

     (a) Representations and Warranties. The representations and warranties of the Shareholders and the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Company Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations and warranties explicitly speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed by each Shareholder and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b) Performance of Obligations of the Shareholders and the Company. The Shareholders and the Company shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, including, without limitation, that pursuant to the agreements listed in Section 3.11 of the Company Disclosure Schedule, that all consents required under such agreements as a result of the consummation of the Merger shall have been obtained by the Company and are in full force and effect except (i) the consents required by Section 5.11 and (ii) for those agreements as to which the consequences of the failure to obtain a consent, individually or in the aggregate, would not constitute a Company Material Adverse Effect. Buyer shall have received a certificate signed by the Shareholders and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) No Material Adverse Change. No material adverse change shall have occurred in the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, since September 30, 1999; however, for purposes of the foregoing, a change as to the financial performance or prospects of LL Bettendorf shall be disregarded for this condition.

                                   ARTICLE 7

                           TERMINATION AND AMENDMENT

   Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer:

     (a) by mutual written consent of the Shareholders and the Company and Buyer; or

     (b) by any of the Buyer, the Shareholders or the Company if the Merger shall not have been consummated by December 31, 2000 (the "Outside Date"); provided that either Buyer or the Shareholders or the Company may extend the Outside Date to June 30, 2001 by providing written notice thereof to the other party between three (3) and five (5) business days prior to and including December 31, 2000 if (i) the Merger shall not have been consummated by such date but the Merger Agreement (as it may have been amended or supplemented to such date) remains in effect; or

     (c) by any of the Buyer, the Shareholders or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other final action not subject to appeal, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by Buyer, (i) upon a material breach of any representation, warranty, covenant or agreement on the part of the Shareholders, or the Company set forth in this Agreement, or if any representation or warranty of the Shareholders or the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3 would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Shareholders or the Company through best efforts within 30 days and for so long as the Shareholders and the Company continue to exercise such best efforts during such 30-day period, Buyer may not terminate this Agreement under this
  Section 7.1(d); or (ii) if at the Buyer Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

     (e) by the Shareholders or the Company, (i) upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2 would not be satisfied (a "Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is curable by Buyer through best efforts within 30 days and for so long as Buyer continues to exercise such best efforts during such 30-day period, the Shareholders or the Company may not terminate this Agreement under this Section 7.1(e); or (ii) if at the Buyer Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained;

     (f) by Buyer, if (A) any state gaming authority revokes any of LL Bettendorf's licenses or permits to operate the casino riverboat, or (B) a gaming regulatory authority imposes fines or penalties against, or requires other payments by, LL Bettendorf and/or any of its current or former directors, officers, employees, agents or representatives (to the extent that LL Bettendorf is responsible for any such fines, penalties or other payments and such fines, penalties or other payments are not covered by insurance policies of LL Bettendorf) relating to the actions of LL Bettendorf and/or its current or former directors, officers, agents or representatives in an aggregate amount or which impose restrictions upon operations that would reasonably be expected to have a material adverse effect on the business of the LL Bettendorf casino (with materiality determined with respect to the enterprise value of such business); or

     (g) by Buyer, if a material adverse change as described in Section 6.3(c) has occurred.

   Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, the Shareholders or the Company, or their respective officers, directors, managers, members, Shareholders or affiliates, except as set forth in Sections
5.3 and 7.3, and except that such termination shall not limit liability for a willful breach of this Agreement; provided that the provisions of this Section
7.2 and Section 7.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   Section 7.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated except that Buyer shall reimburse the Shareholders for (i) accounting fees incurred by the Company related to the Proxy Statement or Buyer SEC Reports, including the cost of preparing the Company Audited Financial Statements and (ii) any governmental filing fees incurred by the Shareholders in connection with the consummation of this transaction.

   Section 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer; but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 8

                                 Miscellaneous

   Section 8.1. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time, except for (i) the representations and warranties contained in Sections 3.8(a) which shall survive for 3 years after the Effective Time; and (ii) the indemnification provided in Section 5.6, which shall survive until the expiration of the applicable statute of limitations related to the claims which are the subject of the loss; and (iii) the agreements contained in Sections 2.2, 5.7, 5.8, 5.9, 5.13 and 5.18 and Article VIII, which shall survive the Effective Time indefinitely.

   Section 8.2. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, or by facsimile or air courier, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communications be served personally, or by facsimile or air courier, service shall be conclusively deemed made at the time of such service. If such notice, demand or other communications be given by mail, it shall be conclusively deemed given three (3) days after the deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

     (a) if to the Shareholders or the Company, to:

       BRDC, Inc.
       2117 State Street, Suite 300
       Bettendorf, Iowa 52722
       Attention: Michael L. Sampson

       with copies to:

       BRDC, Inc.
       2117 State Street, Suite 300
       Bettendorf, Iowa 52722
       Attention: Robert G. Ellis

       and

       Lord Bissell & Brook
       115 South LaSalle Street, 35th Floor
       Chicago, Illinois 60603
       Attention: David L. Kendall

     (b) if to Buyer, to:

       Isle of Capri Casinos, Inc.
       1641 Popps Ferry Road
       Biloxi, Mississippi 39532
       Attention: President

       with copies to:

       Isle of Capri Casinos, Inc.
       2200 Corporate Boulevard, N.W.
       Suite 310
       Boca Raton, Florida 33431
       Attention: Allan B. Solomon

       and

       Mayer, Brown & Platt
       190 South LaSalle Street, Suite 3100
       Chicago, Illinois 60603
       Attention: Paul W. Theiss

   Section 8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement,""the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 19, 1999.

   Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 8.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Buyer, the Shareholders or the Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

   Section 8.6. Governing Law. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of Iowa without reference to the conflicts of law or choice of law doctrine of such state.

   Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 8.8. Severability; Enforcement. Except to the extent that the application of this Section 8.8 would have a Buyer Material Adverse Effect with respect to Buyer or a Company Material Adverse Effect with respect to the Shareholders and the Company, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.

   If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

   Section 8.9. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof, and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

   In Witness Whereof, Isle of Capri Casinos, Inc., BRDC, Inc. and the Shareholders have caused this Agreement to be signed by their respective duly authorized officers or have signed personally as of the date first written above.

                                          Isle of Capri Casinos, Inc.

                                             /s/ Allan B. Solomon
                                          By: _________________________________
                                          Its: Executive Vice President
                                            ___________________________________

                                          BRDC, Inc.

                                             /s/ Jeffrey D. Goldstein
                                          By: _________________________________
                                          Its: President
                                            ___________________________________

                                          Shareholders of BRDC, Inc.

                                            /s/ Jeffrey D. Goldstein
                                          _____________________________________
                                            Jeffrey D. Goldstein

                                            /s/ Richard A. Goldstein
                                          _____________________________________
                                            Richard A. Goldstein

                                            /s/ Robert S. Goldstein
                                          _____________________________________
                                            Robert S. Goldstein

                                            /s/ Irene S. Goldstein
                                          _____________________________________
                                            Irene S. Goldstein

                                                                        ANNEX B

[LOGO OF CIBC]
                               December 19, 1999

The Special Committee of the Board of Directors
Isle of Capri Casinos, Inc.
711 Dr. Martin Luther King, Jr. Blvd.
Biloxi, Mississippi 39530

Members of the Special Committee of the Board:

   You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Special Committee of the Board of Directors as to the fairness, from a financial point of view, to Isle of Capri Casinos, Inc. ("Isle of Capri") of the Exchange Ratio (defined below) provided for in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Isle of Capri, BRDC, Inc. ("BRDC") and the shareholders of BRDC. The Merger Agreement provides for, among other things, the merger of BRDC with and into Isle of Capri (the "Merger") pursuant to which each outstanding share of the common stock, no par value per share, of BRDC (the "BRDC Common Stock") will be converted into the right to receive that number of shares of the common stock, par value $0.01 per share, of Isle of Capri ("Isle of Capri Common Stock") equal to the quotient of (i) 6,210,000 shares of Isle of Capri Common Stock, increased or decreased by the quotient of (x) the Net Adjustment Amount (as defined in the Merger Agreement) divided by (y) $9.486 per share, divided by (ii) the number of shares of BRDC Common Stock outstanding immediately prior to the closing of the Merger; provided that the number of shares of Isle of Capri Common Stock issued in the Merger will not exceed 6,300,000 shares (the number of shares of Isle of Capri Common Stock into which such shares of BRDC Common Stock will be so converted in the Merger, the "Exchange Ratio"). Representatives of Isle of Capri have advised us that, as a result of Isle of Capri's acquisition of BRDC in the Merger, Isle of Capri will acquire the real estate owned by BRDC (the "BRDC Real Estate") and the 50% membership interest in Lady Luck Bettendorf, L.C. ("LL Bettendorf") currently held by a wholly owned subsidiary of BRDC. Representatives of Isle of Capri also have advised us that Isle of Capri and Lady Luck Gaming Corporation ("Lady Luck"), which through a wholly owned subsidiary owns the remaining 50% membership interest in LL Bettendorf, have entered into an Agreement and Plan of Merger pursuant to which Lady Luck would become a wholly owned subsidiary of Isle of Capri (the "Lady Luck Transaction") and that, upon the closing of the Merger and the Lady Luck Transaction, Isle of Capri will indirectly own 100% of the membership interests of LL Bettendorf.

   In arriving at our Opinion, we:

     (a) reviewed a draft dated December 17, 1999 of the Merger Agreement;

      (b) reviewed audited financial statements of Isle of Capri for the fiscal years ended April 26, 1998 and April 25, 1999, a preliminary draft of the audited balance sheet of BRDC for the fiscal year ended December 31, 1997 and a preliminary draft of audited financial statements of BRDC for the fiscal year ended December 31, 1998;

     (c) reviewed unaudited financial statements of Isle of Capri for the six months ended October 24, 1999, unaudited financial statements of BRDC for the nine months ended September 30, 1999, unaudited balance sheets of LL Bettendorf for the fiscal years ended December 31, 1997 and December 31, 1998 and for the nine months ended September 30, 1999, and unaudited income statements of LL Bettendorf for the fiscal years ended December 31, 1995 through December 31, 1998 and for the nine months ended September 30, 1999;

      (d) reviewed publicly available financial forecasts relating to Isle of Capri and financial projections prepared by the management of Lady Luck relating to LL Bettendorf;

     (e) reviewed the historical market prices and trading volume for Isle of Capri Common Stock;

     (f) held discussions with the senior managements of Isle of Capri and Lady Luck with respect to the businesses and prospects for future growth of Isle of Capri and LL Bettendorf, and held discussions with representatives of BRDC with respect to the BRDC Real Estate;

     (g) reviewed the lease among Green Bridge Company, Bettendorf Riverfront Development Company, L.C., LL Bettendorf and Lady Luck Quad Cities, Inc. relating to the BRDC Real Estate and an appraisal dated January 12, 1995 of the BRDC Real Estate;

     (h) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Isle of Capri and LL Bettendorf;

     (i) performed a discounted cash flow analysis of LL Bettendorf using certain assumptions of future performance provided to us by the management of Lady Luck and a discounted cash flow analysis of the lease payments relating to the BRDC Real Estate;

     (j) reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Merger;

     (k) reviewed public information concerning Isle of Capri and LL Bettendorf; and

     (l) performed such other analyses and reviewed such other information as we deemed appropriate.

   In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Isle of Capri, BRDC and Lady Luck and their respective employees, representatives and affiliates. With respect to forecasts relating to LL Bettendorf provided to or discussed with us by Lady Luck, we assumed, at the direction of the management of Lady Luck, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Lady Luck. As you are aware, we have not been provided with internal forecasts for Isle of Capri, but have reviewed and discussed with the management of Isle of Capri publicly available forecasts relating to Isle of Capri and have assumed, with the consent of Isle of Capri, without independent verification or investigation, that such forecasts represent reasonable estimates and judgments as to the future financial condition and operating results of Isle of Capri. As to the appraisal reviewed by us with respect to the BRDC Real Estate, we assumed, with the consent of Isle of Capri, without independent verification or investigation, that such appraisal was reasonably prepared reflecting the best available information, estimates and judgments of the preparer thereof. We also assumed, with the consent of Isle of Capri, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that the Lady Luck Transaction will be effected prior to consummation of the Merger in all material respects in accordance with its terms. We further have assumed with the consent of Isle of Capri that, in the course of obtaining the necessary regulatory or third party approvals for the Merger and related transactions, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Isle of Capri, BRDC or LL Bettendorf or the contemplated benefits to Isle of Capri of the Merger or such related transactions. In addition, representatives of Isle of Capri have advised us and we therefore also have assumed that the final terms of the Merger Agreement will not vary materially from the draft reviewed by us. We have neither made nor, with the exception of the appraisal relating to the BRDC Real Estate, obtained any independent evaluations or appraisals of the assets or the liabilities of Isle of Capri, BRDC, LL Bettendorf or affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Isle of Capri, the BRDC Real Estate or LL Bettendorf, or the price at which the Isle of Capri Common Stock will trade subsequent to announcement or consummation of the Merger. As you are aware, for purposes of our Opinion, we evaluated the implied value of the Isle of Capri Common Stock issuable in the Merger based solely on the closing stock price of Isle of Capri Common Stock one trading day prior to Isle of Capri's public announcement of the execution of the definitive agreement with respect to the Lady Luck Transaction and the execution of the letter of intent with respect to the proposed Merger. Except for the foregoing, our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

   As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

   We have acted as financial advisor to the Special Committee of the Board of Directors of Isle of Capri with respect to this Opinion and will receive a fee for our services in connection with the delivery of this Opinion. We and our affiliates have in the past provided services to Isle of Capri and Lady Luck unrelated to the Merger, including equity and debt financing, and currently are providing financial advisory and other services to Isle of Capri with respect to the Lady Luck Transaction, including the financing thereof, for which services we and our affiliates have received and will receive compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Isle of Capri for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Isle of Capri from a financial point of view. This Opinion is for the use of the Special Committee of the Board of Directors of Isle of Capri in its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Merger.

                                          Very truly yours,

                                          /s/ CIBC World Markets Corp.

                                          CIBC WORLD MARKETS CORP.

                                                                        ANNEX C

                                  BRDC, INC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                               December 31, 1998

Results of Operations

   All statements contained herein that are not historical facts, including but not limited to, statements regarding the Company's current business strategy are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Generally, the words "anticipates," "believes," "estimates," "expects" and similar expressions as they related to the Company and its management are intended to identify forward-looking statements. Actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: the availability of sufficient capital to finance the Joint Venture's business plan on terms satisfactory to the Company; competitive factors, such as legalization of gaming in jurisdictions from which the Joint Venture draws significant number of patrons and an increase in the number of casinos serving the markets in which the Joint Venture's casino is located; changes in labor, equipment and capital costs; changes in regulations affecting the gaming industry; future acquisitions, mergers or strategic partnerships; general business and economic conditions. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which statements are made pursuant to the Private Litigation Reform Act of 1995. These forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this report to reflect any change in its expectations with regard to that forward-looking statement or any change in events, conditions or circumstances on which that forward-looking statement is based.

 Year Ended December 31, 1998 Compared to Year Ended December 31, 1997:

   For the year ended December 31, 1998 as compared to 1997, consolidated gross revenues increased to $2.289 million from $2.138 million, respectively, an increase of $151 thousand or 7%. The Company's gross revenues include income from leasing land to the Bettendorf Joint Venture and management fee income for managing the Bettendorf Joint Venture's marine and real estate operations.

   The Company's investment in the Bettendorf Joint Venture is accounted for under the equity method and the Company's portion of income or loss from the Bettendorf Joint Venture is included in other income. The Company's equity in income of Lady Luck Bettendorf, L.C. increased to $5.099 million from $3.427 million, respectively, an increase of $1.672 million or 49%. (For a detailed explanation of this increase please refer to Lady Luck Bettendorf, L.C.'s Management's Discussion and Analysis of Financial Condition and Results of Operations included herein.)

   Operating income was $2.118 million for the year ended December 31, 1998. Operating income was $1.894 million for the year ended December 31, 1997.

   Income applicable to common stockholders was $6.273 million or $15,683 per share for the year ended December 31, 1998 compared to $4.434 million or $11,085 per share for the year ended December 31, 1997. The increase was mainly attributable to the increase in income from the joint venture.

                                  BRDC, INC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS--(Continued)

                               December 31, 1998

Liquidity and Capital Resources

   During the twelve months ended December 31, 1998, the Company generated $1.131 million from operations. The primary sources during the twelve months ended December 31, 1998 of cash and noncash resources were: (1) cash flow from operations; (2) cash on hand at the beginning of the year and (3) $3.5 million of borrowings from a related party. The primary uses of cash and noncash resources during the twelve months ended December 31, 1998, other than operating expenditures, include:

     1. $2.552 million for repayment of related party debt.

     2. $1.772 million for cash distributions to stockholders.

     3. $.264 million for repayment of debt.

     4. $.595 million distribution of assets in lieu of cash dividends to stockholders.

   The Company has no knowledge of any pending litigation that could have an adverse and material effect on the Company.

   The Company is subject to certain federal, state and local environmental protection, health and safety laws, regulations and ordinances that apply to businesses generally, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act, and the Occupational Safety and Health Act.

Impact of Inflation

   Absent changes in the competitive and economic conditions or in specific prices affecting the industry, management does not expect that inflation will have a significant impact on the Company's operations. Changes in specific prices (such as fuel and transportation prices) relative to the general rate of inflation may materially affect the hotel-casino industry. There has been no material impact from inflation during the periods covered by the accompanying financial statements.

                                  BRDC, INC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS--(Continued)

                              September 30, 1999
                                  (Unaudited)

Results of Operations

 Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998:

   For the nine months ended September 30, 1999, as compared to 1998, respectively, consolidated gross revenues decreased to $1.593 million from $1.678 million a decrease of $.085 million, or 5%. This decrease was mainly attributable to a decrease in other income relating to a parking facility. The Company's gross revenues include income from leasing land to the Bettendorf Joint Venture and management fee income for managing the Bettendorf Joint Venture's marine and real estate operations.

   The Company's equity in income of Lady Luck Bettendorf, L.C. increased to $5.242 million from $3.884 million, respectively, an increase of $1.358 million or 35%. (For a more detailed explanation of this increase please refer to Lady Luck Bettendorf, L.C.'s Management's Discussion and Analysis of Financial Condition and Results of Operations included herein.)

   Operating income was $1.314 million for the nine months ended September 30, 1999 and was $1.547 million for the nine months ended September 30, 1998.

   Income applicable to common stockholders was $5.928 million or $14,820 per share for the nine month period ended September 30, 1999 compared to $4.724 million or $11,810 per share for the nine months ended September 30, 1998. The increase was primarily related to the increase in income from the Bettendorf Joint Venture.

                                  BRDC, INC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS--(Continued)

                              September 30, 1999
                                  (Unaudited)

Liquidity and Capital Resources

   During the nine months ended September 30, 1999, the Company generated $3.438 million in cash from operations. The primary sources during the nine months ended September 30, 1999 of cash and noncash resources were: (1) cash flow from operations including a $2.5 million distribution of earnings from the Bettendorf Joint Venture; (2) cash on hand at the beginning of the year;
(3) $8.5 million from refinancing of debt. The primary uses of cash and noncash resources during the nine months ended September 30, 1999, other than operating expenditures, include:

     1. $6.174 million for the payment of related party debt.

     2. $3.216 million for the repayment of debt.

     3. $2.889 million for cash distributions to stockholders.

   The Company has no knowledge of any pending litigation that could have an adverse and material effect on the Company.

   The Company is subject to certain federal, state and local environmental protection, health and safety laws, regulations and ordinances that apply to businesses generally, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act, and the Occupational Safety and Health Act.

Impact of Inflation

   Absent changes in competitive and economic conditions or in specific prices affecting the industry, management does not expect that inflation will have a significant impact on the Company's operations. Changes in specific prices (such as fuel and transportation prices) relative to the general rate of inflation may materially affect the hotel-casino industry. There has been no material impact from inflation during the periods covered by the accompanying financial statements.

                                                                         ANNEX D

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----
BRDC, Inc.
Independent Auditor's Report.............................................. D-1
Consolidated Balance Sheets, December 31, 1998 and 1997................... D-2
Consolidated Statements of Operations for the years ended December 31,
 1998, 1997 (unaudited) and 1996 (unaudited).............. ............... D-3
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1998, 1997 (unaudited) and 1996 (unaudited)................. D-4
Consolidated Statements of Cash Flows for the years ended December 31,
 1998, 1997 (unaudited) and 1996 (unaudited).............................. D-5
Notes to Consolidated Financial Statements................................ D-6

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
BRDC, Inc.
Bettendorf, Iowa

   We have audited the accompanying balance sheets of BRDC, Inc. and subsidiary as of December 31, 1998 and 1997, and the statement of income, stockholders' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BRDC, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Moline, Illinois                          McGladrey & Pullen, LLP
November 22, 1999

                                   BRDC, INC.

                          CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997
            (Dollars in thousands, except share and per share data)

                               ASSETS
                               ------
                                                                      1998    1997
                                                                     ------- -------
Current Assets:
  Cash and cash equivalents......................................... $   157 $   114
  Accounts receivable
    Other...........................................................      50      50
    Related parties.................................................     173     348
                                                                     ------- -------
      Total current assets..........................................     380     512
Property and improvements--net......................................   1,420   2,136
Other assets,
  Investment in Lady Luck Bettendorf, L.C...........................  14,411   9,312
                                                                     ------- -------
      Total assets.................................................. $16,211 $11,960
                                                                     ======= =======
                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------                 ------- -------
Current liabilities:
  Accounts payable, related party................................... $    22 $   377
  Current maturities of long-term debt
    Other...........................................................     620     500
    Related parties.................................................     259     333
  Accrued liabilities:
    Interest........................................................      19      19
    Interest, related parties.......................................      40      24
                                                                     ------- -------
      Total current liabilities.....................................     960   1,253
Long-term debt, less current maturities
  Other.............................................................   1,634   2,018
  Related parties...................................................   9,244   8,222
                                                                     ------- -------
      Total long-term debt..........................................  10,878  10,240
                                                                     ------- -------
Stockholders' equity:
  Common stock, no par value; 10,000 shares authorized; shares
   issued and outstanding: 400 and 400, respectively................     --      --
  Retained earnings.................................................   4,373     467
                                                                     ------- -------
      Total stockholders' equity....................................   4,373     467
                                                                     ------- -------
      Total liabilities and stockholders' equity.................... $16,211 $11,960
                                                                     ======= =======


                See notes to consolidated financial statements.

                                   BRDC, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              For the Years Ended December 31, 1998, 1997 and 1996
                (In thousands, except share and per share data)

                                               1998        1997         1996
                                            ----------  -----------  -----------
                                                        (Unaudited)  (Unaudited)
Revenue
  Rent, related party...................... $    1,860  $    1,800   $    1,800
  Management fee...........................        325         325          325
  Other....................................        104          13           11
                                            ----------  ----------   ----------
    Total Revenue..........................      2,289       2,138        2,136
Operating Expenses
  General and administrative...............         50         121           91
  Depreciation.............................        121         123          123
                                            ----------  ----------   ----------
    Total operating expenses...............        171         244          214
                                            ----------  ----------   ----------
  Operating income.........................      2,118       1,894        1,922
  Interest expense.........................       (225)       (306)        (155)
  Interest expense, related parties........       (719)       (581)        (495)
  Equity in income of unconsolidated joint
   venture.................................      5,099       3,427        3,091
                                            ----------  ----------   ----------
  Net income............................... $    6,273  $    4,434   $    4,363
                                            ==========  ==========   ==========
  Net income per common share--basic....... $15,682.50  $11,085.00   $10,907.50
  Net income per common share--assuming
   dilution................................ $15,682.50  $11,085.00   $10,907.50
  Weighted average basic shares............        400         400          400
  Weighted average diluted shares..........        400         400          400



                See notes to consolidated financial statements.

                                   BRDC, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

              For the Years Ended December 31, 1998, 1997 and 1996
                    (In thousands, except number of shares)

                            Shares of                      Total
                             Common   Common Retained  Stockholders'
                              Stock   Stock  Earnings     Equity
                            --------- ------ --------  -------------
Balance, December 31, 1995
 (unaudited)..............     400     $--   $  (670)     $  (670)
  Net Income..............     --       --     4,363        4,363
  Distributions...........     --       --    (5,250)      (5,250)
                               ---     ----  -------      -------
Balance, December 31, 1996
 (unaudited)..............     400      --    (1,557)      (1,557)
  Net Income..............     --       --     4,434        4,434
  Distributions...........     --       --    (2,410)      (2,410)
                               ---     ----  -------      -------
Balance, December 31,
 1997.....................     400      --       467          467
  Net Income..............     --       --     6,273        6,273
  Distributions...........     --       --    (2,367)      (2,367)
                               ---     ----  -------      -------
Balance, December 31,
 1998.....................     400     $--   $ 4,373      $ 4,373
                               ===     ====  =======      =======




                See notes to consolidated financial statements.

                                   BRDC, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1998, 1997 and 1996
                                 (In thousands)

                                                1998       1997        1996
                                               -------  ----------- -----------
                                                        (Unaudited) (Unaudited)
Operating Activities:
Net Income...................................  $ 6,273    $ 4,434     $ 4,363
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation...............................      121        123         123
  Equity in income of unconsolidated joint
   venture...................................   (5,099)    (3,427)     (3,091)
  Changes in current assets and liabilities:
    Decrease (increase) in accounts
     receivable..............................      --         (50)        225
    Decrease (increase) in accounts
     receivable, related party...............      175         (9)       (109)
    Increase (decrease) in accounts payable,
     related party...........................     (355)       157         103
    Increase in accrued interest, related
     parties.................................       16          4         --
    Increase in accrued interest.............      --          19         --
                                               -------    -------     -------
Net cash provided by operating activities....    1,131      1,251       1,614
                                               -------    -------     -------
Financing Activities:
Proceeds from long-term debt.................      --         --        3,948
Proceeds from long-term debt, related
 parties.....................................    3,500      2,500         --
Principal payments on long-term debt.........     (264)    (1,132)       (298)
Principal payments on long-term debt, related
 parties.....................................   (2,552)      (103)        (54)
Cash distributions...........................   (1,772)    (2,410)     (5,250)
                                               -------    -------     -------
Net cash (used in) financing activities......   (1,088)    (1,145)     (1,654)
                                               -------    -------     -------
Net increase (decrease) in cash and cash
 equivalents.................................       43        106         (40)
Cash and cash equivalents at beginning of
 period......................................      114          8          48
                                               -------    -------     -------
Cash and cash equivalents at end of period...  $   157    $   114     $     8
                                               =======    =======     =======
Supplemental Schedule of Noncash Financing
 Activities:
  Distribution of assets to stockholders.....  $   595    $   --      $   --
Supplemental Disclosure of Cash Flow
 Information:.
  Cash paid for interest.....................      928        864         650

                See notes to consolidated financial statements.

                                  BRDC, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998
                            (Dollars in Thousands)

1. Nature of Business and Significant Accounting Policies

Nature of business

   BRDC, Inc. and subsidiary, collectively, (the "Company") was formed to acquire real estate.

   The Company owns approximately 24.6 acres of land in Bettendorf, Iowa and 100% of Bettendorf Riverfront Development Company, L.C. ("BRDC"). The Company leases land to its unconsolidated joint venture, Lady Luck Bettendorf, L.C. (The Bettendorf Joint Venture). In addition, the Company receives a management fee for services concerning licensing, staffing and management of the marine aspects of a gaming vessel.

   Bettendorf Riverfront Development Company, L.C. and Lady Luck Quad Cities, Inc. ("LLQC") formed an Iowa limited liability company, Lady Luck Bettendorf, L.C. for the purpose of operating a riverboat casino on the Mississippi River based in Bettendorf, Iowa. Under the terms of the Articles of Organization, The Bettendorf Joint Venture's term will expire in 2065. BRDC and LLQC each contributed $3,000 for a 50% ownership interest in The Bettendorf Joint Venture. All net profits and losses from all operations of The Bettendorf Joint Venture are allocated equally between LLQC and BRDC. BRDC and LLQC are each represented by two managers with most management decisions of The Bettendorf Joint Venture requiring the approval of both members.

   The Bettendorf Joint Venture commenced operations on April 21, 1995. The Bettendorf Joint Venture is located on a leased parcel of land which is adjacent to Interstate 74 on the Mississippi River. The Bettendorf Joint Venture's operations consist of a 30,000 square foot casino with approximately 50 table and card games and 1,157 slot machines within three floors of a gaming vessel, which is approximately 300 feet by 100 feet, a 256 room hotel, buffet style restaurant, gift shop, commercial center, sports bar, 500 space parking garage and a land based entertainment area for parties, show and special events. The first floor has a Las Vegas casino theme, the second floor has a sports theme and the poker room is on the third floor. The vessel is certified for 2,500 passengers including crew. The Bettendorf Joint Venture's market is concentrated in a radius of 50 miles of the Quad City Area and the Chicago area serviced by ongoing bus programs.

   The Company records its investment in the above joint venture under the equity method of accounting.

Significant accounting policies

   Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Principles of consolidation. The consolidated financial statements include the accounts of BRDC, Inc. and its wholly-owned subsidiary, Bettendorf Riverfront Development Company, L.C. All material intercompany accounts and transactions have been eliminated in consolidation.

   Cash and cash equivalents. The Company considers all highly liquid investments purchased with an original maturity of three months or less as cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value.

                                  BRDC, INC.

                               December 31, 1998
                            (Dollars in Thousands)


   Property and equipment. Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives for financial reporting purposes are as follows:

             Buildings             31 years
             Land improvements  15-20 years

   Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

   Income taxes. The Company, with the consent of its stockholders, elected to be taxed under sections of federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits.

   The Company expects to pay dividends to assist the stockholders in paying their federal and state income tax liabilities resulting from the taxation of their proportionate share of the Company's income and deductions.

   Net income per share: Net income per share is computed on the basis of the weighted average number of common shares outstanding each year. The Company does not have any dilutive securities.

   Financial instruments: The Company has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of December 31, 1998 and 1997: accounts receivable, accounts payable and accrued expenses. Notes payable are at approximately current rates except for a term loan which was paid off after year-end and which approximates fair value.

   Unaudited information: The information presented for the years ended December 31, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included.

2. Certain Risks and Uncertainties

   The Joint Venture's operations in Iowa are dependent upon its continued ability to be licensed by the respective gaming authorities. Such licenses are reviewed periodically by the gaming authorities in these states.

3. Reorganization

   In 1998, the members of Bettendorf Riverfront Development Company, L.C. contributed their membership interests to BRDC, Inc. in exchange for the stock of BRDC, Inc. BRDC, Inc. had no assets or liabilities prior to the exchange.

   Since the Company and Bettendorf Riverfront Development Company, L.C. were under common control, the transaction has been accounted for in a manner similar to a pooling-of-interest and as such the financial statements have been retroactively restated.

                                  BRDC, INC.

                               December 31, 1998
                            (Dollars in Thousands)


4. Property and Improvements

   The property and improvements as of December 31, 1998 and 1997 are as follows:

                                                                   1998   1997
                                                                  ------ ------
      Land....................................................... $  163 $  238
      Land improvements..........................................  1,297  1,950
      Outlet mall................................................    257    257
                                                                  ------ ------
        Total property and improvements..........................  1,717  2,445
      Less accumulated depreciation..............................    297    309
                                                                  ------ ------
        Total property and improvements, net of accumulated
         depreciation............................................ $1,420 $2,136
                                                                  ====== ======

5. Long-Term Debt

                                                                 1998    1997
                                                                ------- -------
      Term loan, related party, unsecured, due in monthly
       installments of $37, including interest at 7 1/2%, with
       a final payment due October 9, 2003....................  $ 3,469 $   --
      Term loan, due in monthly installments of $65,
       includinginterest at variable rates of .50% under the
       National Bank Prime (effective rates of 7.75% as of
       December 31, 1998 and 8% as of December 31, 1997) with
       final payment due April 2, 2002. This loan is secured
       by a real estate mortgage on land, guaranteed by the
       stockholders and related parties, assignment of a lease
       between The Bettendorf Joint Venture and the Company
       and a pledge of the membership interest in the joint
       venture. Subsequent to year-end, this note was paid
       off....................................................    2,254   2,518
      Term loan, related party, due in monthly installments of
       $53, including interest at 9.5% with a final payment
       due April 13, 2025. This note is secured by land which
       was acqired by the Company. Subsequent to year-end,
       this note was paid off.................................    6,034   6,098
      Term loan, related party, unsecured, due in monthly
       installments of $41, including interest at 9 1/2%, with
       a final payment due October 31, 2004. This loan was
       paid off on October 8, 1998............................      --    2,457
                                                                ------- -------
      Total debt..............................................   11,757  11,073
      Less: current maturities................................      879     833
                                                                ------- -------
      Total long-term debt....................................  $10,878 $10,240
                                                                ======= =======

6. Leases

   The Company has entered into a long-term operating lease agreement with The Bettendorf Joint Venture. The lease is for an initial term of 10 years, expiring on May 2005, with nine 10-year options. The Company receives annual rent payments of $1,800 from The Bettendorf Joint Venture. The Bettendorf Joint Venture has an option to purchase the land during the initial term of the lease for its appraised fair market value. The Bettendorf Joint Venture has not exercised this option as of December 31, 1998. The lease requires the lessee to pay for all related property taxes.

                                  BRDC, INC.

                               December 31, 1998
                            (Dollars in Thousands)


7. Investment in Joint Venture of Lady Luck Bettendorf, L.C.

   The Company, through its subsidiary, owns 50% of Lady Luck Bettendorf, L.C. (The Bettendorf Joint Venture).

   The Company is accounting for its investment in The Bettendorf Joint Venture by the equity method of accounting under which the net income or loss of the joint venture is recognized as income or loss in the Company's income statement and added to or subtracted from the investment account.

   A summary balance sheet of the joint venture as of December 31, 1998 and 1997 is as follows:

                                                                 1998    1997
                                                                ------- -------
                               ASSETS
                               ------
      Current assets..........................................  $ 6,870 $ 4,636
      Property and equipment, net.............................   52,727  25,459
      Other assets............................................      750     854
                                                                ------- -------
                                                                $60,347 $30,949
                                                                ======= =======

                  LIABILITIES AND MEMBERS' EQUITY
                  -------------------------------
      Current liabilities.....................................  $ 8,154 $ 8,947
      Long-term debt..........................................   23,370   3,377
      Members' equity.........................................   28,823  18,625
                                                                ------- -------
                                                                $60,347 $30,949
                                                                ======= =======

   Summarized results of operations for the years ended December 31, 1998, 1997 and 1996 are as follows:

                                                          1998    1997    1996
                                                         ------- ------- -------
      Net revenues...................................... $84,508 $71,612 $65,202
      Costs and expenses................................  74,310  64,758  59,020
                                                         ------- ------- -------
      Net income........................................ $10,198 $ 6,854 $ 6,182
                                                         ======= ======= =======

   A summary of changes in the Company's investment in the Bettendorf Joint Venture for the years ended December 31, 1998 and 1997 are as follows:

                                                                  1998    1997
                                                                 ------- ------
      Investment, beginning of period........................... $ 9,312 $5,885
      Equity in net income of unconsolidated affiliate..........   5,099  3,427
                                                                 ------- ------
      Investment, end of period................................. $14,411 $9,312
                                                                 ======= ======

   Included in the Company's retained earnings is $11,411 and $6,312 of undistributed retained earnings of the Joint Venture as of December 31, 1998 and 1997.

8. Subsequent Events

   Subsequent to year-end, the Company entered into an agreement with a bank to borrow $8,500. The proceeds were used to retire the notes payable to a related party and a term loan. The new loan bears interest at 7.3% with monthly payments of $170 with a final payment due February 1, 2004. The loan is collateralized by substantially all the assets of the Company. The loan can be prepaid if the borrower gives proper notice and pays a prepayment premium.

   The shareholders of the Company have entered into a letter of intent for a tax-free merger with the Isle of Capri Casinos, Inc. The agreement is subject to approval by the shareholders of the Isle of Capri Casinos, Inc. Effective with the merger, the separate corporate existence of the Company shall cease.

                                                                         ANNEX E

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
BRDC, Inc.
Consolidated Balance Sheets, September 30, 1999 (unaudited) and December
 31, 1998................................................................. E-1
Consolidated Statements of Operations for the three and nine months ended
 September 30, 1999 and 1998 (unaudited).................................. E-2
Consolidated Statements of Cash Flows for the nine months ended September
 30, 1999 and 1998 (unaudited)............................................ E-3
Notes to Unaudited Consolidated Financial Statements...................... E-4

                                   BRDC, INC.

                          CONSOLIDATED BALANCE SHEETS

                 As of September 30, 1999 and December 31, 1998
            (Dollars in thousands, except share and per share data)

                                                          September 30, December 31,
                         ASSETS                               1999          1998
                         ------                           ------------- ------------
                                                           (Unaudited)
Current Assets:
  Cash and cash equivalents..............................    $    21      $   157
  Accounts receivable....................................
    Other................................................        --            50
    Related parties......................................        --           173
                                                             -------      -------
      Total current assets...............................         21          380
Property and improvements--net...........................      1,357        1,420
Other assets,
  Investment in Lady Luck Bettendorf, L.C................     17,204       14,411
                                                             -------      -------
      Total assets.......................................    $18,582      $16,211
                                                             =======      =======
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current Liabilities:
  Accounts payable, related party........................    $   --       $    22
  Current maturities of long-term debt...................
    Other................................................      1,500          620
    Related parties......................................        200          259
  Advances, related party................................        205          --
  Accrued liabilities:
    Deferred revenue.....................................         82          --
    Interest.............................................        --            19
    Interest, related parties............................         16           40
                                                             -------      -------
      Total current liabilities..........................      2,003          960
Long-term debt, less current maturities
  Other..................................................      6,038        1,634
  Related parties........................................      3,129        9,244
                                                             -------      -------
      Total long-term debt...............................      9,167       10,878
                                                             -------      -------
Stockholders' equity:
  Common stock, no par value; 10,000 shares authorized;
   400 shares issued and outstanding.....................        --           --
  Retained earnings......................................      7,412        4,373
                                                             -------      -------
      Total stockholders' equity.........................      7,412        4,373
                                                             -------      -------
      Total liabilities and stockholders' equity.........    $18,582      $16,211
                                                             =======      =======


                See notes to consolidated financial statements.

                                   BRDC, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
        For the Three and Nine Months Ended September 30, 1999 and 1998

                                  (UNAUDITED)
                (In thousands, except share and per share data)

                                  Three Months Ended      Nine Months Ended
                                     September 30,          September 30,
                                  --------------------  ----------------------
                                    1999       1998        1999        1998
                                  ---------  ---------  ----------  ----------
Revenue
  Rent, related party............ $     450  $     450  $    1,350  $    1,350
  Management fee.................        81         81         243         243
  Other..........................       --           3         --           85
                                  ---------  ---------  ----------  ----------
    Total Revenue................       531        534       1,593       1,678
Operating Expenses
  General and administrative.....        14         23         216          38
  Depreciation...................        21         31          63          93
                                  ---------  ---------  ----------  ----------
    Total operating expenses.....        35         54         279         131
                                  ---------  ---------  ----------  ----------
  Operating income...............       496        480       1,314       1,547
  Interest expense...............      (145)       (57)       (402)       (175)
  Interest expense, related
   parties.......................       (64)      (175)       (230)       (532)
  Interest income................         2        --            4         --
  Equity in income of
   unconsolidated joint venture..     1,951        786       5,242       3,884
                                  ---------  ---------  ----------  ----------
  Net income..................... $   2,240  $   1,034  $    5,928  $    4,724
                                  =========  =========  ==========  ==========
  Net income per common share--
   basic......................... $5,600.00  $2,585.00  $14,820.00  $11,810.00
  Net income per common share--
   assuming dilution............. $5,600.00  $2,585.00  $14,820.00  $11,810.00
  Weighted average basic shares..       400        400         400         400
  Weighted average diluted
   shares........................       400        400         400         400



                See notes to consolidated financial statements.

                                   BRDC, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the Nine Months Ended September 30, 1999 and 1998
                                  (UNAUDITED)
                                 (In thousands)

                                                        Nine Months Ended
                                                   ---------------------------
                                                   September 30, September 30,
                                                       1999          1998
                                                   ------------- -------------
Operating Activities:
Net Income                                            $ 5,928       $4,724
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation....................................         63           93
  Earnings in excess of distribution of
   unconsolidated joint venture...................     (2,793)      (3,884)
  Changes in current assets and liabilities:
    Decrease in accounts receivable...............         50           32
    Decrease in accounts receivable, related
     party........................................        173          116
    (Decrease) in accounts payable, related party.        (22)        (184)
    (Decrease) in accrued interest, related
     parties......................................        (24)         --
    (Decrease) in accrued interest................        (19)         --
    Increase in deferred revenue..................         82          --
                                                      -------       ------
Net cash provided by operating activities.........      3,438          897
                                                      -------       ------
Investing Activities:
Advances from related party.......................        205          --
                                                      -------       ------
Financing Activities:
Proceeds from long-term debt......................      8,500          --
Principal payments on long-term debt..............     (3,216)        (155)
Principal payments on long-term debt, related
 parties..........................................     (6,174)        (246)
Cash distributions................................     (2,889)        (520)
                                                      -------       ------
Net cash (used in) financing activities...........     (3,779)        (921)
                                                      -------       ------
Net (decrease) in cash and cash equivalents.......       (136)         (24)
Cash and cash equivalents at beginning of period..        157          114
                                                      -------       ------
Cash and cash equivalents at end of period........    $    21       $   90
                                                      =======       ======
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest..........................    $   675       $  707


                See notes to consolidated financial statements.

                                  BRDC, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              September 30, 1999
                                  (Unaudited)

1. The Company and Basis of Presentation

   In the opinion of management, the information furnished reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial portion as of September 30, 1999 and the results of operations and cash flows for the periods ended September 30, 1999 and 1998. The results for the three and nine month periods ended September 30, 1999 are not necessarily indicative of future financial results. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   BRDC, Inc. and subsidiary collectively (the "Company") was formed to acquire real estate.

   The Company owns approximately 24.6 acres of land in Bettendorf, Iowa and 100% of Bettendorf Riverfront Development Company, L.C. ("BRDC"). The Company leases land to its unconsolidated joint venture, Lady Luck Bettendorf, L.C. (The Bettendorf Joint Venture). In addition, the Company receives a management fee for services concerning licensing, staffing and management of the marine aspects of a gaming vessel.

   Bettendorf Riverfront Development Company, L.C. and Lady Luck Quad Cities, Inc. ("LLQC") formed an Iowa limited liability company, Lady Luck Bettendorf, L.C. for the purpose of operating a riverboat casino on the Mississippi River based in Bettendorf, Iowa. Under the terms of the Articles of Organization, The Bettendorf Joint Venture's term will expire in 2065. BRDC and LLQC each contributed $3,000,000 for a 50% ownership interest in The Bettendorf Joint Venture. All net profits and losses from all operations of The Bettendorf Joint Venture are allocated equally between LLQC and BRDC. BRDC and LLQC are each represented by two managers with most management decisions of The Bettendorf Joint Venture requiring the approval of both members.

   The Bettendorf Joint Venture commenced operations on April 21, 1995. The Bettendorf Joint Venture is located on a leased parcel of land that is adjacent to Interstate 74 on the Mississippi River. The Bettendorf Joint Venture's operations consist of a 30,000 square foot casino with approximately 50 table and card games and 1,157 slot machines within three floors of a gaming vessel, which is approximately 300 feet by 100 feet, a 256 room hotel, buffet style restaurant, gift shop, commercial center, sports bar, 500 space parking garage and a land based entertainment area for parties, shows and special events. The first floor has a Las Vegas casino theme, the second floor has a sports theme and the poker room is on the third floor. The vessel is certified for 2,500 passengers including crew. The Bettendorf Joint Venture's market is concentrated in a radius of 50 miles of the Quad City Area and the Chicago area serviced by ongoing bus programs.

   The Company records its investment in the above joint venture under the equity method of accounting.

                                  BRDC, INC.

                              September 30, 1999
                                  (Unaudited)

2. Certain Risks and Uncertainties

   The Joint Venture's operations in Iowa are dependent upon its continued ability to be licensed by the respective gaming authorities. Such licenses are reviewed periodically by the gaming authorities in these states.

3. Investment in Unconsolidated Affiliate

   The Company leases certain real property to The Bettendorf Joint Venture at a lease rate equal to $150,000 per month. The lease is for an initial term of 10 years, expiring May 2005, with nine 10-year options. The Bettendorf Joint Venture has an option to purchase the land during the initial term of the lease for its appraised fair market value. The Bettendorf Joint Venture has not exercised this option as of September 30, 1999.

   Summarized balance sheet information for the Bettendorf Joint Venture as of September 30, 1999 and December 31, 1998 is as follows (in thousands):

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
      ASSETS
      ------
      Current assets.................................   $ 10,042      $ 6,870
      Property and equipment, net....................     52,946       52,727
      Other assets...................................        738          750
                                                        --------      -------
                                                        $ 63,726      $60,347
                                                        ========      =======
      LIABILITIES AND MEMBERS' EQUITY
      -------------------------------
      Current liabilities............................   $  7,813      $ 8,154
      Long-term debt.................................     21,505       23,370
      Members' equity................................     34,408       28,823
                                                        --------      -------
                                                        $ 63,726      $60,347
                                                        ========      =======

                                  BRDC, INC.

                              September 30, 1999
                                  (Unaudited)


   Summarized results of operations for the Bettendorf Joint Venture for the three and nine month periods ended September 30, 1999 and 1998 are as follows (in thousands):

                                                  Three Months     Nine Months
                                                 Ended September Ended September
                                                       30,             30,
                                                 --------------- ---------------
                                                  1999    1998    1999    1998
                                                 ------- ------- ------- -------
      Net revenues.............................. $25,203 $21,446 $72,042 $62,168
      Costs and expenses........................  21,299  19,873  61,557  54,401
                                                 ------- ------- ------- -------
      Net income................................ $ 3,904 $ 1,573 $10,485 $ 7,767
                                                 ======= ======= ======= =======

   A summary in changes in the Company's investment in the Bettendorf Joint Venture for each of the nine month periods ended September 30, 1999 and 1998 are as follows (in thousands):

                                                                1999     1998
                                                               -------  -------
      Investment, beginning of period......................... $14,411  $ 9,312
      Equity in net income of unconsolidated affiliate........   5,242    3,884
      Distributions to the Company............................  (2,449)     --
                                                               -------  -------
      Investment, end of period............................... $17,204  $13,196
                                                               =======  =======

   Included in the Company's stockholders' equity is $14,204 and $10,197 of undistributed retained earnings of the joint venture as of September 30, 1999 and 1998.

                                  BRDC, INC.

                              September 30, 1999
                                  (Unaudited)


4. Long-term Debt

   As of September 30, 1999 and December 31, 1998, long-term debt consisted of the following (in thousands):

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
Note payable, related party, due in monthly
 installments of $37, including interest at 7 1/2%,
 due October 9, 2003 unsecured.....................     $ 3,329      $ 3,469
Notes payable to a bank; due in monthly
 installments of $170 including interest at 7.3%;
 due February 2004; This loan is secured by a real
 estate mortgage on land, guaranteed by the
 stockholders and related parties, assignment of a
 lease between The Bettendorf Joint Venture and the
 Company and a pledge of the membership interest in
 the joint venture.................................       7,538          --
Term loan, due in monthly installments of $65,
 including interest at variable rates of .50% under
 the National Bank Prime (effective rates of 7.75%
 as of December 31, 1998 and 8% as of December 31,
 1997) with final payment due April 2, 2002. This
 loan is secured by a real estate mortgage on land,
 guaranteed by the stockholders and related
 parties, assignment of a lease between The
 Bettendorf Joint Venture and the Company and a
 pledge of the membership interest in the joint
 venture. Subsequent to year-end, this note was
 paid off..........................................         --         2,254
Mortgage note payable to a related party, monthly
 payments of principal and interest of $53.
 Interest at 9 1/2%; due April 2025; collateralized
 by a deed of trust................................         --         6,034
                                                        -------      -------
Total debt.........................................      10,867       11,757
Less: current maturities...........................       1,700          879
                                                        -------      -------
Total long-term debt...............................     $ 9,167      $10,878
                                                        =======      =======

 5. Subsequent Event

   The shareholders of the Company have entered into a letter of intent for a tax-free merger with the Isle of Capri Casinos, Inc. The agreement is subject to approval by the shareholders of the Isle of Capri Casinos, Inc. Effective with the merger, the separate corporate existence of the Company shall cease.

                                                                        ANNEX F

  Lady Luck Bettendorf, L.C. Selected Historical Consolidated Financial Data

   The selected historical consolidated financial data presented below for, and as of the end of, each of the fiscal years in the four-year period ended December 31, 1998 have been derived from the audited consolidated financial statements of Lady Luck Bettendorf, L.C. The financial data for the nine-month periods ended September 30, 1999 and September 30, 1998 are derived from unaudited consolidated financial statements of Lady Luck Bettendorf. The unaudited financial statements include all adjustments consisting of normal recurring accruals that Lady Luck Bettendorf considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

                           Fiscal Year Ended December      Nine Fiscal Months
                                       31,                 Ended September 30,
                           ------------------------------  --------------------
                            1995    1996    1997    1998     1998       1999
                           ------  ------  ------  ------  ---------  ---------
                                       (Dollars in thousands)
INCOME STATEMENT DATA:
Net revenues.............  36,475  65,202  71,612  84,508     62,168     72,042
Casino expenses and
 gaming and admission
 taxes...................  17,534  31,811  36,366  41,606     30,386     35,396
Food and beverage
 expenses................   1,572   2,413   1,537   1,932      1,369      1,229
Hotel expenses...........     --      --      --      762        264      1,634
Other operating expenses.     437     945     519     724        691        906
Selling, general and
 administrative and
 marine and rent.........  13,084  21,328  23,336  22,243     16,893     16,443
Related party
 management/license fees.     782   1,117   1,569   2,292      1,673      2,054
Depreciation and
 amortization............     676   1,156   1,489   2,369      1,585      2,737
Pre-opening expense......   2,467     --      --    1,157      1,194         46
Operating income (loss)..     (77)  6,432   6,796  11,423      8,113     11,597
Other income/(expense)...    (334)   (250)     58  (1,225)      (346)    (1,112)
Net income (loss)........    (411)  6,182   6,854  10,198      7,767     10,485
Net cash provided by
 operating activities....   5,935   7,566   8,607  14,734     10,207     12,937

BALANCE SHEET DATA:
Cash and cash equivalent.   2,569   5,119   3,839   5,620      6,971      8,410
Current assets...........   3,142   5,935   4,636   6,870      8,511     10,042
Property and equipment,
 net.....................  11,435  12,435  25,459  52,727     50,198     52,946
Total assets.............  14,577  18,370  30,949  60,347     59,415     63,726
Current liabilities......   7,108   5,492   8,947   8,154     10,325      7,813
Total liabilities........   8,988   6,599  12,324  31,524     33,022     29,318
Members' equity..........   5,589  11,771  18,625  28,823     26,392     34,408
Working capital
 (deficit)...............  (3,966)    443  (4,311) (1,284)    (1,814)     2,229

                                                                        ANNEX G

                          LADY LUCK BETTENDORF, L.C.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                               December 31, 1998

Results of Operations

   All statements contained herein that are not historical facts, including but not limited to, statements regarding the Company's current business strategy, the Company's prospective joint ventures, asset sales and expansions of existing projects and the Company's plans for future development and operations, are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Generally, the words "anticipates," "believes," "estimates," "expects" and similar expressions as they relate to the Company and its management are intended to identify forward-looking statements. Actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: the availability of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; competitive factors, such as legalization of gaming in jurisdictions from which the Company draws significant numbers of patrons and an increase in the number of casinos serving the markets in which the Company's casinos are located; changes in labor, equipment and capital costs; the ability of the Company to consummate its contemplated joint ventures on terms satisfactory to the Company and to obtain necessary regulatory approvals for them; changes in regulations affecting the gaming industry; future acquisitions, mergers or strategic partnerships; general business and economic conditions; the Company's ability to become Year 2000 compliant in a timely manner and within its cost estimates, including the risk that one or more of the representations provided to the Company by its suppliers may ultimately be proven false. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which statements are made pursuant to the Private Litigation Reform Act of 1995. These forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this report to reflect any change in its expectations with regard to that forward-looking statement or any change in events, conditions or circumstances on which that forward-looking statement is based.

 Twelve Months Ended December 31, 1998 Compared to the Twelve Months Ended December 31, 1997

   For the twelve months ended December 31, 1998 as compared to 1997, Net Revenues (after the deduction of promotional allowances) increased to $84.5 million from $71.6 million, respectively, an increase of $12.9 million or 18%. Of this $12.9 million increase, $9.8 million was the result of increased slot revenues, $1.2 million was the result of hotel revenues, $0.8 million was the result of increased food & beverage revenues, and $0.2 million was the result of banquet revenues. These increases to revenues were primarily the result of a development plan that added a 500-car parking garage that opened November 26, 1997, a 256-room hotel located adjacent to the casino and connected via a climate-controlled skywalk that opened August 29, 1998, a railroad overpass that opened on August 29, 1998, the addition of about 200 slot machines that occurred during the summer of 1998, and the relocation of the buffet to the hotel which increased seating capacity from 225 to 350. In addition, a 25,000 square foot convention facility including a 4,000 square foot banquet kitchen was opened in September 1998. Casino expenses increased from $18.3 million to $21.5 million, an increase of $3.2 million or 17%. The primary factors that influenced this increase was the amount of cash redeemed by customers that are earned by using a player's card, and other expenses associated with the increased volume of business experience relative to prior year. The hotel incurred expenses of $0.8 million that did not exist in the prior year due to the hotel not opening until 1998. Food and beverage expenses increased from 28% of sales to 31% of sales due to a higher quality product that is being served in the "live-action" buffet that was added in 1998 and the additional labor costs resulting from the "live-action" buffet format. Gaming and admission taxes decreased as a percentage of casino revenue from 26% to 25% due to a higher win-per-customer that was experienced in

1998. Effective September 1, 1998, the Company re-negotiated its tax agreements with the Scott County Regional Authority "SCRA" (the holder of the casino gaming license), and the City of Bettendorf. The nature of this change was to convert its "per-head" tax to a "percentage tax" whereby the Company's taxes are computed on the basis of casino revenue generated. The Company believes that future gaming taxes will be about 26% of casino revenue. However, the beginning of the tax fiscal year for the State of Iowa is July 1 and this results in lower taxes on the first $3 million in gaming revenue. The effect of this law allows the Company to realize $350,000 in tax savings during the third quarter (July-September). Management fees to affiliates increased from 2.2% of net revenue to 2.7% of net revenue, an increase of $0.7 million ($2.3 million from $1.6 million). The management fee increase was the result of increased revenues and increased EBITDA margins [the Company's management fee is calculated based on 2% of revenues (as defined) plus 7% of EBITDA (as defined) not to exceed 4% of gross revenues (as defined)].

   Selling, general and administrative and marine and rent expenses decreased from $23.3 million to $22.2 million, a decrease of $1.1 million or 5% due to an equipment lease that was purchased on January 1, 1998. The effect of this purchase reduced annual rental fees by $1.5 million. This savings was partially offset by a $0.3 million increase in property taxes and a $0.1 million increase in guest claims. Other expenses increased from $0.5 million to $0.7 million, an increase of $0.2 million or 40% primarily due to banquets ($0.1 million) which did not exist in 1997 and gift shop expenses ($0.1 million) which increased due to the relocation of the gift shop to the hotel. This relocation of the gift shop increased its visibility resulting in more sales and corresponding expense increases. Pre-opening expenses for 1998 were $1.2 million that did not exist in 1997--these pre-opening expenses were the result of opening the hotel in August 1998. Interest expense increased from $0.1 million to $1.1 million [$1.0 million increase or 1,000% due to the interest expense associated with the $17.5 million mortgage and $7.5 million TIF (tax-incremental financing)]. The $17.5 million mortgage commenced on October 15, 1998 while the TIF ($7.5 million total available under the TIF) was drawn upon throughout 1998. A $0.3 million loss on assets was incurred in 1998 that did not exist in 1997 due to casino re-configuration changes that relocated the Roger Craig Sports Bar--the original cost to erect this bar was written off in accordance with Generally Accepted Accounting Principles. Net income increased from $6.9 million to $10.2 million, an increase of $3.3 million or 48%.

Liquidity and Capital Resources

   During the twelve months ended December 31, 1998, the Company generated $14.7 million in cash from operations. The primary sources during the twelve months ended December 31, 1998 of cash and non-cash resources were: (1) cash flow from operations; (2) cash on hand at the beginning of the year; (3) first mortgage note of $17.5 million that was issued on October 15, 1998, and (4) $4.2 million in tax-incremental financing (TIF) provided by the City of Bettendorf. The primary uses of cash and non-cash resources during the twelve months ended December 31, 1998, other than operating expenditures, include:

     A. $28.4 million for net property and equipment as follows:

    . $19.3 million for continuation of construction of a 256-room hotel that opened on August 29, 1998

    . $3.5 million for continuation of construction of a railroad overpass that opened on August 29, 1998

    . $2.1 million for the build-out and equipment for the convention center that opened in the Fall, 1998

    . $2.0 million for the acquisition and installation of 200 additional slot machines

    . $1.5 million for maintenance capital expenditures

     B. $6.5 million for the re-payment of debt, construction payables, and slot contracts.

   Although the Company was allowed to distribute 45% of monthly net income to its owners (Lady Luck Gaming Corporation and Bettendorf Riverfront Development Company) beginning in September 1998, the owners agreed not to distribute monthly net income until January 1, 1999. Each entity will receive 22.5% of net income. These cash outlays are expected to be funded through cash generated from operations. The company expects to spend about $4 million in capital improvements during the year including a gourmet restaurant ($1 million) and 47-slip marina ($1.2 million). The construction of the marina is subject to regulatory approvals from the Department of Natural Resources (DNR) and Coast Guard Corps of Engineers. No assurances can be made that these approvals will be made. These capital expenditures are expected to be funded from cash generated from operations and cash on hand. The Company's marina obligation is more fully discussed below.

   Pursuant to a development agreement with the City of Bettendorf, the Company is developing a marina with seasonal transient docking facilities. The development agreement requires that in the event that the construction of the marina is not completed before April 1, 1999, unless completion is restricted beyond the control of the Company, the Company must pay the City $100,000 per month until the project has been completed. The Company is currently pursuing the necessary licenses for development of the marina. As approvals for the licenses are pending environmental evaluations and flood plain analyses, the continued development of the marina is beyond the control of the Company. As of December 31, 1998, the Company has incurred approximately $65,000 of costs related to the marina and anticipates that, if constructed, the marina will cost an additional amount of approximately $1.1 million.

   No further significant expenditures for projects under development are committed to be made by the Company from existing cash or cash flow from operations. Various amounts of cash and non-cash resources may be used during 1999 for other capital improvements, expansions or acquisitions that cannot currently be estimated and may be contingent on market conditions and other factors. If significant cash or other resources become available, the Company may make additional capital expenditures. In any case, the amount of capital expenditures will be based on cash available and market conditions at the time any commitment is made.

   The Company has no knowledge of any pending litigation that could have an adverse and material effect on the Company.

   The Company is subject to certain federal, state and local environmental protection, health and safety laws, regulations and ordinances that apply to businesses generally, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act, and the Occupational Safety and Health Act.

Year 2000

   The Company's computer systems may or may not be Year 2000 compliant. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year, which may result in systems failures and disruptions to operations on or after January 1, 2000. In order to address this issue, the Company has retained an outside consultant to help it to assess the computer systems used in the Company's business that are not Year 2000 compliant, and prepare and implement its Year 2000 computer compliance program.

   The Company has divided the systems into two categories: (1) systems that would have a significant effect on operations or financial statements (the "mission critical systems"), such as slot systems and lodging and gaming systems, and (2) low priority systems (for example, individual personal computers or workstations). Both groups are being pursued for adherence to compliant standards. Also, each category includes both IT Systems (for example, network software and hardware systems) and Non-IT Systems (for example, devices that are potentially date sensitive due to their dependency on a built in computer chip or proprietary software developed by a third party). The Company has primarily relied on representations of the suppliers of its systems to determine whether a system is Year 2000 compliant. However, the Company will conduct testing of the date dependent functions of specific systems in 1999. As of December 31, 1998, the Company has determined that the total costs related to the repair and replacement of the mission critical systems that it has evaluated that are not yet Year 2000 compliant would not have a material adverse effect on the Company. In making this determination, the Company has relied on written representations from the Company's computer system suppliers that those suppliers will provide the Company with applicable software upgrades in a timely manner. As of December 31, 1998, the Company has not expended significant funds on Year 2000 compliance and expects expenditures not in excess of $250,000 will be necessary to complete remediation. The Company expects to fund these costs through cash on hand and operating cash flows. If those suppliers fail to provide upgrades in a timely manner or the upgrades are not functional, this failure or non-functionality may have a material adverse effect on the Company, including the loss of the authority to operate electronic gaming devices in the jurisdiction that the Company operates in if the electronic monitoring systems were to become non-functional and waivers were not granted by the licensing authorities. The Company also intends to develop an internal contingency plan for disaster recovery and processing by December 1999.

   In addition, the Company estimates that the costs related to the repair and replacement of the low priority systems that are not yet Year 2000 compliant and any costs related to not using those systems until they are Year 2000 compliant will not have a material adverse effect on the Company.

Impact of Inflation

   Absent changes in competitive and economic conditions or in specific prices affecting the industry, management does not expect that inflation will have a significant impact on the Company's operations. Changes in specific prices (such as fuel and transportation prices) relative to the general rate of inflation may materially affect the hotel-casino industry. There has been no material impact from inflation during the periods covered by the accompanying financial statements.

Seasonality and Weather

   Severe weather conditions could cause the Company to lose the use of our dockside facility for an extended period. The inability to use a dockside facility during any period could have a material adverse effect on the Company's financial results. Seasonal revenue fluctuations may occur with winter months typically yielding lower revenue due to adverse weather conditions.

                          LADY LUCK BETTENDORF, L.C.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                              September 30, 1999
                                  (Unaudited)

Results of Operations

   All statements contained herein that are not historical facts, including but not limited to, statements regarding the Company's current business strategy, the Company's prospective joint ventures, asset sales and expansions of existing projects and the Company's plans for future development and operations, are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Generally, the words "anticipates," "believes," "estimates," "expects" and similar expressions as they relate to the Company and its management are intended to identify forward-looking statements. Actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: the availability of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; competitive factors, such as legalization of gaming in jurisdictions from which the Company draws significant numbers of patrons and an increase in the number of casinos serving the markets in which the Company's casinos are located; changes in labor, equipment and capital costs; the ability of the Company to consummate its contemplated joint ventures on terms satisfactory to the Company and to obtain necessary regulatory approvals for them; changes in regulations affecting the gaming industry; future acquisitions, mergers or strategic partnerships; general business and economic conditions; the Company's ability to become Year 2000 compliant in a timely manner and within its cost estimates, including the risk that one or more of the representations provided to the Company by its suppliers may ultimately be proven false. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which statements are made pursuant to the Private Litigation Reform Act of 1995. These forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this report to reflect any change in its expectations with regard to that forward-looking statement or any change in events, conditions or circumstances on which that forward-looking statement is based.

 Nine Months Ended September 30, 1999 Compared to the Nine Months Ended September 30, 1998

   For the nine months ended September 30, 1999 as compared to 1998, Net Revenues (after the deduction of promotional allowances) increased to $72.0 million from $62.2 million, respectively, an increase of $9.8 million or 16%. Of this $9.8 million increase, $6.4 million was the result of increased slot revenues, $2.9 million was the result of hotel revenues, and $0.5 million was the result of banquet revenues. These increases to revenues were primarily the result of a development plan that added a 500-car parking garage that opened November 26, 1997, a 256-room hotel located adjacent to the casino and connected via a climate-controlled skywalk that opened August 29, 1998, a railroad overpass that opened on August 29, 1998, the addition of about 200 slot machines that occurred during the summer of 1998, and the relocation of the buffet to the hotel which increased seating capacity from 225 to 350. In addition, a 25,000 square foot convention facility including a 4,000 square foot banquet kitchen was opened in September 1998. Casino expenses increased from $15.6 million to $18.4 million, an increase of $2.8 million or 18%. The primary factors that influenced this increase was the amount of cash redeemed by customers that are earned by using a player's card, and other expenses associated with the increased volume of business experienced relative to the prior year. The hotel incurred expenses of $1.6 million that were minimal in the prior year due to the hotel not opening until late August 1998. Food and beverage expenses decreased from 30% of sales to 22% of sales due to a 22% increase in revenues which coupled with lower expenses resulted in increased margins. Gaming and admission taxes increased as a percentage of casino revenue from 25% to 26%. Effective September 1, 1998, the Company re-negotiated its tax agreements with the Scott County Regional Authority "SCRA" (the holder of the casino gaming license), and the City of Bettendorf.

The nature of this change was to convert its "per-head" tax to a "percentage tax" whereby the Company's taxes are computed on the basis of casino revenue generated. The Company believes that future gaming taxes will be about 26% of casino revenue. However, the beginning of the tax fiscal year for the State of Iowa is July 1 and this results in lower taxes on the first $3 million in gaming revenue. The effect of this law allows the Company to realize $0.4 million in tax savings during the third quarter (July-September). Management fees to affiliates increased from 2.7% of net revenue to 2.9% of net revenue, an increase of $0.4 million ($2.05 million from $1.67 million). The management fee increase was the result of increased revenues and increased EBITDA margins [the Company's management fee is calculated based on 2% of revenues (as defined) plus 7% of EBITDA (as defined) not to exceed 4% of gross revenues (as defined)]. Selling, general and administrative and marine and rent expenses decreased from $16.9 million to $16.4 million, a decrease of $0.5 million or 3% due to lower marketing costs. Other expenses increased from $0.7 million to $0.9 million, an increase of $0.2 million or 29% primarily due to banquets ($0.2 million) which did not exist until September 1998. Pre-opening expenses for 1999 were $0.05 million that was $1.15 million less than 1998. This reduction was the result of opening the hotel in August 1998. Interest expense increased from $0.15 million to $1.25 million [$1.1 million increase or 733% due to the interest expense associated with the $17.5 million mortgage and $7.5 million TIF (tax-incremental financing)]. The $17.5 million mortgage commenced on October 15, 1998 while the TIF was drawn upon throughout 1998. A $0.3 million loss on assets was incurred in 1998 that did not exist in 1999 due to casino re-configuration changes that relocated the Roger Craig Sports Bar--the original cost to erect this bar was written off in accordance with Generally Accepted Accounting Principles. Net income increased from $7.8 million to $10.5 million, an increase of $2.7 million or 35%.

 Three Months Ended September 30, 1999 Compared to the Three Months Ended September 30, 1998

   For the three months ended September 30, 1999 as compared to 1998, Net Revenues (after the deduction of promotional allowances) increased to $25.2 million from $21.4 million, respectively, an increase of $3.8 million or 18%. Of this $3.8 million increase, $2.8 million was the result of increased slot revenues and $1.0 million was the result of hotel revenues. These increases to revenues were primarily the result of a development plan that added a 500-car parking garage that opened November 26, 1997, a 256-room hotel located adjacent to the casino and connected via a climate-controlled skywalk that opened August 29, 1998, a railroad overpass that opened on August 29, 1998, the addition of about 200 slot machines that occurred during the summer of 1998, and the relocation of the buffet to the hotel which increased seating capacity from 225 to 350. In addition, a 25,000 square foot convention facility including a 4,000 square foot banquet kitchen was opened in September 1998. Casino expenses increased from $5.5 million to $6.5 million, an increase of $1.0 million or 18%. The primary factors that influenced this increase was the amount of cash redeemed by customers that are earned by using a player's card, and other expenses associated with the increased volume of business experienced relative to the prior year. The hotel incurred expenses of $0.5 million that were minimal in the prior year due to the hotel not opening until late August 1998. Food and beverage expenses decreased from 37% of sales to 22% of sales due to an 18% increase in revenues which coupled with lower expenses resulted in increased margins. Gaming and admission taxes increased as a percentage of casino revenue from 23.7% to 24.5%. Effective September 1, 1998, the Company re-negotiated its tax agreements with the Scott County Regional Authority "SCRA" (the holder of the casino gaming license), and the City of Bettendorf. The nature of this change was to convert its "per-head" tax to a "percentage tax" whereby the Company's taxes are computed on the basis of casino revenue generated. The Company believes that future gaming taxes will be about 26% of casino revenue. However, the beginning of the tax fiscal year for the State of Iowa is July 1 and this results in lower taxes on the first $3 million in gaming revenue. The effect of this law allows the Company to realize $350,000 in tax savings during the third quarter (July-September). Management fees to affiliates increased from 2.7% of net revenue to 2.9% of net revenue, an increase of $153,000 ($0.74 million from $0.58 million). The management fee increase was the result of increased revenues and increased EBITDA margins [the Company's management fee is calculated based on 2% of revenues (as defined) plus 7% of EBITDA (as defined) not to exceed 4% of gross revenues (as defined)]. Selling, general and administrative and marine and rent expenses remained constant at $5.8 million. Other expenses increased from $0.2 million to $0.3 million, an increase of $0.1 million or 50% primarily due to banquets ($0.1 million) which did not exist until September 1998. Pre-opening expenses for 1999 were $0.05 million that was $1.15 million less than 1998. This reduction was the result of opening the hotel in August 1998.

   Interest expense increased from $0.15 million to $0.47 million [$0.32 million increase or 213% due to the interest expense associated with the $17.5 million mortgage and $7.5 million TIF (tax-incremental financing)]. The $17.5 million mortgage commenced on October 15, 1998 while the TIF was drawn upon throughout 1998. A $0.3 million loss on assets was incurred in 1998 that did not exist in 1999 due to casino re-configuration changes that relocated the Roger Craig Sports Bar--the original cost to erect this bar was written off in accordance with Generally Accepted Accounting Principles. Net income increased from $1.6 million to $3.9 million, an increase of $2.3 million or 144%.

Liquidity and Capital Resources

   During the nine months ended September 30, 1999, the Company generated $12.9 million in cash from operations. The primary sources during the nine months ended September 30, 1999 of cash and non-cash resources were: (1) cash flow from operations; and (2) cash on hand at the beginning of the year. The primary uses of cash and non-cash resources during the nine months ended September 30, 1999, other than operating expenditures, include:

     A. $2.8 million for net property and equipment as follows:

    . $0.8 million for various maintenance capital expenditures

    . $0.6 million for the construction of administrative offices that were required when a building was demolished (discussed below) in accordance with the development agreement with the City of Bettendorf

    . $0.4 million for the acquisition of additional slot machines

    . $0.3 million as part of the $1.2 million budget for a high-end restaurant [See Note C for further discussion].

    . $0.3 million for various improvements to the casino and vessel

    . $0.2 million for the acquisition of additional equipment including a property and interior sign package

    . $0.2 million for the demolition of a building that housed the Company's administrative offices

     B. $2.5 million for the re-payment of debt and capital lease payments.

     C. $4.9 million for the distribution of equity to owners (described below).

   Although the Company was allowed to distribute 45% of monthly net income to its owners (Lady Luck Gaming Corporation and Bettendorf Riverfront Development Company) beginning in September 1998, the owners agreed not to distribute monthly net income until January 1, 1999. Each entity will receive 22.5% of net income. These cash outlays are expected to be funded through cash generated from operations. The company expects to spend about $1 million in capital improvements during the rest of 1999 primarily in construction costs for a high-end restaurant. The company originally expected this cost to be approximately $1.2 million; however, due to the pending merger with the Isle of Capri, certain design and re-design charges will be made. It is not expected that the cost of these changes will exceed $500,000 above and beyond the original $1.2 million budget. In addition, the Company is obligated to build a 47-slip marina ($1.6 million). The construction of the marina is subject to regulatory approvals from the Department of Natural Resources (DNR) and Coast Guard Corps of Engineers. No assurances can be made that these approvals will be made. It is not expected to receive any approvals in 1999. These capital expenditures are expected to be funded from cash generated from operations and cash on hand. The Company's marina obligation is more fully discussed below.

   Pursuant to a development agreement with the City of Bettendorf, the Company is developing a marina with seasonal transient docking facilities. The development agreement requires that in the event that the construction of the marina is not completed before April 1, 1999, unless completion is restricted beyond the control of the Company, the Company must pay the City $100,000 per month until the project has been completed.

   The Company is currently pursuing the necessary licenses for development of the marina. As approvals for the licenses are pending environmental evaluations and flood plain analyses, the continued development of the marina is beyond the control of the Company, thus no liquidated damages are being assessed. As of September 30, 1999, the Company has incurred approximately $78,000 of costs related to the marina and anticipates that, if constructed, the marina will cost an additional amount of approximately $1.5 million. The original estimate at December 31, 1998 of $1.1 million was revised to $1.5 million at September 30, 1999, due to additional development costs not originally anticipated.

   No further significant expenditures for projects under development are committed to be made by the Company from existing cash or cash flow from operations. Various amounts of cash and non-cash resources may be used during the remainder of 1999 for other capital improvements, expansions or acquisitions that cannot currently be estimated and may be contingent on market conditions and other factors. If significant cash or other resources become available, the Company may make additional capital expenditures. In any case, the amount of capital expenditures will be based on cash available and market conditions at the time any commitment is made.

   The Company has no knowledge of any pending litigation that could have an adverse and material effect on the Company.

   The Company is subject to certain federal, state and local environmental protection, health and safety laws, regulations and ordinances that apply to businesses generally, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act, and the Occupational Safety and Health Act.

Year 2000

   The Company's computer systems may or may not be Year 2000 compliant. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year, which may result in systems failures and disruptions to operations on or after January 1, 2000. In order to address this issue, the Company has retained an outside consultant to help it to assess the computer systems used in the Company's business that are not Year 2000 compliant, and prepare and implement its Year 2000 computer compliance program.

   The Company has divided the systems into two categories: (1) systems that would have a significant effect on operations or financial statements (the "mission critical systems"), such as slot systems and lodging and gaming systems, and (2) low priority systems (for example, individual personal computers or workstations). Both groups are being pursued for adherence to compliant standards. Also, each category includes both IT Systems (for example, network software and hardware systems) and Non-IT Systems (for example, devices that are potentially date sensitive due to their dependency on a built in computer chip or proprietary software developed by a third party). The Company has primarily relied on representations of the suppliers of its systems to determine whether a system is Year 2000 compliant. However, the Company will conduct testing of the date dependent functions of specific systems in 1999. As of September 30, 1999, the Company has determined that the total costs related to the repair and replacement of the mission critical systems that it has evaluated that are not yet Year 2000 compliant would not have a material adverse effect on the Company. In making this determination, the Company has relied on written representations from the Company's computer system suppliers that those suppliers will provide the Company with applicable software upgrades in a timely manner. As of September 30, 1999, the Company has not expended significant funds on Year 2000 compliance and expects expenditures not in excess of $250,000 will be necessary to complete remediation. The Company expects to fund these costs through cash on hand and operating cash flows. If those suppliers fail to provide upgrades in a timely manner or the upgrades are not functional, this failure or non-functionality may have a material adverse effect on the Company, including the loss of the authority to operate electronic gaming devices in the jurisdiction that the Company operates in if the electronic monitoring systems were to become non-functional and waivers were not granted by the licensing authorities. The Company has so far obtained representations from its vendors, as follows, that compliant versions are available: (1) 100% of specialized software vendors; (2) 98% of "shrink-wrap" software vendors; (3) 95% of IT hardware vendors; and, (4) 97% of non-IT hardware vendors. The balance of the Company's unique systems have been evaluated and determined not to be mission critical. Those that are not Year 2000 compliant and cannot be made Year 2000 compliant in a cost efficient or timely manner may have a material adverse effect on the Company. The Company also intends to develop an internal contingency plan for disaster recovery and processing by December 1999.

   In addition, the Company estimates that the costs related to the repair and replacement of the low priority systems that are not yet Year 2000 compliant and any costs related to not using those systems until they are Year 2000 compliant will not have a material adverse effect on the Company.

Impact of Inflation

   Absent changes in competitive and economic conditions or in specific prices affecting the industry, management does not expect that inflation will have a significant impact on the Company's operations. Changes in specific prices (such as fuel and transportation prices) relative to the general rate of inflation may materially affect the hotel-casino industry. There has been no material impact from inflation during the periods covered by the accompanying financial statements.

Seasonality and Weather

   Severe weather conditions could cause the Company to lose the use of our dockside facility for an extended period. The inability to use a dockside facility during any period could have a material adverse effect on the Company's financial results. Seasonal revenue fluctuations may occur with winter months typically yielding lower revenue due to adverse weather conditions.

                                                                         ANNEX H

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Lady Luck Bettendorf, L.C.
Report of Independent Public Accountants.................................. H-1
Consolidated Balance Sheets, December 31, 1998 and 1997................... H-2
Consolidated Statements of Operations for the years ended December 31,
 1998, 1997 and 1996...................................................... H-3
Consolidated Statements of Members' Equity for the years ended December
 31, 1998, 1997 and 1996.................................................. H-4
Consolidated Statements of Cash Flows for the years ended December 31,
 1998, 1997 and 1996...................................................... H-5
Notes to Consolidated Financial Statements................................ H-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Lady Luck Bettendorf, L.C.:

   We have audited the accompanying consolidated balance sheets of LADY LUCK BETTENDORF, L.C. and subsidiary (the "Company") (an Iowa limited liability company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in members' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LADY LUCK BETTENDORF, L.C. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Las Vegas, Nevada
January 29, 1999

                           LADY LUCK BETTENDORF, L.C.

                          CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997

                                     ASSETS

                                                         1998         1997
                                                      -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents.......................... $ 5,620,000  $ 3,839,000
  Accounts receivable, net of allowance for doubtful
   accounts of $103,000 and $141,000, respectively...     246,000       27,000
  Inventories........................................     432,000      105,000
  Prepaid expenses and other current assets..........     572,000      665,000
                                                      -----------  -----------
    Total current assets.............................   6,870,000    4,636,000
                                                      -----------  -----------
PROPERTY AND EQUIPMENT:
  Buildings..........................................  38,818,000    6,335,000
  Leasehold improvements.............................   5,358,000    4,755,000
  Furniture, fixtures and equipment..................  13,960,000    8,178,000
                                                      -----------  -----------
                                                       58,136,000   19,268,000
  Less: accumulated depreciation.....................  (5,474,000)  (3,311,000)
                                                      -----------  -----------
                                                       52,662,000   15,957,000
  Construction in progress...........................      65,000    9,502,000
                                                      -----------  -----------
    Total property and equipment, net................  52,727,000   25,459,000
                                                      -----------  -----------
  Other assets.......................................     750,000      854,000
                                                      -----------  -----------
TOTAL ASSETS......................................... $60,347,000  $30,949,000
                                                      ===========  ===========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Current portion of capital leases..................... $   124,000 $    91,000
  Current portion of long-term debt.....................   2,390,000   1,262,000
  Accounts payable......................................   1,058,000     481,000
  Accounts payable-affiliates...........................     187,000     707,000
  Construction and retention payable....................         --    3,102,000
  Accrued gaming taxes..................................     318,000     723,000
  Accrued progressive and slot club activities..........     861,000     694,000
  Other accrued liabilities.............................   3,216,000   1,887,000
                                                         ----------- -----------
    Total current liabilities...........................   8,154,000   8,947,000
COMMITMENTS AND CONTINGENCIES
  Long-term capital leases, less current portion........     290,000      48,000
  Long-term debt, less current portion..................  23,080,000   3,329,000
                                                         ----------- -----------
    Total liabilities...................................  31,524,000  12,324,000
                                                         ----------- -----------
Members' equity.........................................  28,823,000  18,625,000
                                                         ----------- -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY................... $60,347,000 $30,949,000
                                                         =========== ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           LADY LUCK BETTENDORF, L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              For The Years Ended December 31, 1998, 1997 and 1996

                                             1998         1997         1996
                                          -----------  -----------  -----------
REVENUES:
  Casino................................. $80,916,000  $69,338,000  $62,202,000
  Hotel..................................   1,210,000          --           --
  Food and beverage......................   6,221,000    5,470,000    5,680,000
  Other..................................   1,095,000      883,000      664,000
                                          -----------  -----------  -----------
    Gross revenues.......................  89,442,000   75,691,000   68,546,000
  Less: promotional allowances...........  (4,934,000)  (4,079,000)  (3,344,000)
                                          -----------  -----------  -----------
    Net revenues.........................  84,508,000   71,612,000   65,202,000
COSTS AND EXPENSES:
  Casino.................................  21,525,000   18,343,000   16,080,000
  Hotel..................................     762,000          --           --
  Food and beverage......................   1,932,000    1,537,000    2,413,000
  Gaming and admission taxes.............  20,081,000   18,023,000   15,731,000
  Management fees--affiliates............   2,292,000    1,569,000    1,117,000
  Marine operations......................   2,498,000    2,372,000    2,340,000
  Selling, general and administrative....  15,543,000   15,145,000   12,766,000
  Rental expenses--affiliates............   4,202,000    5,819,000    6,222,000
  Other expenses.........................     724,000      519,000      945,000
  Depreciation and amortization..........   2,369,000    1,489,000    1,156,000
  Pre-opening expenses                      1,157,000          --           --
                                          -----------  -----------  -----------
    Total costs and expenses.............  73,085,000   64,816,000   58,770,000
                                          -----------  -----------  -----------
    Operating income.....................  11,423,000    6,796,000    6,432,000
                                          -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest income........................     142,000      139,000       51,000
  Interest expense, net..................  (1,052,000)     (81,000)    (301,000)
  Loss on sale of assets.................    (315,000)         --           --
                                          -----------  -----------  -----------
    NET INCOME........................... $10,198,000  $ 6,854,000  $ 6,182,000
                                          ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                           LADY LUCK BETTENDORF, L.C.

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

              For The Years Ended December 31, 1998, 1997 and 1996

                                            Lady Luck   Bettendorf
                                              Quad      Riverfront
                                             Cities,   Development
                                              Inc.     Company,L.C.    Total
                                           ----------- ------------ -----------
Balance at December 31, 1995.............. $ 2,795,000 $ 2,794,000  $ 5,589,000
Net Income................................   3,091,000   3,091,000    6,182,000
                                           ----------- -----------  -----------
Balance at December 31, 1996..............   5,886,000   5,885,000   11,771,000
Net Income................................   3,427,000   3,427,000    6,854,000
                                           ----------- -----------  -----------
Balance at December 31, 1997..............   9,313,000   9,312,000   18,625,000
Net Income................................   5,099,000   5,099,000   10,198,000
                                           ----------- -----------  -----------
Balance at December 31, 1998.............. $14,412,000 $14,411,000  $28,823,000
                                           =========== ===========  ===========




  The accompanying notes are an integral part of these consolidated financial statements.

                           LADY LUCK BETTENDORF, L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For The Years Ended December 31, 1998, 1997 and 1996

                                             1998         1997         1996
                                          -----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................. $10,198,000  $ 6,854,000  $6,182,000
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization........   2,369,000    1,489,000   1,156,000
    Loss on sale of assets...............     315,000          --          --
    Pre-opening expenses.................   1,157,000          --          --
    (Increase) decrease in operating
     assets:
      Accounts receivable, net...........    (219,000)     (17,000)     96,000
      Inventories........................    (327,000)      20,000     (50,000)
      Prepaid expenses and other current
       assets............................      93,000       16,000    (289,000)
    Increase (decrease) in operating
     liabilities:
      Accounts payable (including
       affiliates).......................      57,000     (699,000)    694,000
      Accrued gaming taxes...............    (405,000)     113,000      76,000
      Accrued progressive and slot club
       activities........................     167,000      104,000      14,000
      Other accrued liabilities..........   1,329,000      727,000    (313,000)
                                          -----------  -----------  ----------
Net cash provided by operating
 activities..............................  14,734,000    8,607,000   7,566,000
                                          -----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions....... (28,354,000) (14,335,000) (2,089,000)
  (Decrease) increase in construction and
   retention payable.....................  (3,102,000)   3,102,000         --
  Pre-opening costs......................  (1,157,000)         --          --
  Other assets, net......................      58,000     (854,000)        --
                                          -----------  -----------  ----------
Net cash used in investing activities.... (32,555,000) (12,087,000) (2,089,000)
                                          -----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings...............  23,049,000    3,893,000     645,000
  Payments on debt and capital leases....  (3,447,000)  (1,693,000) (3,572,000)
                                          -----------  -----------  ----------
Net cash provided by (used in) financing
 activities..............................  19,602,000    2,200,000  (2,927,000)
                                          -----------  -----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                          LADY LUCK BETTENDORF, L.C.

             For the Years Ended December 31, 1998, 1997 and 1996

                                                 1998       1997        1996
                                              ---------- ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS....  1,781,000 (1,280,000)  2,550,000
CASH AND CASH EQUIVALENTS:
  Beginning of period........................  3,839,000  5,119,000   2,569,000
                                              ---------- ----------  ----------
  End of period.............................. $5,620,000 $3,839,000  $5,119,000
                                              ========== ==========  ==========
SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest net of amounts
   capitalized of $505,000, $114,000, and
   $100,000 for 1998, 1997 and 1996,
   respectively.............................. $  608,000 $   81,000  $  301,000
                                              ========== ==========  ==========

   Supplemental Schedule of Non-Cash Investing and Financing Activities:

   The Company entered into several contracts with manufacturers for the purchase of slot machines and other equipment which totaled approximately $1,552,000, $177,000 and $67,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

   During 1996, approximately $2,556,000 of long-term debt was refinanced at more favorable terms to the Company




  The accompanying notes are an integral part of these consolidated financial statements.

                          LADY LUCK BETTENDORF, L.C.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998

1. THE COMPANY AND BASIS OF PRESENTATION

   Bettendorf Riverfront Development Company, L.C. ("BRDC") and Lady Luck Quad Cities, Inc. ("LLQC") formed an Iowa limited liability company, Lady Luck Bettendorf, L.C. (the "Company") for the purpose of operating a riverboat casino on the Mississippi River based in Bettendorf, Iowa. Under the terms of the Articles of Organization, the Company's term will expire in 2065. BRDC and LLQC each contributed $3,000,000 for a 50% ownership interest in the Company. All net profits and losses from all operations of the Company are allocated equally between LLQC and BRDC. BRDC and LLQC are each represented by two managers with most management decisions of the Company requiring the approval of both members. On October 21, 1997, Lady Luck Bettendorf Marina Corporation ("LLBMC"), a wholly owned subsidiary of the Company, was created for the purpose of owning the marina and parking garage. The Board of Directors of LLBMC is comprised of the managers of the Company.

   The Company commenced operations on April 21, 1995. The Company is located on a leased parcel of land that is adjacent to Interstate 74 on the Mississippi River. The Company's operations consist of a 30,000 square foot casino with approximately 50 table and card games and 1,157 slot machines within three floors of a gaming vessel, which is approximately 300 feet by 100 feet, a 256 room hotel, buffet style restaurant, gift shop, commercial center, sports bar, 500 space parking garage and a land based entertainment area for parties, shows, and special events. The first floor has a Las Vegas casino theme, the second floor has a sports theme and the poker room is on the third floor. The vessel is certified for 2.500 passengers including crew. The Company's market is concentrated in a radius of 50 miles of the Quad City Area and the Chicago area serviced by ongoing bus programs.

   The Company has substantially completed a $39,500,000 expansion project pursuant to its master plan. During 1998, the Company completed a 256-room hotel and an overpass that allows vehicles to cross over active railroad tracks. The Company completed a 500 car parking garage in 1997. Financing for this project was obtained through a $17,500,000 mortgage with the Rock Island Bank, N.A. signed on June 23, 1997, a second mortgage with Cement Transportation Corporation, a related party, for $5,000,000 signed on June 23, 1997, of which $1,250,000 was drawn and fully repaid during 1998, and a development agreement signed on June 17, 1997 with the City of Bettendorf which secured $7,500,000 of tax incremental financing. The balance of the expansion project has been paid from the Company's cash on hand. The planned marina remains under development and is not expected to require additional financing to pay for its completion.

   During the year ended December 31, 1998, approximately $17,500,000 was drawn from the Rock Island Bank, N.A. mortgage and the Company repaid $200,000 of principal. Additionally, $7,500,000 of tax incremental financing has been funded by the City of Bettendorf through a development agreement dated June 17, 1997.

AGREEMENTS

City of Bettendorf "Development Agreement dated August 16, 1994"

   The Company entered into an agreement, which was amended in August 1998, with the City of Bettendorf (the "City"), a municipal corporation of the State of Iowa, for the purpose of developing a gaming operation in the City. In return for certain conditions, the City endorsed and supported the Company in obtaining an Iowa gaming license. The Company is in compliance with the conditions of the agreement and related amendment as follows:

     a. The Company obtained an Iowa gaming license effective April 1, 1995 and began operations on April 21, 1995.

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998

     b. The Company was to use commercially reasonable efforts to facilitate completion of the existing commercial center improvements so that the commercial center would be opened for business on or before September 1, 1996 (See Note 8). A portion of the commercial center was opened in October 1995 for the holiday season. As part of the hotel project discussed above, the Company has opened approximately 25,000 square feet of banquet, kitchen and convention space and anticipates utilizing the remaining 66,000 square feet for a restaurant, office space and other facilities.

     c. Under the original agreement, which was in effect until August 31, 1998, the Company paid a development fee to the City of 2% on adjusted gross receipts exceeding $35,000,000 but not to exceed $44,000,000 during each twelve month period starting on the day gaming operations began, April 21, 1995. The maximum revenues subject to the 2% fee were $9,000,000 resulting in maximum percentage based fees of $180,000. Additionally, the company paid a fee equal to $.50 per passenger under the original agreement.

     d. Under the amended agreement, effective as of September 1, 1998, the Company is to pay weekly, a development fee, in lieu of the previous 2% of adjusted gross receipts and $.50 fee per passenger, to the City of Bettendorf. The new development fee equals 1.65% of adjusted gross receipts with the minimum annual fee of $1,020,000. The minimum annual fee shall terminate at the Company's option for any year during which any of certain defined conditions subsequently occur which result in a decrease of adjusted receipts to less than $64,000,000. The minimum annual fee was not terminated as of December 31, 1998.

     e. If the Company so elects to terminate the minimum annual fee, the City shall have the corresponding option to elect to receive for such year a Development Fee as computed under the original agreement as noted above.

The Company has accrued City gaming fees of $26,000 and $165,000 as of December 31, 1998 and 1997, respectively.

City of Bettendorf "Development Agreement dated June 17, 1997"

   The Company entered into an agreement with the City for the purpose of redeveloping a portion (24.6 acres) of the former J.I. Case property and immediate berth area around the Lady Luck boat as a joint project to be known as "The Bettendorf Downtown Riverfront Project."

   This project includes the construction of a 256 room waterfront hotel, a railroad overpass for vehicular access, a downtown riverfront parking center for 500 cars, improved area for public parking and a marina with seasonal transient docking facilities. As part of this agreement, the City issued $9,500,000 in tax incremental financing bonds (the "TIF Bonds"), $7,500,000 of which was used by the Company to construct the overpass, parking garage, related site improvements and pay for disruption damages caused by construction of the overpass. To enable financing of the City's obligations, the Company will pay incremental property taxes on the developed property assessed at a valuation of not less than $32,000,000 until the TIF Bonds mature. In the event that the taxes generated by the project and other qualifying developments in the redevelopment district do not fund the repayment of the total TIF Bonds prior to their scheduled maturity, the Company will pay the City $0.25 per person for each person entering the boat until the remaining balance has been repaid. The City agreed to accept conveyance of the overpass from Lady Luck upon its completion. The cost of the overpass, parking garage, site improvements and disruption damages did not exceed the financing from the City of Bettendorf. Costs incurred through December 31, 1998 related to this project are $7,400,000.

   In the event that the construction of the marina is not completed before April 1, 1999, unless completion is restricted beyond the control of the Company, the Company will pay the City $100,000 per month until the project has been completed. As of December 31, 1998, the Company has incurred approximately $65,000 of

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998

costs related to the marina and anticipates that, if constructed, the marina will cost an additional amount not in excess of $1,000,000. The Company is currently pursuing the necessary licenses for development of the marina. As approvals for the licenses are pending environmental evaluations and flood plain analyses, the continued development of the marina is beyond the control of the Company.

   Pursuant to the agreement, the Company has paid an agreed upon amount of $200,000 for damages which have been awarded to certain businesses disrupted by the overpass construction.

   In addition, the Company is responsible in 1999 for demolishing the Plaza building at 1823 State Street and preparing the site for donation back to the City. The Company estimates this process will cost $200,000.

Riverbend Regional Authority "Operator's Contract dated August 11, 1994"

   The Company entered into an agreement, which was amended in August 1998, with the Riverbend Regional Authority, an Iowa not-for-profit corporation (the "RRA") and the holder of the Iowa gaming license, to operate a gaming boat. The Company is in compliance with the conditions of the agreement as follows:

     a. The Company has obtained and is operating a riverboat gaming facility with a minimum capacity of 900 gaming positions.

     b. Under the original agreement, which was in effect until August 31, 1998, the Company paid RRA $1.00 for each of the first 500,000 admissions and $1.50 for each admission in excess thereof computed on an annual basis commencing on the date gaming operations began, April 21, 1995.

     These admission fees were paid weekly.

     If the adjusted gross gaming receipts exceeded $44,000,000 during any twelve-month period starting on the day gaming operations began, the Company was required to pay RRA 2% of any such excess. The company exceeded this level in 1997 and 1996, and began to make these additional contributions weekly until April 21, 1998 and 1997, respectively.

     c. Under the amended agreement, commencing on September 1, 1998 and continuing for the term of the contract, the Company shall pay a fee to RRA equal to 4.1% of the adjusted gross receipts. In order to assist RRA in its budgeting and grant process, subject to the following conditions, the Company is to pay the RRA a minimum annual fee of $3,000,000 (the "Floor Amount"). The Floor Amount will be reconciled on an annual basis from September 1 through August 31 of each year with any deficiency due and payable on September 10, with the deficiency calculated as the difference between the Floor Amount and the accumulated weekly percentage fee. The Floor Amount shall be automatically terminated for any year during which any of certain defined conditions subsequently occur which result in a decrease of adjusted gross receipts to less than $64,000,000.

     d. The Company has executed a "Development Agreement" with the City of Bettendorf as required by this agreement.

The Company has accrued RRA gaming fees of $50,000 and $398,000 as of December 31, 1998 and 1997, respectively.

Lady Luck Casino, Inc. "Casino Management Agreement dated September 30, 1994"

   The Company entered into an agreement with Andrew H. Tompkins and Lady Luck Casino, Inc. ("LLCI"), a Nevada corporation, to manage the operations of the Company. In May 1996 the agreement was amended and Lady Luck Gaming Corporation ("LLGC") (the "Management Company"), a Delaware corporation, replaced

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998

LLCI as the manager of the casino, effective January 1, 1996. Andrew H. Tompkins, International Marco Polo Services, Inc. ("IMPSI"), formerly known as LLCI, and LLGC are all affiliates of the Company. The Management Company is to supervise and control the Company's operations, provide marketing and accounting services, allow the use of the Lady Luck name in connection with the operations and access to the customer list. Cash payments made by the Company to IMPSI, LLGC and their affiliates for services provided to the Company or payments made on behalf of the Company for insurance, marketing and advertising production, medical and other insurance, 401(k) plan contributions and other items totaled approximately $6,379,000, $2,328,000 and $1,885,000 for the years ended December 31, 1998, 1997 and 1996, respectively, excluding management fees and rental expenses paid to these related parties. The Management Company believes that all expenses and costs applicable to the Company are reflected in the accompanying consolidated financial statements on a basis which is representative of what they would have been if the Company operated on a stand-alone basis. Highlights of the agreement are as follows:

     a. Term--The term of the "Casino Management Agreement" is from September 30, 1994 to September 30, 2033.

     b. Management Fee--A management fee of 2% of casino gross revenues (as defined) plus 7% of earnings before income tax, depreciation and amortization (as defined), together not to exceed 4% of the annual casino gross revenues (as defined), will be paid to the Management Company. Effective June 1996, the management fee was reduced by $37,500 per month. The management fees incurred during the periods ended December 31, 1998, 1997 and 1996 were approximately $2,292,000, $1,569,000 and $1,117,000, respectively. The outstanding and unpaid management fees at December 31, 1998 and 1997, were approximately $196,000 and $81,000 respectively. BRDC will provide consulting services concerning licensing, staffing, and management of the marine aspects of the gaming vessel and any land based development. The Management Company is to pay part of its fee, up to $325,000 annually, to BRDC for these consulting services.

     c. Working Capital Reserve--The agreement requires that $500,000 be maintained in a casino bank account (as defined) as working capital for all financial needs of the casino. At December 31, 1998 and 1997, the casino bank account had a book balance of approximately $76,000 and $656,000, respectively. At December 31, 1998, approximately $706,000 of cash was transferred back to the bank in anticipation of heightened casino activity at year-end. This cash was transferred back to the bank immediately after the year-end holiday. LLGC has indicated that this transaction does not violate the provisions of the Management Agreement. Accordingly, the Company has constructively maintained $500,000 of cash for working capital purposes at December 31, 1998.

     d. Maintenance Capital Improvements and Furniture, Fixtures and Equipment "Replacement Reserve Account"--The Management Company is required to reserve a percentage of casino gross revenues (as defined) each year (the "Replacement Reserve Account") to pay the cost of additions to and replacements of furniture, fixtures and equipment, and to provide for capital improvements as follows:

             1st operating year.................. 1.5%
             2nd operating year.................. 2.5%
             3rd operating year.................. 3.0%
             4th operating year.................. 4.0%
             5th operating year.................. 5.0%

This requirement has been constructively met as the Company has made and paid for replacements and capital improvements from the casino bank account, in excess of the approximately $3,070,000 and $2,080,000 that were required to be funded as of December 31, 1998 and 1997, respectively.

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998


2. CERTAIN RISKS AND UNCERTAINTIES

   The Company's operations are dependent on the continued licensing or qualification of the Company. Such licensing and qualification are reviewed periodically by the gaming authorities in the State of Iowa.

   The company receives a significant amount of their revenues from patrons within 50 miles of the property. If economic conditions in these areas were to decline materially or additional casino licenses were awarded in these locations, the Company's results of operations could be materially affected.

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. Principles of Consolidation--The consolidated financial statements included the accounts of the Company and its wholly owned subsidiary. Significant intercompany accounts and transactions have been eliminated.

   b. Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   c. Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with an original maturity of three months or less as cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value.

   d. Inventories--Inventories are stated at the lower of cost, as determined by the first-in, first-out method, or market value.

   e. Property and Equipment--Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives for financial reporting purposes are as follows:

       Buildings.................................................... 40 years
       Leasehold improvements....................................... 15-20 years
       Furniture, fixtures and equipment............................ 5-7 years

Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Portions of property, furniture, fixtures and equipment are pledged as collateral for long-term debt (See Note 4).

   f. Revenue Recognition--In accordance with gaming industry practice, the Company recognizes casino revenues as the net win from gaming activities, which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive slot jackpots and certain table games. Such anticipated jackpot payments are reflected as current liabilities in the accompanying balance sheets. Revenues from the hotel, convention and banquet facilities, food, beverage, entertainment and the gift shop are recognized at the time the related service or sale is performed/made.

   g. Promotional Allowances--The retail value of food, beverage and other items provided on a complimentary basis to customers without charge is included in gross revenues and then deducted as promotional

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998

allowances. The estimated cost of providing these promotional allowances is included in casino departmental expenses for the years ended December 31, 1998, 1997 and 1996 as follows:

                                                   1998       1997       1996
                                                ---------- ---------- ----------
       Hotel................................... $  276,000 $      --  $      --
       Food and beverage.......................  4,279,000  3,392,000  2,981,000
       Other...................................    563,000    593,000    465,000

   h. Slot Patron Incentive Estimates--The Company provides slot patrons' incentives based on the dollar amount of play on slot machines. An accrual has been established based on an estimate of the outstanding value of these incentives, utilizing the age and prior history of redemptions. This amount is reflected as a current liability in the accompanying balance sheets.

   i. Advertising--Advertising costs are expensed the first time such advertisement appears. Total advertising costs (including direct mail marketing) were approximately $1,380,000, $1,497,000, and $1,399,000 in 1998,
1997 and 1996, respectively.

   j. Pre-Opening Costs--Pre-opening costs include direct incremental project salaries and other pre-opening costs incurred during the pre-opening phase of projects. Pre-opening costs directly related to construction of projects were capitalized as incurred and charged to expense in the period each project commenced operations. Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," is effective for fiscal years beginning after December 15, 1998 and requires that all pre-opening/start-up activities be expensed as incurred. The Company had adopted this Statement of Position effective January 1, 1999 and will expense future pre-opening costs as incurred.

   k. Income Taxes--No provision for U.S. Federal income taxes or state income taxes is recorded in the financial statements as such liability is the responsibility of the Members.

   l. Reclassifications--Certain prior year balances have been reclassified to conform to current year presentation and have no impact on net income.

4. DEBT

At December 31, 1998 and 1997, long-term debt consisted of the following:

                                                           1998        1997
                                                        ----------- -----------
 a.  Atronic Casino Technology LTD, LLC--$521,000 non
     interest bearing note; principal payments of
     $43,721 per month; due in September 1999;
     collateralized by gaming equipment..............   $   363,000 $       --

 b.  Aristocrat, Inc.--$224,000 non interest bearing
     note; principal payments of $14,529 per month;
     for twelve months; due in July 1999;
     collateralized by gaming equipment..............        94,000         --

 c.  WMS Gaming, Inc.--$429,000 noninterest bearing
     note; principal payments of $37,508 per month;
     due in June 1999; collateralized by gaming
     equipment.......................................       205,000         --

 d.  Rock Island Bank, N.A.--$17,500,000 loan;
     interest at 7.93% per annum which re-sets after
     5 years; principal and interest payments of
     $211,729 per month; due October 2008;
     collateralized by certain land improvements,
     including the hotel.............................    17,308,000         --

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998

                                                         1998         1997
                                                      -----------  -----------

 e.  Northwest Bank and Trust Co.--$3,200,000 loan;
     interest of 9.25%; principal payment of
     $100,000 per month plus interest; due on
     demand not earlier than February 1998 and no
     later than October 1998; collateralized by
     gaming equipment and guaranteed up to
     $1,100,000 by affiliates of BRDC..............   $       --   $ 1,100,000

 f.  Sigma Note--$87,000 note; imputed interest of
     8%; payment of $3,716 per month for eighteen
     months; due in March 1998; collateralized by
     gaming equipment..............................           --        11,000

 g.  Rock Island Bank Loan--$312,000 loan; imputed
     interest of 9.25%, payment of $17,806 per
     month for 19 months; due in October 1998;
     collateralized by certain business
     improvements..................................           --       151,000
 h.  Tax Incremental Financing Payable--Interest of
     approximately 6.7%; payments made through
     incremental property taxes to the City of
     Bettendorf until paid in full, maturity no
     later than 2011...............................     7,500,000    3,329,000
                                                      -----------  -----------
                                                       25,470,000    4,591,000
     Less: current portion.........................    (2,390,000)  (1,262,000)
                                                      -----------  -----------
     Total long-term debt..........................   $23,080,000  $ 3,329,000
                                                      ===========  ===========

   The Company also entered into a second mortgage agreement on May 27, 1997 with Cement Transportation Corporation ("CTC"), a related party, in the amount of $5,000,000. Security was provided through the second mortgage on the hotel, future dockside retail facilities and commercial space. The loan was for a period of five years. The loan was interest bearing at a rate of 12% over the life of the loan. The agreement required the Company to pay a minimum of 45% of its net earnings (as defined) annually until the loan is repaid. In addition, pursuant to the agreement, no distributions could be made to the members, other than those payments to CTC to pay off this loan until such time as the CTC loan is paid in full. The first mortgage agreement with Rock Island Bank also prevents greater than 45% of net earnings to be made in any one year in respect to the second mortgage. The Company drew down and fully repaid approximately $1,250,000 in 1998.

   The mortgage agreement with Rock Island Bank, N.A. for $17,500,000 provides for, among other things, restrictions on the Company's ability to make payments on the CTC debt in excess of 45% of the Company's operating income after interest expense (as determined in accordance with generally accepted accounting principles). Additionally, upon payment in full of the CTC debt (which occurred in 1998), the Company may not declare, make or become obligated to make any distribution (except for payments for services or goods actually provided) to any of its Members in excess of 45% of the Company's operating income after expense (as determined in accordance with generally accepted accounting principles).

   Scheduled maturities of long-term debt for each of the years ended December 31 are as follows:

       1999......................................................... $ 2,390,000
       2000.........................................................   1,858,000
       2001.........................................................   2,006,000
       2002.........................................................   2,162,000
       2003.........................................................   2,324,000
       Thereafter...................................................  14,730,000
                                                                     -----------
         Total...................................................... $25,470,000
                                                                     ===========

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998


5. CAPITAL LEASES

   In July 1997, the Company entered into a two-year capital lease agreement to purchase certain gaming equipment with a fair market value of $130,000 at an interest rate of 8%. In October 1997, the Company entered into a two-year lease agreement to purchase certain operating equipment with a fair market value of $48,000 at an interest rate of 8%. In September 1998, the Company entered into two five-year capital lease agreements for certain operating equipment with fair market values of $284,000 and $90,000 at interest rates of 8% and 10%, respectively. The future lease payments under the leases, together with the present value of the lease payments, consisted of the following at December 31, 1998:

       1999........................................................... $138,000
       2000...........................................................   86,000
       2001...........................................................   87,000
       2002...........................................................   86,000
       2003...........................................................   65,000
                                                                       --------
       Minimum lease payments.........................................  462,000
       Less amounts representing interest.............................  (48,000)
                                                                       --------
                                                                       $ 14,000
                                                                       ========

6. OTHER ACCRUED LIABILITIES

   Other accrued liabilities consist of the following as of December 31:

                                                             1998       1997
                                                          ---------- ----------
      Accrued salaries, vacation and bonuses............. $  800,000 $  717,000
      Accrued management fees--affiliates................    196,000     81,000
      Accrued advertising--affiliates....................    111,000    109,000
      Accrued property taxes.............................    260,000    269,000
      Other..............................................  1,849,000    711,000
                                                          ---------- ----------
        Total other accrued liabilities.................. $3,216,000 $1,887,000
                                                          ========== ==========

7. RELATED PARTY TRANSACTIONS

   The Company purchased property from a related party as follows:

   In order to complete the obligations of the Development Agreement dated June 17, 1997 with the City of Bettendorf, the Company purchased the Plaza Building located at 1823 State Street from Green Bridge Company, a related party, for $372,000. These premises are required to be demolished before December 31, 1999, at an estimated cost of $200,000, including environmental remediation. The Company entered into an agreement with a related party to purchase slot machines totaling approximately $51,000 in 1998.

   The Company entered into a second mortgage agreement on May 27, 1997 with "Cement Transportation Corporation," a related party, for a loan of $5,000,000. Security was provided through the hotel, future dockside retail facilities and commercial facility. The loan was for a period of five years. The loan was interest bearing at 12% over the life of the loan (see Note 4). The Company drew down and fully repaid approximately $1,250,000 in 1998.

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998


   The Company has entered into long-term operating leases with related parties. They are as follows:

     a. Land--The Company has entered into a long-term operating lease agreement with BRDC. The lease is for an initial term of 10 years, expiring May 2005, with nine 10-year options. The parties have set the lease payment at $150,000 per month, based on a negotiated value. The Company has an option to purchase the land during the initial term of the lease for its appraised fair market value. The Company has not executed this option as of December 31, 1998.

     b. Boat--The Company has entered into a long-term operating lease, a charter hire lease, with LLGC and Lady Luck Kimmswick, Inc., a Missouri corporation. This lease is for an initial term of 5 years, expiring in May 2000, with a 10-year renewal option. The lease payment is $189,000 per month, before use tax. The Company has an option to purchase the Boat during the initial lease term for its appraised fair market value. The Company has not executed this option as of December 31, 1998.

     c. Equipment--The Company had entered into a long-term operating lease with Lady Luck Gaming Finance Corporation to lease equipment. The lease was for an initial term of 36 months, expiring April 1998, with two 1-year renewal options. Effective January 1, 1998, the Company exercised its option to purchase this equipment prior to the expiration of the lease for a negotiated amount of $712,000.

     d. Parking--The Company is in negotiation with Green Bridge Company, a related party, to secure additional leased land for the purpose of providing parking for customers and employees. It is anticipated that the value of this additional parking will not exceed $20,000 per month retroactive to September 1, 1998. The term of this lease is anticipated to be month-to-month.

8. COMMERCIAL CENTER DEVELOPMENT

   In October 1995, the Company completed construction of a 91,000 square foot commercial center. Effective August 1998, the Company completed a 25,000 square foot banquet, kitchen and convention facility within the commercial center. The Company anticipates utilizing the remaining square footage for a restaurant, office space and other facilities. It is anticipated that the office space will be completed in April 1999 and the restaurant by Fall 1999. The Company anticipates hiring a consultant to locate other tenants; utilization of the remaining space is contingent upon the determination of the specific tenants. As the Company executes these plans, additional tenant and other construction costs will be incurred, the amount of which depends on the specific plan. Management intends to fund these costs from operations.

9. LITIGATION

   The Company is party to various litigation arising in the normal course of business. Management is of the opinion that ultimate resolution of these matters will not have a material adverse effect on the financial position or the results of operations of the Company.

                          LADY LUCK BETTENDORF, L.C.

                               December 31, 1998


10. COMMITMENTS AND CONTINGENCIES

   Lease Commitments--Future minimum lease payments for the land, boat and gaming equipment required under operating leases that have non-cancelable lease terms in excess of one year as of December 31, 1998 are as follows:

       1999......................................................... $ 4,347,000
       2000.........................................................   4,246,000
       2001.........................................................   4,215,000
       2002.........................................................   4,204,000
       2003.........................................................   4,203,000
       Thereafter...................................................  71,163,000
                                                                     -----------
         Total...................................................... $92,378,000
                                                                     ===========

   Management intends to renew the boat lease for an additional 10 years and the land lease for an additional 30 years, these renewal options have been assumed in the above disclosure.

                                                                         ANNEX I

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Lady Luck Bettendorf, L.C.
Consolidated Balance Sheets, September 30, 1999 (unaudited) and December
 31, 1998................................................................. I-1
Consolidated Statements of Operations for the three and nine months ended
 September 30, 1999 and 1998 (unaudited).................................. I-2
Consolidated Statements of Cash Flows for the nine months ended September
 30, 1999 and 1998 (unaudited)............................................ I-3
Notes to Unaudited Consolidated Financial Statements...................... I-4

                           LADY LUCK BETTENDORF, L.C.

                          CONSOLIDATED BALANCE SHEETS

                 As of September 30, 1999 and December 31, 1998

                                     ASSETS

                                                       September    December
                                                       30, 1999     31, 1998
                                                      -----------  -----------
                                                      (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents.......................... $ 8,410,000  $ 5,620,000
  Accounts receivable, net of allowance for doubtful
   accounts of $208,000 and $103,000, respectively...     124,000      246,000
  Inventories........................................     405,000      432,000
  Prepaid expenses and other current assets..........   1,103,000      572,000
                                                      -----------  -----------
    Total current assets.............................  10,042,000    6,870,000
                                                      -----------  -----------
PROPERTY AND EQUIPMENT:
  Buildings..........................................  39,836,000   38,818,000
  Leasehold improvements.............................   5,700,000    5,358,000
  Furniture, fixtures and equipment..................  15,287,000   13,960,000
                                                      -----------  -----------
                                                       60,823,000   58,136,000
  Less: accumulated depreciation.....................  (8,305,000)  (5,474,000)
                                                      -----------  -----------
                                                       52,518,000   52,662,000
  Construction in progress...........................     428,000       65,000
                                                      -----------  -----------
    Total property and equipment, net................  52,946,000   52,727,000
                                                      -----------  -----------
  Other assets.......................................     738,000      750,000
                                                      -----------  -----------
TOTAL ASSETS......................................... $63,726,000  $60,347,000
                                                      ===========  ===========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Current portion of capital leases.................. $    56,000  $   124,000
  Current portion of long-term debt..................   1,773,000    2,390,000
  Accounts payable...................................   1,277,000    1,058,000
  Accounts payable-affiliates........................     443,000      187,000
  Accrued gaming taxes...............................     200,000      318,000
  Accrued progressive and slot club activities.......     883,000      861,000
  Other accrued liabilities..........................   3,181,000    3,216,000
                                                      -----------  -----------
    Total current liabilities........................   7,813,000    8,154,000
COMMITMENTS AND CONTINGENCIES
  Long-term capital leases, less current portion.....     170,000      290,000
  Long-term debt, less current portion...............  21,335,000   23,080,000
                                                      -----------  -----------
    Total liabilities................................  29,318,000   31,524,000
                                                      -----------  -----------
Members' equity......................................  34,408,000   28,823,000
                                                      -----------  -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY................ $63,726,000  $60,347,000
                                                      ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           LADY LUCK BETTENDORF, L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

        For The Three and Nine Months Ended September 30, 1999 and 1998
                                  (Unaudited)

                              Three Months Ended         Nine Months Ended
                                 September 30,             September 30,
                            ------------------------  ------------------------
                               1999         1998         1999         1998
                            -----------  -----------  -----------  -----------
REVENUES:
  Casino................... $23,014,000  $20,348,000  $66,297,000  $59,626,000
  Hotel....................   1,264,000      308,000    3,234,000      308,000
  Food and beverage........   1,903,000    1,614,000    5,538,000    4,551,000
  Other....................     568,000      281,000    1,281,000    1,165,000
                            -----------  -----------  -----------  -----------
    Gross revenues.........  26,749,000   22,551,000   76,350,000   65,650,000
  Less: promotional
   allowances..............  (1,546,000)  (1,105,000)  (4,308,000)  (3,482,000)
                            -----------  -----------  -----------  -----------
    Net revenues...........  25,203,000   21,446,000   72,042,000   62,168,000
COSTS AND EXPENSES:
  Casino...................   6,471,000    5,496,000   18,438,000   15,550,000
  Hotel....................     537,000      202,000    1,634,000      264,000
  Food and beverage........     428,000      591,000    1,229,000    1,369,000
  Gaming and admission
   taxes...................   5,649,000    4,827,000   16,958,000   14,836,000
  Management fees--
   affiliates..............     737,000      584,000    2,054,000    1,673,000
  Marine operations........     589,000      638,000    1,770,000    1,860,000
  Selling, general and
   administrative..........   4,100,000    4,152,000   11,237,000   11,881,000
  Rental expenses--
   affiliates..............   1,124,000    1,051,000    3,436,000    3,152,000
  Other expenses...........     279,000      178,000      906,000      691,000
  Depreciation and
   amortization............     943,000      582,000    2,737,000    1,585,000
  Pre-opening expenses.....      46,000    1,194,000       46,000    1,194,000
                            -----------  -----------  -----------  -----------
    Total costs and
     expenses..............  20,903,000   19,495,000   60,445,000   54,055,000
                            -----------  -----------  -----------  -----------
    Operating income.......   4,300,000    1,951,000   11,597,000    8,113,000
                            -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest income..........      70,000       45,000      140,000      117,000
  Interest expense, net....    (466,000)    (148,000)  (1,250,000)    (148,000)
  Loss on sale of assets...         --      (275,000)      (2,000)    (315,000)
                            -----------  -----------  -----------  -----------
NET INCOME................. $ 3,904,000  $ 1,573,000  $10,485,000  $ 7,767,000
                            ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           LADY LUCK BETTENDORF, L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For The Nine Months Ended September 30, 1999 and 1998
                                  (Unaudited)

                                                         1999         1998
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................... $10,485,000  $ 7,767,000
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization....................   2,687,000    1,267,000
    Loss on sale of assets...........................       2,000      315,000
    Pre-opening expenses.............................      46,000       24,000
    (Increase) decrease in operating assets:
      Accounts receivable, net.......................     123,000      (83,000)
      Inventories....................................      27,000     (310,000)
      Prepaid expenses and other current assets......    (775,000)    (374,000)
    Increase (decrease) in operating liabilities:
      Accounts payable (including affiliates)........     109,000      758,000
      Accrued gaming taxes...........................    (118,000)      45,000
      Accrued progressive and slot club activities...      22,000       33,000
      Other accrued liabilities......................     329,000      765,000
                                                      -----------  -----------
Net cash provided by operating activities............  12,937,000   10,207,000
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions...................  (2,834,000) (25,997,000)
  (Decrease) increase in construction and retention
   payable...........................................         --    (2,960,000)
  Other assets, net..................................      46,000       44,000
                                                      -----------  -----------
Net cash used in investing activities................  (2,788,000) (28,913,000)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings...........................         --    23,444,000
  Payments on debt and capital leases................  (2,460,000)  (1,606,000)
  Distribution of equity to owners...................  (4,899,000)         --
                                                      -----------  -----------
Net cash provided by (used in) financing activities..  (7,359,000)  21,838,000
                                                      -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS............   2,790,000    3,132,000
CASH AND CASH EQUIVALENTS:
  Beginning of period................................   5,620,000    3,839,000
                                                      -----------  -----------
  End of period...................................... $ 8,410,000  $ 6,971,000
                                                      ===========  ===========


  The accompanying notes are an integral part of these consolidated financial staements.

                          LADY LUCK BETTENDORF, L.C.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              September 30, 1999
                                  (Unaudited)

1. THE COMPANY AND BASIS OF PRESENTATION

   Bettendorf Riverfront Development Company, L.C. ("BRDC") and Lady Luck Quad Cities, Inc. ("LLQC") formed an Iowa limited liability company, Lady Luck Bettendorf, L.C. (the "Company") for the purpose of operating a riverboat casino on the Mississippi River based in Bettendorf, Iowa. Under the terms of the Articles of Organization, the Company's term will expire in 2065. BRDC and LLQC each contributed $3,000,000 for a 50% ownership interest in the Company. All net profits and losses from all operations of the Company are allocated equally between LLQC and BRDC. BRDC and LLQC are each represented by two managers with most management decisions of the Company requiring approval of both members. On October 21, 1997, Lady Luck Bettendorf Marina Corporation ("LLBMC"), a wholly owned subsidiary of the Company, was created for the purpose of owning the marina and parking garage. The Board of Directors of LLBMC is comprised of the managers of the Company.

   The Company commenced operations on April 21, 1995. The Company is located on a leased parcel of land, which is adjacent to Interstate 74 on the Mississippi River. The Company's operations consist of a 30,000 square foot casino with approximately 50 table and card games and 1,157 slot machines within three floors of a gaming vessel, which is approximately 300 feet by 100 feet, a 256-room hotel, buffet style restaurant, gift shop, commercial center, sports bar, 500-space parking garage and a land based entertainment area for parties, shows, and special events. The first floor has a Las Vegas casino theme, the second floor has a sports theme and the poker room is on the third floor. The vessel is certified for 2,500 passengers including crew. The Company's market is concentrated in a radius of 50 miles of the Quad City Area and the Chicago area serviced by ongoing bus programs.

   The Company has substantially completed a $39,500,000 expansion project pursuant to its master plan. During 1998, the Company completed a 256-room hotel and an overpass that allows vehicles to cross over active railroad tracks. The Company completed a 500-car parking garage in 1997. Financing for this project was obtained through a $17,500,000 mortgage with the Rock Island Bank, N.A. (Note: Rock Island Bank, N.A. was acquired by Mercantile Bank on August 3, 1998. On September 17, 1999, Mercantile Bank was acquired by Firstar Bank. For the purposes of this disclosure, all references to Rock Island Bank, Mercantile Bank, and Firstar Bank shall have the same meaning.) signed on June 23, 1997, a second mortgage with Cement Transportation Corporation, a related party, for $5,000,000 signed on June 23, 1997, of which $1,250,000 was drawn and fully repaid during 1998, and a development agreement signed on June 17, 1997 with the City of Bettendorf which secured $7,500,000 of tax incremental financing. The balance of the expansion project has been paid from the Company's cash on hand. The planned marina remains under development and is not expected to require additional financing to pay for its completion.

   During the nine and three months ended September 30, 1999, no additional money was drawn from the $17,500,000 Rock Island Bank, N.A. mortgage and the Company repaid approximately $900,000 and $308,000 of principal, respectively. Additionally, $7,500,000 of tax incremental funding has been funded by the City of Bettendorf through a development agreement dated June 17, 1997.

AGREEMENTS

City of Bettendorf "Development Agreement dated August 16, 1994"

   The Company entered into an agreement, which was amended in August 1998, with the City of Bettendorf (the "City"), a municipal corporation of the State of Iowa, for the purpose of developing a gaming operation in the City. In return for certain conditions, the City endorsed and supported the Company in obtaining an Iowa

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)

gaming license. The Company is in compliance with the conditions of the agreement and related amendment as follows:

     a. The Company obtained an Iowa gaming license effective April 1, 1995 and began operations on April 21, 1995.

     b. The Company was to use commercially reasonable efforts to facilitate completion of the existing commercial center improvements so that the commercial center would be opened for business on our before September 1, 1996 (See Note 8). A portion of the commercial center was opened in October 1995 for the holiday season. As part of the hotel project discussed above, the Company has opened approximately 25,000 square feet of banquet, kitchen and convention space and anticipates utilizing the remaining 66,000 square feet for a restaurant, office space and other facilities.

     c. Under the original agreement, which was in effect until August 31, 1998, the Company paid a development fee to the City of 2% on adjusted gross receipts exceeding $35,000,000 but not to exceed $44,000,000 during each twelve month period starting on the day gaming operations began, April 21, 1995. The maximum revenues subject to the 2% fee were $9,000,000 resulting in maximum percentage based fees of $180,000. Additionally, the Company paid a fee equal to $0.50 per passenger under the original agreement.

     d. Under the amended agreement, effective as of September 1, 1998, the Company is to pay weekly, a development fee, in lieu of the previous 2% of adjusted gross receipts and $0.50 fee per passenger, to the City of Bettendorf. The new development fee equals 1.65% of adjusted gross receipts with the minimum annual fee of $1,020,000. The minimum annual fee shall terminate at the Company's option for any year during which any of certain defined conditions subsequently occur which result in a decrease of adjusted receipts to less than $64,000,000. The minimum annual fee was not terminated as of September 30, 1999.

     e. If the Company so elects to terminate the minimum annual fee, the City shall have the corresponding option to elect to receive for such year a Development Fee as computed under the original agreement as noted above.

The Company has accrued City gaming fees of $16,000 and $11,000 as of September 30, 1999 and 1998, respectively.

City of Bettendorf "Development Agreement dated June 17, 1997"

   The Company entered into an agreement with the City for the purpose of redeveloping a portion (24.6 acres) of the former J.I. Case property and immediate berth area around the Lady Luck boat as a joint project to be known as "The Bettendorf Downtown Riverfront Project."

   This project includes the construction of a 256-room waterfront hotel, a railroad overpass for vehicular access, a downtown riverfront parking center for 500 cars, improved area for public parking and a marina with seasonal transient docking facilities. As part of this agreement, the City issued $9,500,000 in tax incremental financing bonds (the "TIF Bonds"), $7,500,000 of which was used by the Company to construct the overpass, parking garage, related site improvements and pay for disruption damages caused by construction of the overpass. To enable financing of the City's obligations, the Company will pay incremental property taxes on the developed property assessed at a valuation of not less than $32,000,000 until the TIF Bonds mature. In the event that the taxes generated by the project and other qualifying developments in the redevelopment district do not fund the repayment of the total TIF Bonds prior to their scheduled maturity, the Company will pay the City $0.25 per person for each person entering the boat until the remaining balance has been repaid. The City agreed to

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)

accept conveyance of the overpass from Lady Luck upon its completion. The cost of the overpass, parking garage, site improvements and disruption damages did not exceed the financing from the City of Bettendorf. Costs incurred through September 30, 1999 related to this project are $7,500,000.

   In the event that the construction of the marina is not completed before April 1, 1999, unless completion is restricted beyond the control of the Company, the Company will pay the City $100,000 per month until the project has been completed. As of September 30, 1999, the Company has incurred approximately $78,000 of costs related to the marina and anticipates that, if constructed, the marina will cost an additional amount not in excess of $1,000,000. The Company is currently pursuing the necessary licenses for development of the marina. As approvals for the licenses are pending environmental evaluations and flood plain analyses, the continued development of the marina is beyond the control of the Company.

   Pursuant to the agreement, the Company has paid and agreed upon amount of $200,000 for damages, which have been awarded to certain businesses disrupted by the overpass construction.

   In addition, the Company is responsible in 1999 for demolishing the Plaza building at 1823 State Street and preparing the site for donation back to the City. The Company completed this process for a cost of $225,000.

Riverbend Regional Authority "Operator's Contract dated August 11, 1994"

   The Company entered into an agreement, which was amended in August 1998, with the Riverbend Regional Authority, an Iowa not-for-profit corporation (the "RRA") and the holder of the Iowa gaming license, to operate a gaming boat. The Company is in compliance with the conditions of the agreement as follows:

     a. The Company has obtained and is operating a riverboat gaming facility with a minimum capacity of 900 gaming positions.

     b. Under the original agreement, which was in effect until August 31, 1998, the Company paid RRA $1.00 for each of the first $500,000 admissions and $1.50 for each admission in excess thereof computed on an annual basis commencing on the date gaming operations began, April 21, 1995.

     These admission fees were paid weekly.

     If the adjusted gross gaming receipts exceeded $44,000,000 during any twelve-month period starting on the day gaming operations began, the Company was required to pay RRA 2% of any such excess. The Company exceeded this level in 1997 and 1996, and began to make these additional contributions weekly until April 21, 1998 and 1997, respectively.

     c. Under the amended agreement, commencing on September 1, 1998 and continuing for the term of the contract, the Company shall pay a fee to RRA equal to 4.1% of the adjusted gross receipts. In order to assist RRA in its budgeting and grant process, subject to the following conditions, the Company is to pay the RRA a minimum annual fee of $3,000,000 (the "Floor Amount"). The Floor Amount will be reconciled on an annual basis from September 1 through August 31 of each year with any deficiency due and payable on September 10, with the deficiency calculated as the difference between the Floor Amount and the accumulated weekly percentage fee. The Floor Amount shall be automatically terminated for any year during which any of certain defined conditions subsequently occur which result in a decrease of adjusted gross receipts to less than $64,000,000.

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


     d. The Company has executed a "Development Agreement" with the City of Bettendorf as required by this agreement.

   The Company has accrued RRA gaming fees of $31,000 and $21,000 as of September 30, 1999 and 1998, respectively.

Lady Luck Casino, Inc. "Casino Management Agreement dated September 30, 1994"

   The Company entered into an agreement with Andrew H. Tompkins and Lady Luck Casino, Inc. ("LLCI"), a Nevada corporation, to manage the operations of the Company. In May 1996 the agreement was amended and Lady Luck Gaming Corporation ("LLGC") (the "Management Company"), a Delaware corporation, replaced LLCI as the manager of the casino, effective January 1, 1996. Andrew
H. Tompkins, International Marco Polo Services, Inc. ("IMPSI") formerly known as LLCI, and LLGC are all affiliates of the Company. The Management Company is to supervise and control the Company's operations, provide marketing and accounting services, allow the use of the Lady Luck name in connection with the operations and access to the customer list. Cash payments made by the Company to IMPSI, LLGC and their affiliates for services provided to the Company or payments made on behalf of the Company for insurance, marketing and advertising production, medical and other insurance, 401(k) plan contributions and other items totaled approximately $4,727,000 and $4,858,000 for the nine months ended September 30, 1999 and 1998, respectively, excluding management fees and rental expenses paid to these related parties. These amounts totaled $1,626,000 and $1,460,000 for the three-month period ended September 30, 1999 and 1998. The Management Company believes that all expenses and costs applicable to the Company are reflected in the accompanying consolidated financial statements on a basis which is representative of what they would have been if the Company operated on a stand-alone basis. Highlights of the agreement are as follows:

     a. Term--The term of the "Casino Management Agreement" is from September 30, 1994 to
  September 30, 2033.

     b. Management Fee--A management fee of 2% of casino gross revenues (as defined) plus 7% of earnings before income tax, depreciation and amortization (as defined), together not to exceed 4% of the annual casino gross revenues (as defined), will be paid to the Management Company.

     Effective June 1996, the management fee was reduced by $37,500 per month. The management fees incurred during the nine month period ended September 30, 1999 and 1998 were approximately $2,054,000 and $1,673,000, respectively. The amounts for the three-month period ended September 30, 1999 and 1998, were $737,000 and $584,000, respectively. The outstanding and unpaid management fees at September 30, 1999 and 1998, were approximately $193,000 and $299,000, respectively. BRDC will provide consulting services concerning licensing, staffing, and management of the marine aspects of the gaming vessel and any land based development. The Management Company is to pay part of its fee, up to $325,000 annually, to BRDC for these consulting services.

     c. Working Capital Reserve--The agreement requires that $500,000 be maintained in a casino bank account (as defined) as working capital for all financial needs of the casino. At September 30, 1999 and 1998, the casino bank account had a book balance of approximately $3,500,000 and $3,786,000. Accordingly, the Company had constructively maintained $500,000 of cash for working capital purposes at September 30, 1999 and 1998.

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


     d. Maintenance Capital Improvements and Furniture, Fixtures and Equipment "Replacement Reserve Account"--The management Company is required to reserve a percentage of casino gross revenues (as defined) each year (the "Replacement Reserve Account") to pay the cost of additions to and replacements of furniture, fixtures and equipment, and to provide for capital improvements as follows:

             1st Operating Year.................. 1.5%
             2nd Operating Year.................. 2.5%
             3rd Operating Year.................. 3.0%
             4th Operating Year.................. 4.0%
             5th Operating Year (and each year
              thereafter)........................ 5.0%

This requirement has been constructively met as the Company has made and paid for replacements and capital improvements from the casino bank account, in excess of the approximately $3,315,000 and $2,385,000 that were required to be funded as of the nine month period ended September 30, 1999 and 1998, respectively. The Company also met the requirements with respect to the three month period ended September 30, 1999 and 1998 by investing over $1,151,000 and $814,000, respectively.

2. CERTAIN RISKS AND UNCERTAINTIES

   The Company's operations are dependent on the continued licensing or qualification of the Company. Such licensing and qualification are reviewed periodically by the gaming authorities in the State of Iowa.

   The Company receives a significant amount of their revenues from patrons within 50 miles of the property. If economic conditions in these areas were to decline materially or additional casino licenses were awarded in these locations, the Company's results of operations could be materially affected.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Significant intercompany accounts and transactions have been eliminated.

     b. Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c. Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with an original maturity of three months or less as cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value.

     d. Inventories--Inventories are stated at the lower of cost, as determined by the first-in, first-out method, or market value.

     e. Property and Equipment--Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives for financial reporting purposes are as follows:

       Buildings................................ 40 Years
       Leasehold Improvements................... 15-20 Years
       Furniture, fixtures and equipment........ 5-7 Years

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


  Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Portions of property, furniture, fixtures and equipment are pledged as collateral for long-term debt (See Note 4).

     f. Revenue Recognition--In accordance with gaming industry practice, the Company recognizes casino revenues as the net win from gaming activities, which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive slot jackpots and certain table games. Such anticipated jackpot payments are reflected as current liabilities in the accompanying balance sheets. Revenues from the hotel, convention and banquet facilities, food, beverage, entertainment and the gift shop are recognized at the time the related service or sales is performed/made.

     g. Promotional Allowances--The retail value of food, beverage and other items provided on a complimentary basis to customers without charge is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing these promotional allowances is included in casino departmental expenses for the nine months ended September 30, 1999 and 1998 are as follows:

                                    1999       1998
                                 ---------- ----------
             Hotel.............  $  578,000 $   98,000
             Food and Beverage.   3,535,000  3,187,000
             Other.............     246,000    234,000
                                 ---------- ----------
               Total...........  $4,359,000 $3,519,000
                                 ========== ==========

  The estimated cost of providing these promotional allowances is included in casino departmental expenses for the three months ended September 30, 1999 and 1998 are as follows:

                                    1999       1998
                                 ---------- ----------
             Hotel.............  $  206,000 $   98,000
             Food and Beverage.   1,256,000    993,000
             Other.............      69,000     77,000
                                 ---------- ----------
               Total...........  $1,531,000 $1,168,000
                                 ========== ==========

     h. Slot Patron Incentive Estimates--The Company provides slot patrons' incentives based on the dollar amount of play on slot machines. An accrual has been established based on an estimate of the outstanding value of these incentives, utilizing the age and prior history of redemptions. This amount is reflected as a current liability in the accompanying balance sheets.

     i. Advertising--Advertising costs are expensed for the first time such advertisement appears. Total advertising costs (including direct mail marketing) were approximately $1,441,000 and $926,000 for the nine month period ended September 30, 1999 and 1998, respectively. These amounts for the three-month period ended September 30, 1999 and 1998 were $600,000 and $181,000, respectively.

     j. Pre-Opening Costs--Pre-opening costs include direct incremental project salaries and other pre-opening costs incurred during the pre-opening phase of projects. Pre-opening costs directly related to construction of projects were capitalized as incurred and charged to expense in the period each project commenced operations. Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," is effective for fiscal years beginning after December 15, 1998 and requires that all pre-opening/start-up activities be expensed as incurred. The Company has adopted this Statement of Position effective January 1, 1999 and will expense future pre-opening costs as incurred.

     k. Income Taxes--No provision for U.S. Federal income taxes or state income taxes is recorded in the financial statements as such liability is the responsibility of the Members.

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


     l. Reclassifications--Certain prior year balances have been reclassified to conform to current year presentation and have no impact on net income.

4. DEBT

   At September 30, 1999 and December 31, 1998, long-term debt consisted of the following:

                                                       September    December
                                                       30, 1999     31, 1998
                                                      -----------  -----------
   a.  Atronic Casino Technology LTD, LLC--$521,000
       non-interest bearing note; principal
       payments of $43,721 per month; due in
       September 1999; collateralized by gaming
       equipment...................................   $       --   $   363,000
   b.  Aristocrat, Inc.--$224,000 non interest
       bearing note; principal payments of $14,529
       per month; for twelve months; due in July
       1999; collateralized by gaming equipment....           --        94,000
   c.  WMS Gaming, Inc.--$429,000 non-interest
       bearing note; principal payments of $37,508
       per month; due in June 1999; collateralized
       by gaming equipment.........................           --       205,000
   d.  Rock Island Bank, N.A.--$17,500,000 loan;
       interest at 7.93% per annum which re-sets
       after 5 years; principal and interest
       payments of $211,729 per month; due October
       2008; collateralized by certain land
       improvements, including the hotel...........    16,408,000   17,308,000
   e.  Tax Incremental Financing Payable--Interest
       of approximately 6.7%; payments made through
       incremental property taxes to the City of
       Bettendorf until paid in full, maturity no
       later than 2011.............................     6,700,000    7,500,000
                                                      -----------  -----------
                                                       23,108,000   25,470,000
       Less: current portion.......................    (1,773,000)  (2,390,000)
                                                      -----------  -----------
       Total long-term debt........................   $21,335,000  $23,080,000
                                                      ===========  ===========

   The Company also entered into a second mortgage agreement on May 27, 1997 with Cement Transportation Corporation ("CTC"), a related party, in the amount of $5,000,000. Security was provided through the second mortgage on the hotel, future dockside retail facilities and commercial space. The loan was for a period of five years. The loan was interest bearing at a rate of 12% over the life of the loan. The agreement required the Company to pay a minimum of 45% of its net earnings (as defined) annual until the loan is repaid. In addition, pursuant to the agreement, no distributions could be made to the members, other than those payments to CTC to pay off this loan until such time as the CTC loan is paid in full. . The Company drew down and fully repaid approximately $1,250,000 in 1998. The first mortgage agreement with Rock Island Bank also prevents distributions greater than 45% of net earnings to be made in any one year in respect to the mortgage

   The mortgage agreement with Rock Island Bank, N.A. for $17,500,000 provides for, among other things, restrictions on the Company's ability to make payments on the CTC debt in excess of 45% of the Company's operating income after interest expense (as determined in accordance with generally accepted accounting principles). Additionally, upon payment in full of the CTC debt (which occurred in 1998), the Company may not declare, make or become obligated to make any distribution (except for payments for services or goods actually provided) to any of its Members in excess of 45% of the Company's operating income after interest expense (as determined in accordance with generally accepted accounting principles).

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


   Scheduled maturities of long-term debt for each of the years ended September 30 are as follows:

             2000......................... $ 1,773,000
             2001.........................   1,910,000
             2002.........................   2,061,000
             2003.........................   2,223,000
             2004.........................   2,398,000
             Thereafter...................  12,743,000
                                           -----------
               Total...................... $23,108,000
                                           ===========

5. CAPITAL LEASES

   In July 1997, the Company entered into a two-year capital lease agreement to purchase certain gaming equipment with a fair market value of $130,000 at an interest rate of 8%. In October 1997, the Company entered into a two-year lease agreement to purchase certain operating equipment with a fair market value of $48,000 at an interest rate of 8%. In September 1998, the Company entered into two five-year capital lease agreements for certain operating equipment with fair market values of $284,000 and $90,000 at interest rates of 8% and 10%, respectively. The future lease payments under these leases, together with the present value of the lease payments, consisted of the following at September 30, 1999:

       2000........................................................... $ 71,000
       2001...........................................................   71,000
       2002...........................................................   71,000
       2003...........................................................   61,000
       2004...........................................................      --
                                                                       --------
       Minimum lease payments.........................................  274,000
       Less amounts representing interest.............................  (48,000)
                                                                       --------
         Total........................................................ $226,000
                                                                       ========

6. OTHER ACCRUED LIABILITIES

   Other accrued liabilities consist of the following as of September 30, 1999 and December 31, 1998, respectively:

                                                             1999       1998
                                                          ---------- ----------
       Accrued salaries, vacation and bonuses............ $  933,000 $  800,000
       Accrued management fees--affiliates...............    193,000    196,000
       Accrued advertising--affiliates...................     99,000    111,000
       Accrued property taxes............................    945,000    260,000
       Other.............................................  1,011,000  1,849,000
                                                          ---------- ----------
         Total other accrued liabilities................. $3,181,000 $3,216,000
                                                          ========== ==========

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


7. RELATED PARTY TRANSACTIONS

   The Company purchased property from a related party as follows:

   In order to complete the obligations of the Development agreement dated June 17, 1997 with the City of Bettendorf, the Company purchased the Plaza Building located at 1823 State Street from Green Bridge Company, a related party, for $372,000. These premises are required to be demolished before December 31, 1999. The building was demolished in August 1999 for a cost of $225,000, including environmental remediation. The Company entered into an agreement with a related party to purchase slot machines totaling approximately $51,000 in 1998.

   The Company entered into a second mortgage agreement on May 27, 1997 with "Cement Transportation Corporation", a related party, for a loan of $5,000,000. Security was provided through the hotel, future dockside retail facilities and commercial facility. The loan was for a period of five years. The loan was interest bearing at 12% over the life of the loan (see Note 4). The Company drew down and fully repaid approximately $1,250,000 in 1998.

   The Company has entered into long-term operating leases with related parties. They are as follows:

     a. Land--The Company has entered into a long-term operating lease agreement with BRDC. The lease is for an initial term of 10 years, expiring May 2005, with nine 10-year options. The parties have set the lease payment at $150,000 per month, based on a negotiated value. The Company has an option to purchase the land during the initial term of the lease for its appraised fair market value. The Company has not executed this option as of September 30, 1999.

     b. Boat--The Company has entered into a long-term operating lease, a charter hire lease, with LLGC and Lady Luck Kimmswick, Inc., a Missouri corporation. This lease is for an initial term of 5 years, expiring in May 2000, with a 10-year renewal option. The lease payment is $189,000 per month, before use tax. The Company has an option to purchase the Boat during the initial lease term for its appraised fair market value. The Company has not executed this option as of September 30, 1999.

     c. Equipment--The Company had entered into a long-term operating lease with Lady Luck Gaming Finance Corporation to lease equipment. The lease was for an initial term of 36 months, expiring April 1998, with two 1-year renewal options. Effective January 1, 1998, the Company exercised its option to purchase this equipment prior to the expiration of the lease for a negotiated amount of $712,000.

     d. Parking--The Company has entered into a lease with Green Bridge Company, a related party, to secure additional leased land for the purpose of providing parking for customers and employees. The lease for this additional parking is $20,000 per month effective September 1, 1998. The term of this lease is month-to-month.

8. COMMERCIAL CENTER DEVELOPMENT

   In October 1995, the Company completed construction of a 91,000 square-foot commercial center. Effective August 1998, the Company completed a 25,000 square-foot banquet, kitchen and convention facility within the commercial center. The Company anticipates utilizing the remaining square footage for a restaurant and other facilities. The office space was completed in April 1999 and it is anticipated that the restaurant will be completed by March 2000. The Company anticipates hiring a consultant to locate other tenants; utilization of the remaining space is contingent upon the determination of the specific tenants. As the Company executes these plans, additional tenant and other construction costs will be incurred, the amount of which depends on the specific plan. Management intends to fund these costs from operations.

                          LADY LUCK BETTENDORF, L.C.

                              September 30, 1999
                                  (Unaudited)


9. LITIGATION

   The Company is party to various litigation arising in the normal course of business. Management is of the opinion that ultimate resolution of these matters will not have a material adverse effect on the financial position or the results of operations of the Company.

10. COMMITMENTS AND CONTINGENCIES

   Lease Commitments--Future minimum lease payments for the land, boat and gaming equipment required under operating leases that have non-cancelable lease terms in excess of one year as of September 30, 1999, are as follows:

       2000......................................................... $ 4,421,000
       2001.........................................................   4,311,000
       2002.........................................................   4,294,000
       2003.........................................................   4,283,000
       2004.........................................................   4,258,000
       Thereafter...................................................  78,000,000
                                                                     -----------
         Total...................................................... $99,567,000
                                                                     ===========

Management intends to renew the boat lease for an additional 10 years and the land lease for an additional 30 years, these renewal options have been assumed in the above disclosure.

11. SUBSEQUENT EVENT

   On Oct. 5, 1999, LLGC, a 50% owner of the Company and Isle of Capri signed a definitive agreement whereby Isle of Capri will acquire 100 percent of LLGC in a merger transaction (the "Merger"). Under the terms of the agreement, the LLGC's common stockholders will receive cash in the amount of $12 per share for an aggregate share consideration of approximately $59 million and Isle of Capri will assume all of LLGC's outstanding long-term debt in the amount of approximately $176.6 million. The agreement also provides for the redemption of LLGC's outstanding preferred stock in the amount of approximately $22 million. Closing is expected in the first half of 2000 pending the approval of at least 75% of LLGC's stockholders and gaming regulators in all applicable jurisdictions and other contingencies. Pursuant to a Stockholder Support Agreement entered into by Tompkins, the owner of approximately 46% of LLGC's Common Stock, and Isle of Capri, Tompkins will sell to Isle of Capri shares of LLGC's Common Stock equal to 34.99% of the issued and outstanding shares of LLGC's Common Stock and, under certain circumstances, Tompkins will sell the balance of the shares of LLGC's Common Stock owned by him to Isle of Capri. In addition, Tompkins has agreed to vote his shares in favor of approval of the Merger and has placed his shares in an escrow for the benefit of Isle of Capri. Effective with the merger, the separate corporate existence of LLGC shall cease.

   In a separate agreement, the shareholders of BRDC, Inc., a 50% owner of the Company, have entered into a letter of intent for a tax-free merger with the Isle of Capri Casinos, Inc. The agreement is subject to approval by the shareholders of the Isle of Capri Casinos, Inc. Effective with the merger, the separate corporate existence of BRDC, Inc. shall cease.

                                                                        ANNEX J

 Lady Luck Gaming Corporation Selected Historical Consolidated Financial Data

   The selected historical consolidated financial data presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 31, 1998 have been derived from the audited consolidated financial statements of Lady Luck Gaming Corporation ("Lady Luck"). The financial data for the nine-month periods ended September 30, 1998 and September 30, 1999 are derived from unaudited consolidated financial statements of Lady Luck. The unaudited financial statements include all adjustments consisting of normal recurring accruals that Lady Luck considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

                                                Fiscal Years Ended:                                 Nine Months Ended:
                          --------------------------------------------------------------------  ----------------------------
                          December 31,  December 31,  December 31,  December 31,  December 31,  September 30,  September 30,
                              1994          1995          1996          1997          1998          1998           1999
                          ------------  ------------  ------------  ------------  ------------  -------------  -------------
                                                (Dollars in thousands, except per share amounts)
INCOME STATEMENT DATA:
Net revenues............       117,155       149,590       162,824       158,860       144,079        111,115        113,237
Casino expenses.........        41,859        49,703        56,806        57,301        52,497         40,857         40,873
Food and beverage
 expenses...............         7,215         8,582         6,928         6,644         4,941          3,974          3,467
Hotel expenses..........           652         1,667         1,925         2,236         1,640          1,210          1,333
Other operating
 expenses...............           574           310           282           258           143            120             51
Selling, general and
 administrative.........        51,926        49,539        53,786        52,939        45,252         35,260         34,371
Related party
 management/license
 fees...................         2,471         5,520         3,434         2,953         3,370          2,453          2,944
Depreciation and
 amortization...........         7,067         9,694        11,289        12,886         8,506          6,760          6,760
Pre-opening expense.....         2,970           --            247           --            --             --             437
Litigation claims.......           --            --          1,100           700           --             --             --
Gain on sale of assets..           --            --            --            --        (2,848)         (2,848)           --
Reserve for loss on sale
 of assets..............           --            --            --          7,621           --             --             --
Project development
 costs, write-downs and
 reserves...............        15,635           509           404         7,784           --             --             --
Asset impairment write-
 down...................           --            --            --         20,698           --             --             --
Loss on sale of
 investment in
 unconsolidated
 affiliate..............           --            --            --          1,912           --             --             --
Abandonment loss........         9,344           --            --            --            --             --             --
Operating income (loss).       (22,558)       24,066        26,623       (15,072)       30,578         23,329         23,001
Other (expense).........       (15,393)      (19,024)      (20,415)      (21,390)      (20,337)       (15,571)      (14,807)
Income (loss) before
 income tax and
 extraordinary items....       (37,951)        4,862         6,208       (36,462)       10,241          7,758          8,194
Net income (loss).......       (35,665)        6,718         6,139       (36,511)       10,166          7,713          8,104
Net cash provided by
 (used in) operating
 activities.............         8,590        17,083        13,492        10,114         9,080          5,719         12,783
BALANCE SHEET DATA:
Cash and cash
 equivalents............        28,914        22,148        15,490        19,552        28,834         18,191         22,201
Restricted cash.........         7,847         8,858           --         15,388           --          15,230            --
Marketable securities...           --            --            --            --         19,219         15,469         18,092
Current assets..........        44,679        35,219        19,523        41,930        51,194         52,507         43,272
Property and equipment,
 net....................       170,345       155,664       173,119       128,375       120,904        116,149        131,874
Total assets............       226,963       217,281       223,718       185,306       191,685        187,224        198,177
Current liabilities.....       216,954        23,702        19,892        22,258        18,701         16,838         17,059
Total liabilities.......       221,137       200,675       200,973       199,072       195,285        193,277        193,673
Series A mandatory
 cumulative redeemable
 preferred..............        13,097        14,669        16,430        18,402        20,611         20,036         22,442
Stockholders' equity
 (deficit)..............        (7,271)        1,937         6,315       (32,168)      (24,211)       (26,089)       (17,938)
Working capital
 (deficit)..............      (172,275)       11,517          (369)       19,672        32,493         35,669         26,213

                                                Fiscal Years Ended:                               Nine Months Ended:
                          ------------------------------------------------------------------  ----------------------------
                          December 31,  December 31, December 31, December 31,  December 31,  September 30,  September 30,
                              1994          1995         1996         1997          1998          1998           1999
                          ------------  ------------ ------------ ------------  ------------  -------------  -------------
                                                (Dollars in thousands, except per share amounts)
SELECTED DATA
BASIC AND DILUTED NET
 INCOME (LOSS) PER SHARE
 (1):
Before extraordinary
 items and preferred
 stock dividend.........         (8.72)         0.92         1.26        (7.48)         2.08           1.58           1.66
Extraordinary items.....          0.26          0.47          --           --            --             --             --
Applicable to common
 stockholders...........         (8.79)         1.07         0.90        (7.88)         1.63           1.25           1.29
Shares used in computing
 net income per share...         4,217         4,825        4,881        4,881         4,881          4,881          4,881
Shares outstanding at
 period end.............         4,548         4,881        4,881        4,881         4,881          4,881          4,881
Cash dividends declared
 per common share.......           --            --           --           --            --             --             --
Book value per share....         (1.60)         0.40         1.29        (6.59)        (4.96)         (5.35)         (3.68)

-------
(1) Lady Luck effected a one-for-six reverse stock split on June 4, 1998, and the sales prices set forth above have been restated for periods before June 4, 1998 to reflect the decreased number of shares of Common Stock outstanding.

   This data should be read in conjunction with the audited consolidated financial statements and related notes and the report of independent public accountants included in Lady Luck's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and the unaudited financial statements and related notes included in Lady Luck's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, both of which accompany this Proxy Statement and are incorporated herein by reference.

PROXY                                                                      PROXY


                          ISLE OF CAPRI CASINOS, INC.

          Solicited by the Board of Directors for the Special Meeting
                         to be held January ___, 2000


The undersigned hereby appoints Bernard Goldstein, John M. Gallaway and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on January ____, 2000, or adjournments thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting.

[ x ]     Please mark your votes as in this example



Proposal 1:  Approve and adopt the merger agreement     FOR   AGAINST  ABSTAIN
             pursuant to which BRDC, Inc. will be       [  ]   [  ]     [  ]
             merged into Isle of Capri Casinos, Inc.
             with Isle of Capri Casinos, Inc., as
             surviving corporation.

Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

___________________ DATED____, 2000___________________________ DATED______, 2000
    (Signature)                    (Signature if held jointly)

NOTE: Please complete, date, sign and return this proxy promptly, using the enclosed envelope.